Filed pursuant to Rule 424(b)(3)
File No. 333-286873 and 333-268405
TPG TWIN BROOK CAPITAL INCOME FUND
SUPPLEMENT NO. 4 DATED NOVEMBER 12, 2025
TO THE PROSPECTUS DATED APRIL 30, 2025

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of TPG Twin Brook Capital Income Fund (“we,” “us,” “our,” or the “Fund”), dated April 30, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is:

•to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2025

On November 12, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2025
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 814-01520
TPG Twin Brook Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	88-6102187

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th Floor, New York, NY	10167
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (212) 692-2000
________________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Securities registered pursuant to Section 12(g) of the Act:
Common Shares, par value $0.001 per share
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐ No ☒
The number of shares of the Registrant’s common shares of beneficial interest (“Common Shares”), $0.001 par value per share, outstanding as of November 10, 2025 was 76,609,143, 10,007,452 and 102,693 of Class I, Class S and Class D Common Shares, respectively. Common Shares outstanding exclude November 3, 2025 subscriptions since the issuance price is not yet finalized at the date of this filing.

PART I - FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
TPG Twin Brook Capital Income Fund
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments at fair value (amortized cost of $3,821,388 and $3,084,619, respectively)	$3,804,018	$3,080,569
Non-controlled/affiliated investments at fair value (amortized cost of $85,589 and $74,552, respectively)	96,668	80,654
Cash and cash equivalents (restricted cash of $68,451 and $71,863, respectively)	152,474	161,064
Deferred financing costs	24,675	27,997
Interest receivable	16,568	12,479
Unrealized gain on derivative contracts	4,098	1,021
Other assets	867	612
Deferred offering costs	475	1,035
Prepaid expenses	391	1,057
Total assets	$4,100,234	$3,366,488
Liabilities
Debt (Note 5)	1,900,691	1,745,999
Interest payable	24,470	33,546
Dividend payable	18,513	14,602
Income incentive fee payable	7,388	5,465
Management fees payable	6,284	4,578
Accrued expenses and other liabilities payable to affiliate	5,315	3,118
Deferred tax liability	2,821	1,575
Unrealized loss on derivative contracts	2,655	14,000
Deferred income	2,361	2,373
Total liabilities	$1,970,498	$1,825,256
Commitments and contingencies (Note 8)
Net assets
Common shares $0.001 par value, unlimited shares authorized; 84,687,951 and 60,925,719 shares issued and outstanding, respectively	$85	$61
Additional paid-in-capital	2,144,301	1,544,845
Total distributable earnings (loss)	(14,650)	(3,674)
Total net assets	2,129,736	1,541,232
Total liabilities and net assets	$4,100,234	$3,366,488
Net asset value per share	$25.15	$25.30

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
Net Asset Value per Share
Class I Shares:
Net assets	$1,888,984	$1,445,050
Common shares $0.001 par value, unlimited shares authorized	75,114,570	57,123,580
Net asset value per share	$25.15	$25.30
Class S Shares:
Net assets	$238,105	$94,351
Common shares $0.001 par value, unlimited shares authorized	9,468,129	3,729,761
Net asset value per share	$25.15	$25.30
Class D Shares:
Net assets	$2,647	$1,831
Common shares $0.001 par value, unlimited shares authorized	105,252	72,378
Net asset value per share	$25.15	$25.30
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Investment income
Investment income from non-controlled, non-affiliated investments:
Interest	$100,451	$78,485	$280,234	$186,072
Payment-in-kind interest	1,232	478	3,476	1,756
Other	2,061	1,281	4,842	4,897
Total investment income from non-controlled, non-affiliated investments:	103,744	80,244	288,552	192,725
Total investment income	103,744	80,244	288,552	192,725
Expenses
Interest	$34,939	$28,603	$99,497	$63,730
Income incentive fees(1)	7,388	5,545	20,192	13,936
Capital gains incentive fees(1)	(277)	115	—	169
Management fees(1)	6,284	4,150	16,786	10,234
Other	764	772	3,065	1,390
Professional fees	929	858	2,052	1,943
Offering costs	523	326	1,621	1,042
Administrative fees(1)	248	489	1,078	1,084
Accounting fees	284	139	712	449
Insurance fees	122	144	387	605
Trustees' fees	59	62	175	152
Distribution and shareholder servicing fees:
Class S	470	157	1,101	368
Class D	2	1	4	2
Total expenses	51,735	41,361	146,670	95,104
Distribution and shareholder servicing fees waived
Class S	(138)	(111)	(324)	(260)
Class D	(2)	—	(4)	—
Net expenses	51,595	41,250	146,342	94,844
Net investment income (loss) before taxes	52,149	38,994	142,210	97,881
Deferred federal tax provision(2)	247	337	1,247	553
Current federal tax(2)	236	2	399	34
Net investment income (loss) after taxes	51,666	38,655	140,564	97,294

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net realized and change in unrealized gain (loss) on investment transactions
Net realized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	(175)	369	(125)	599
Non-controlled, affiliated investments	466	514	1,180	549
Foreign currency forward contracts	(36)	(9)	—	5
Net change in unrealized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	(11,252)	(441)	(13,320)	(1,527)
Non-controlled, affiliated investments	168	1,790	4,977	2,879
Interest rate swaps and options	(630)	(1,387)	(304)	(1,387)
Foreign currency forward contracts	14	(4)	(38)	33
Total net realized and change in unrealized gain (loss) on investment transactions	(11,445)	832	(7,630)	1,151
Net increase (decrease) in net assets resulting from operations	$40,221	$39,487	$132,934	$98,445

(1)Refer to Note 6 - Agreements and Related Party Transactions
(2)Related to the Company’s wholly-owned, consolidated subsidiaries, Twin Brook Equity XVIII Corp. and Twin Brook Equity XXXIII Corp., which are treated as corporations for United States federal income tax purposes
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$132,934	$98,445
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Net realized (gain) loss on investments	(1,055)	(1,148)
Net realized (gain) loss on foreign currency forward contracts	—	(5)
Net change in unrealized (appreciation) depreciation on investments	8,343	(1,352)
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts	38	(33)
Net change in unrealized (appreciation) depreciation on interest rate swaps and options, inclusive of hedging effects	(969)	1,387
Net accretion on debt instruments	(13,289)	(8,227)
Net paydown gain on debt instruments	(3,702)	(2,643)
Interest received in-kind	(3,476)	(1,756)
Purchases and drawdowns of investments	(1,169,263)	(1,655,667)
Proceeds from sales and paydowns of investments	442,979	291,212
Net settlements on derivative contracts	—	5
Amortization of deferred financing costs	5,281	2,633
Amortization of deferred offering costs	1,621	1,042
Change in operating assets and liabilities:
(Increase) decrease in interest receivable	(4,089)	(7,126)
(Increase) decrease in other assets	(255)	(150)
(Increase) decrease in prepaid expenses	666	(494)
Increase (decrease) in interest payable	(9,076)	7,993
Increase (decrease) in accrued expenses and other liabilities payable to affiliate	2,197	(223)
Increase (decrease) in income incentive fees payable	1,923	3,100
Increase (decrease) in management fees payable	1,706	1,821
Increase (decrease) in deferred tax liability	1,246	553
Increase (decrease) in deferred income	(12)	486
Increase (decrease) in capital gains incentive fees payable	—	(178)
Net cash used in operating activities	(606,252)	(1,270,325)
Cash flows from financing activities
Dividends paid	(104,090)	(80,719)
Payments for repurchase of common shares	(44,409)	(1,457)
Proceeds from issuance of common shares	607,980	598,974
Borrowings on debt	1,073,100	1,725,048
Payments on debt	(931,900)	(913,100)
Payments for deferred financing costs	(1,958)	(17,939)
Payments for deferred offering costs	(1,061)	(1,069)
Net cash provided by financing activities	597,662	1,309,738
Net change in cash	(8,590)	39,413
The accompanying notes are an integral part of these consolidated financial statements.

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cash and restricted cash
Cash and restricted cash, beginning of period	161,064	62,706
Cash and restricted cash, end of period	$152,474	$102,119

Supplemental and non-cash information
Distributions reinvested	$37,530	$19,347
Cash paid during the period for interest	$104,565	$51,640
Dividends payable	$18,513	$13,350
The following table provides a reconciliation of cash and restricted cash reported within the consolidated statements of assets and liabilities:
Cash	$84,023	$63,167
Restricted cash	68,451	38,952
Total cash and restricted cash	$152,474	$102,119

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Changes in Net Assets
(Amounts in thousands, except share amounts)
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Increase (decrease) in net assets resulting from operations
Net investment income (loss)	$51,666	$38,655	$140,564	$97,294
Net realized gain (loss)	255	874	1,055	1,153
Net change in unrealized gain (loss)	(11,700)	(42)	(8,685)	(2)
Net increase (decrease) in net assets resulting from operations	40,221	39,487	132,934	98,445
Dividends
Class I	(48,140)	(36,045)	(132,461)	(90,763)
Class S	(5,499)	(2,013)	(12,898)	(4,660)
Class D	(67)	(28)	(172)	(80)
Net increase (decrease) in net assets resulting from dividends	(53,706)	(38,086)	(145,531)	(95,503)
Capital share transactions
Class I
Proceeds from shares sold	173,583	115,538	467,743	551,935
Share transfers between classes	—	—	251	495
Distributions reinvested	11,803	7,572	31,183	16,653
Repurchased shares, net of early repurchase deduction	(6,315)	(970)	(44,043)	(1,457)
Class S
Proceeds from shares sold	46,458	12,415	139,191	45,879
Share transfers between classes	—	—	(175)	(105)
Distributions reinvested	2,576	1,131	6,294	2,645
Repurchased shares, net of early repurchase deduction	1	—	(174)	—
Class D
Proceeds from shares sold	439	390	1,046	1,160
Share transfers between classes	—	—	(76)	(390)
Distributions reinvested	21	13	53	49
Repurchased shares, net of early repurchase deduction	—	—	(192)	—
Net increase (decrease) in net assets resulting from capital share transactions	228,566	136,089	601,101	616,864
Total increase (decreases) in net assets	215,081	137,490	588,504	619,806
Net assets, at beginning of period	1,914,655	1,281,167	1,541,232	798,851
Net assets, at end of period	$2,129,736	$1,418,657	$2,129,736	$1,418,657
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
AlphaCoin LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.31%	5/6/2025	7/29/2030	$2,610	$(18)	$(13)	0.00%
AlphaCoin LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.31%	7/29/2024	7/29/2030	3,020	2,968	3,006	0.14%
AlphaCoin LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.31%	7/29/2024	7/29/2030	4,509	(73)	(55)	0.00%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	9.31%	7/29/2024	7/29/2030	18,873	18,546	18,641	0.88%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	9.31%	5/6/2025	7/29/2030	1,909	1,882	1,886	0.09%
Mattco Forge, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	12/19/2024	12/19/2030	3,691	(48)	(42)	0.00%
Mattco Forge, Inc	First lien senior secured term loan	S +	5.00%	9.00%	12/19/2024	12/19/2030	37,952	37,440	37,503	1.76%
Third Holdco, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.91%	6/13/2025	6/13/2031	3,624	(52)	(45)	0.00%
Third Holdco, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.91%	6/13/2025	6/13/2031	6,089	(87)	(75)	0.00%
Third Holdco, LLC	First lien senior secured term loan	S +	4.75%	8.91%	6/13/2025	6/13/2031	25,305	24,941	24,989	1.17%
								85,499	85,795	4.04%
Air freight and logistics
Load One Purchaser Corporation	First lien senior secured revolving loan	S +	6.25%	12.06%	6/21/2022	6/21/2028	$3,557	$1,551	$1,550	0.07%
Load One Purchaser Corporation	First lien senior secured term loan	S +	6.25%	10.88%	10/23/2024	6/21/2028	990	972	975	0.05%
Load One Purchaser Corporation	First lien senior secured term loan	S +	6.25%	10.51%	6/21/2022	6/21/2028	13,891	13,680	13,693	0.63%
Zipline Logistics, LLC	First lien senior secured revolving loan	S +	2.00% + 4.00% PIK	10.28%	9/19/2022	9/19/2027	1,715	1,284	801	0.04%
Zipline Logistics, LLC	First lien senior secured term loan	S +	2.00% + 4.00% PIK	10.28%	9/19/2022	9/19/2027	6,905	6,797	4,855	0.23%
								24,284	21,874	1.02%
Auto components
A.P.A. Industries, LLC (6)(9)	First lien senior secured revolving loan	S +	5.00%	9.16%	1/10/2023	1/10/2028	$1,523	$(22)	$(21)	0.00%
A.P.A. Industries, LLC	First lien senior secured term loan	S +	5.00%	9.16%	1/10/2023	1/10/2028	8,349	8,215	8,219	0.39%
AirPro Diagnostics, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.47%	2/21/2025	2/21/2030	3,164	4	9	0.00%
AirPro Diagnostics, LLC	First lien senior secured revolving loan	S +	5.25%	9.45%	2/21/2025	2/21/2030	1,822	219	222	0.01%
AirPro Diagnostics, LLC	First lien senior secured term loan	S +	5.25%	9.45%	2/21/2025	2/21/2030	8,499	8,382	8,393	0.39%
AvCarb, LLC	First lien senior secured delayed draw term loan	S +	2.00% + 5.00% PIK	11.26%	7/28/2023	11/12/2026	251	249	221	0.01%
AvCarb, LLC	First lien senior secured revolving loan	S +	7.00%	11.34%	7/28/2023	11/12/2026	38	37	33	0.00%
AvCarb, LLC	First lien senior secured term loan	S +	2.00% + 5.00% PIK	11.26%	7/28/2023	11/12/2026	536	532	471	0.02%
Bestop, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	3/29/2024	3/29/2029	6,770	1,249	1,262	0.06%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Bestop, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	3/29/2024	3/29/2029	7,081	(107)	(94)	0.00%
Bestop, Inc	First lien senior secured term loan	S +	5.50%	9.50%	3/29/2024	3/29/2029	43,693	42,979	43,115	2.01%
BSC ASI Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	12/31/2024	12/31/2027	3,661	(27)	(23)	0.00%
BSC ASI Buyer, LLC	First lien senior secured term loan	S +	5.00%	9.00%	12/31/2024	12/31/2027	29,602	29,378	29,418	1.38%
Certified Collision Group Acquisition Corp (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	7/28/2023	5/17/2027	19	—	—	0.00%
Certified Collision Group Acquisition Corp	First lien senior secured term loan	S +	5.00%	9.00%	7/28/2023	5/17/2027	1,095	1,088	1,087	0.05%
Raneys, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	2/17/2023	6/7/2027	4,798	4,748	4,759	0.22%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.66%	6/7/2022	6/7/2027	1,964	(19)	(16)	0.00%
Raneys, LLC	First lien senior secured term loan	S +	5.50%	9.66%	6/7/2022	6/7/2027	13,351	13,213	13,241	0.62%
								110,118	110,296	5.16%
Building products
US Anchors Group Inc	First lien senior secured revolving loan	S +	5.00%	9.16%	7/15/2024	7/15/2029	$4,338	$363	$390	0.02%
US Anchors Group Inc	First lien senior secured term loan	S +	5.00%	9.00%	7/15/2024	7/15/2029	20,850	20,491	20,642	0.97%
								20,854	21,032	0.99%
Chemicals
A. P. Nonweiler Co. Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	9/30/2025	9/30/2030	$1,523	$(23)	(23)	0.00%
A. P. Nonweiler Co. Inc	First lien senior secured term loan	S +	4.75%	8.75%	9/30/2025	9/30/2030	13,079	12,883	12,883	0.60%
AM Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.70%	3/6/2025	5/1/2027	851	(5)	$(4)	0.00%
AM Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.70%	3/6/2025	5/1/2027	4,302	4,275	4,282	0.20%
Answer Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	10.23%	7/28/2023	12/30/2026	759	349	350	0.02%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.26%	7/28/2023	12/30/2026	1,652	1,646	1,643	0.08%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.26%	1/16/2024	12/30/2026	845	839	840	0.04%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.26%	6/7/2024	12/30/2026	9,848	9,744	9,797	0.46%
Custom Agronomics Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.76%	8/30/2022	8/30/2027	2,976	(29)	(22)	0.00%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.76%	8/30/2022	8/30/2027	4,051	4,005	4,020	0.19%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.76%	3/25/2024	8/30/2027	2,498	2,471	2,479	0.12%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.76%	9/25/2025	8/30/2027	491	487	487	0.02%
Polycorp Ltd	First lien senior secured delayed draw term loan	S +	4.75%	8.88%	1/24/2024	1/24/2030	14,860	8,100	8,145	0.38%
Polycorp Ltd (6)	First lien senior secured revolving loan	S +	4.75%	8.91%	1/24/2024	1/24/2030	3,723	(62)	(44)	0.00%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.91%	1/24/2024	1/24/2030	17,918	17,648	17,705	0.83%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.91%	2/28/2025	1/24/2030	5,351	5,278	5,287	0.25%
Teel Plastics, LLC (6)	First lien senior secured revolving loan	S +	4.75%	9.06%	4/22/2025	4/22/2030	3,909	(36)	(28)	0.00%
Teel Plastics, LLC	First lien senior secured term loan	S +	4.75%	9.06%	4/22/2025	4/22/2030	31,662	31,354	31,425	1.48%
								98,924	99,222	4.67%
Commercial services and supplies
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	S +	7.00%	11.26%	7/28/2023	12/30/2027	$62	$59	$27	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	11.26%	6/17/2025	12/30/2027	8	7	7	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	11.26%	7/28/2023	12/30/2027	41	41	18	0.00%
Alliance Environmental Group, LLC	First lien senior secured term loan	S +	7.00%	11.26%	7/28/2023	12/30/2027	2,484	2,346	1,095	0.05%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
CARDS Acquisition, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.31%	8/12/2024	8/12/2029	23,829	5,928	5,956	0.28%
CARDS Acquisition, Inc	First lien senior secured revolving loan	S +	6.00%	10.55%	8/12/2024	8/12/2029	8,843	7,388	7,398	0.35%
CARDS Acquisition, Inc	First lien senior secured term loan	S +	6.00%	10.00%	8/12/2024	8/12/2029	40,904	40,140	40,220	1.89%
Edko Acquisition, LLC (10)	First lien senior secured revolving loan	S +	6.00%	10.28%	7/28/2023	6/25/2026	38	11	11	0.00%
Edko Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.28%	7/28/2023	6/25/2026	1,107	1,103	1,102	0.05%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.01%	7/28/2023	5/2/2027	15	—	—	0.00%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.75%	10.01%	7/28/2023	5/2/2027	1,060	1,052	1,050	0.05%
Gold Medal Holdings, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.75%	6/14/2024	3/17/2027	2,830	965	968	0.05%
Gold Medal Holdings, Inc (11)	First lien senior secured revolving loan	S +	5.75%	9.74%	7/28/2023	3/17/2027	1,444	618	620	0.03%
Gold Medal Holdings, Inc	First lien senior secured term loan	S +	5.75%	9.75%	7/28/2023	3/17/2027	11,994	11,923	11,934	0.56%
Green Monster Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	10.39%	7/28/2023	12/28/2026	38	26	26	0.00%
Green Monster Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.46%	7/28/2023	12/28/2026	1,137	1,131	1,129	0.05%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.53%	10/6/2023	3/31/2029	5,433	344	348	0.02%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.53%	3/14/2025	3/31/2029	2,110	304	319	0.01%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.53%	7/28/2023	3/31/2029	703	695	699	0.03%
HLSG Intermediate, LLC	First lien senior secured revolving loan	S +	5.25%	9.53%	7/28/2023	3/31/2029	1,051	321	327	0.02%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.53%	7/28/2023	3/31/2029	2,124	2,103	2,111	0.10%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.53%	10/6/2023	3/31/2029	634	623	630	0.03%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.53%	3/14/2025	3/31/2029	1,280	1,262	1,272	0.06%
Nimlok Company, LLC (6)(12)	First lien senior secured revolving loan	S +	5.50%	9.76%	7/28/2023	11/27/2025	320	—	—	0.00%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	9.76%	7/28/2023	11/27/2025	2,562	2,560	2,560	0.12%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	9.76%	5/1/2024	11/27/2025	3,043	3,040	3,040	0.14%
Polaris Labs Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	9/17/2024	9/17/2029	2,123	(34)	(31)	0.00%
Polaris Labs Acquisition, LLC	First lien senior secured term loan	S +	5.00%	9.00%	9/17/2024	9/17/2029	6,394	6,288	6,299	0.30%
PRA Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.65%	7/28/2023	5/12/2028	56	(1)	(1)	0.00%
PRA Acquisition, LLC	First lien senior secured term loan	S +	6.50%	10.65%	7/28/2023	5/12/2028	557	549	549	0.03%
Precision Point Metrics, Inc (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	7/1/2025	7/1/2031	7,250	(52)	(36)	0.00%
Precision Point Metrics, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	7/1/2025	7/1/2031	2,030	(29)	(25)	0.00%
Precision Point Metrics, Inc	First lien senior secured term loan	S +	4.75%	8.75%	7/1/2025	7/1/2031	8,136	8,018	8,034	0.38%
Quality Liaison Services of North America, Inc	First lien senior secured revolving loan	S +	6.00%	10.35%	5/2/2023	5/2/2028	1,629	695	697	0.03%
Quality Liaison Services of North America, Inc	First lien senior secured term loan	S +	6.00%	10.46%	5/2/2023	5/2/2028	12,230	12,071	12,077	0.57%
Rapid Fire Safety and Security, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.20%	1/2/2025	1/2/2030	5,457	3,267	3,275	0.15%
Rapid Fire Safety and Security, LLC	First lien senior secured revolving loan	S +	5.00%	9.00%	1/2/2025	1/2/2030	1,885	1,555	1,558	0.07%
Rapid Fire Safety and Security, LLC	First lien senior secured term loan	S +	5.00%	9.00%	1/2/2025	1/2/2030	3,961	3,901	3,907	0.18%
Superscapes Holdco, LLC	First lien senior secured revolving loan	S +	5.75%	10.72%	4/7/2025	4/7/2030	2,166	961	965	0.05%
Superscapes Holdco, LLC	First lien senior secured term loan	S +	5.75%	9.75%	4/7/2025	4/7/2030	17,863	17,614	17,647	0.83%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
TCG Services, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.81%	7/31/2025	7/31/2031	7,250	(53)	(53)	0.00%
TCG Services, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.81%	7/31/2025	7/31/2031	2,030	(30)	(30)	0.00%
TCG Services, LLC	First lien senior secured term loan	S +	5.50%	9.81%	7/31/2025	7/31/2031	7,431	7,321	7,321	0.34%
								146,031	145,020	6.82%
Construction and engineering
AKS Engineering and Forestry, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.91%	1/7/2025	1/7/2031	$2,890	$(38)	$(33)	0.00%
AKS Engineering and Forestry, LLC	First lien senior secured term loan	S +	4.75%	8.91%	1/7/2025	1/7/2031	19,877	19,611	19,644	0.92%
BCI Burke Holding Corp	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	7/28/2023	12/14/2027	1,482	1,469	1,472	0.07%
BCI Burke Holding Corp (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	10/10/2024	12/14/2027	6,588	(46)	(41)	0.00%
BCI Burke Holding Corp (6)	First lien senior secured revolving loan	S +	6.00%	10.00%	7/28/2023	12/14/2027	2,447	(19)	(15)	0.00%
BCI Burke Holding Corp	First lien senior secured term loan	S +	6.00%	10.00%	7/28/2023	12/14/2027	6,095	6,043	6,057	0.28%
BCI Burke Holding Corp	First lien senior secured term loan	S +	6.00%	10.00%	10/10/2024	12/14/2027	11,261	11,180	11,191	0.53%
Capital Construction, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.20%	6/30/2025	10/22/2026	9,173	(56)	(46)	0.00%
Capital Construction, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.22%	6/30/2025	10/22/2026	3,169	3,129	3,129	0.15%
Capital Construction, LLC	First lien senior secured term loan	S +	5.75%	10.20%	6/30/2025	10/22/2026	6,004	5,929	5,929	0.28%
CHS Holdco, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.91%	5/27/2025	5/27/2031	18,100	7,679	7,714	0.36%
CHS Holdco, LLC	First lien senior secured revolving loan	S +	4.75%	8.91%	5/27/2025	5/27/2031	6,089	1,436	1,447	0.07%
CHS Holdco, LLC	First lien senior secured term loan	S +	4.75%	8.91%	5/27/2025	5/27/2031	18,075	17,809	17,851	0.84%
Compass Restoration Intermediary Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.31%	1/31/2025	1/31/2030	2,491	(43)	(40)	0.00%
Compass Restoration Intermediary Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.31%	1/31/2025	1/31/2030	1,218	(21)	(19)	0.00%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured term loan	S +	5.00%	9.31%	1/31/2025	1/31/2030	6,940	6,820	6,829	0.32%
Highland Acquisition, Inc	First lien senior secured revolving loan	S +	5.75%	10.06%	7/28/2023	3/9/2027	2,213	424	422	0.02%
Highland Acquisition, Inc	First lien senior secured term loan	S +	5.75%	10.06%	7/28/2023	3/9/2027	10,768	10,669	10,665	0.50%
Ironhorse Purchaser, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.41%	9/30/2022	9/30/2027	8,996	8,925	8,930	0.42%
Ironhorse Purchaser, LLC (6)(13)	First lien senior secured revolving loan	S +	5.25%	9.41%	9/30/2022	9/30/2027	5,813	(56)	(43)	0.00%
Ironhorse Purchaser, LLC	First lien senior secured term loan	S +	5.25%	9.41%	9/30/2022	9/30/2027	29,251	28,984	29,009	1.36%
Redwood Buyer, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	1/3/2025	1/3/2030	7,615	(130)	(119)	(0.01)%
Redwood Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	1/3/2025	1/3/2030	1,884	(32)	(30)	0.00%
Redwood Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.75%	1/3/2025	1/3/2030	9,060	8,903	8,916	0.42%
Rose Paving, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.26%	11/27/2024	11/7/2029	3,726	3,604	3,609	0.17%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.00%	9.21%	11/7/2022	11/7/2029	8,626	7,497	7,523	0.35%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.20%	11/7/2022	11/7/2029	17,119	16,812	16,923	0.79%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.20%	5/1/2024	11/7/2029	1,772	1,734	1,752	0.08%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.20%	11/27/2024	11/7/2029	13,057	12,892	12,907	0.61%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
								181,108	181,533	8.53%
Containers and packaging
Bulk Lift International, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.51%	7/28/2023	11/15/2027	$125	$124	$123	0.01%
Bulk Lift International, LLC	First lien senior secured revolving loan	S +	6.25%	10.82%	11/15/2022	11/15/2027	1,801	336	333	0.02%
Bulk Lift International, LLC	First lien senior secured term loan	S +	6.25%	10.51%	11/15/2022	11/15/2027	8,062	7,935	7,942	0.37%
Innovative FlexPak, LLC (8)	First lien senior secured delayed draw term loan	20.00% PIK		20.00%	7/31/2025	1/23/2027	437	255	14	0.00%
Innovative FlexPak, LLC (8)	First lien senior secured revolving loan	S +	7.00%	11.28%	7/28/2023	1/23/2027	627	353	90	0.00%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	S +	7.00%	11.28%	7/28/2023	1/23/2027	2,616	2,274	1,173	0.06%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	20.00% PIK		20.00%	7/28/2023	1/23/2027	853	567	382	0.02%
Johns Byrne LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	10.25%	8/31/2023	8/31/2029	2,578	(41)	(40)	0.00%
Johns Byrne LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.25%	8/31/2023	8/31/2029	1,460	(24)	(22)	0.00%
Johns Byrne LLC	First lien senior secured term loan	S +	6.25%	10.25%	8/31/2023	8/31/2029	9,301	9,136	9,142	0.43%
K-1 Packaging Group LLC	First lien senior secured revolving loan	S +	6.25%	10.70%	10/6/2022	10/6/2027	6,748	2,041	2,044	0.10%
K-1 Packaging Group LLC	First lien senior secured term loan	S +	6.25%	10.51%	10/6/2022	10/6/2027	30,846	30,482	30,518	1.43%
MRC Keeler Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.65%	7/28/2023	12/4/2025	4	4	4	0.00%
MRC Keeler Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.65%	7/28/2023	12/4/2025	150	—	(2)	0.00%
MRC Keeler Acquisition LLC	First lien senior secured term loan	S +	6.50%	10.65%	7/28/2023	12/4/2025	908	906	895	0.04%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	6/27/2025	6/27/2031	7,248	(43)	(27)	0.00%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	6/27/2025	6/27/2031	3,247	(39)	(32)	0.00%
SCP Cold Chain Packaging Buyer Corp	First lien senior secured term loan	S +	5.00%	9.00%	6/27/2025	6/27/2031	19,159	18,928	18,968	0.89%
Sixarp, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	9/22/2025	8/5/2029	1,722	(17)	(17)	0.00%
Sixarp, LLC	First lien senior secured revolving loan	S +	5.25%	9.25%	9/22/2025	8/5/2029	3,045	426	426	0.02%
Sixarp, LLC	First lien senior secured term loan	S +	5.25%	9.25%	9/22/2025	8/5/2029	20,459	20,255	20,254	0.95%
Vanguard Packaging, LLC	First lien senior secured revolving loan	S +	5.25%	9.53%	3/29/2024	8/9/2026	4,408	1,156	1,159	0.05%
Vanguard Packaging, LLC	First lien senior secured term loan	S +	5.25%	9.53%	3/29/2024	8/9/2026	10,097	10,051	10,055	0.47%
								105,065	103,382	4.86%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	4.50% + 2.25% PIK	11.03%	7/28/2023	8/17/2027	$38	$38	$32	0.00%
RTP Acquisition, LLC	First lien senior secured term loan	S +	4.50% + 2.25% PIK	11.32%	7/28/2023	8/17/2027	2,748	2,724	2,321	0.11%
								2,762	2,353	0.11%
Diversified consumer services
50Floor, LLC	First lien senior secured revolving loan	S +	3.00%	7.45%	7/28/2023	3/31/2028	$212	$103	$84	0.00%
50Floor, LLC	First lien senior secured term loan	S +	3.00%	7.45%	7/28/2023	3/31/2028	1,116	1,096	1,004	0.05%
ACES Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.28%	7/27/2022	7/27/2027	7,114	(73)	(36)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
ACES Intermediate, Inc	First lien senior secured term loan	S +	5.00%	9.28%	7/27/2022	7/27/2027	37,509	37,120	37,321	1.75%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	4/25/2023	4/25/2028	7,154	7,015	7,047	0.33%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.84%	5/7/2024	4/25/2028	8,474	8,322	8,347	0.39%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.77%	9/19/2025	4/25/2028	32,288	118	118	0.01%
CL Services Acquisition, LLC	First lien senior secured revolving loan	S +	4.75%	8.75%	4/25/2023	4/25/2028	5,435	408	415	0.02%
CL Services Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.97%	4/25/2023	4/25/2028	13,623	13,348	13,419	0.63%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	12/30/2022	12/30/2028	6,913	6,815	6,846	0.32%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	9/20/2023	12/30/2028	6,690	6,606	6,626	0.31%
Esquire Deposition Solutions, LLC	First lien senior secured revolving loan	S +	5.25%	9.25%	12/30/2022	12/30/2028	7,666	821	846	0.04%
Esquire Deposition Solutions, LLC	First lien senior secured term loan	S +	5.25%	9.25%	12/30/2022	12/30/2028	47,870	47,270	47,407	2.23%
Harley Exteriors Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.81%	8/2/2024	8/1/2029	3,929	(60)	(56)	0.00%
Harley Exteriors Acquisition, LLC	First lien senior secured revolving loan	S +	5.50%	9.66%	8/2/2024	8/2/2029	1,322	861	863	0.04%
Harley Exteriors Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.81%	8/2/2024	8/2/2029	8,460	8,328	8,339	0.39%
Home Brands Group Holdings, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.16%	7/28/2023	1/8/2028	48	—	—	0.00%
Home Brands Group Holdings, Inc	First lien senior secured term loan	S +	5.00%	9.16%	7/28/2023	1/8/2028	12,125	11,988	12,040	0.57%
HTI Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.29%	3/1/2024	3/1/2030	2,354	2,315	2,319	0.11%
HTI Intermediate, LLC	First lien senior secured revolving loan	S +	5.00%	10.54%	3/1/2024	3/1/2030	2,588	480	483	0.02%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	9.29%	7/2/2025	3/1/2030	1,778	1,752	1,754	0.08%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	9.17%	3/1/2024	3/1/2030	5,021	4,942	4,951	0.23%
ISSA, LLC	First lien senior secured revolving loan	S +	6.50%	9.46%	7/28/2023	3/1/2028	131	117	116	0.01%
ISSA, LLC	First lien senior secured term loan	S +	6.50%	10.50%	7/28/2023	3/1/2028	1,824	1,809	1,804	0.08%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.79%	11/13/2023	12/29/2026	5,840	5,770	5,784	0.27%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.87%	5/23/2025	12/29/2026	8,018	1,690	1,677	0.08%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.76%	7/28/2023	12/29/2026	86	85	85	0.00%
Juniper Landscaping Holdings LLC (14)	First lien senior secured revolving loan	S +	5.75%	9.75%	7/28/2023	12/29/2027	3,103	394	405	0.02%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	S +	5.75%	9.76%	7/28/2023	12/29/2027	3,976	3,921	3,937	0.18%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	10/24/2023	10/24/2028	4,532	4,439	4,494	0.21%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.56%	11/22/2024	10/24/2028	13,925	9,250	9,270	0.44%
Lawn Care Holdings Purchaser, Inc (6)(15)	First lien senior secured revolving loan	S +	5.50%	9.50%	10/24/2023	10/24/2028	2,698	(36)	(23)	0.00%
Lawn Care Holdings Purchaser, Inc	First lien senior secured term loan	S +	5.50%	9.50%	10/24/2023	10/24/2028	7,138	7,028	7,078	0.33%
PPW Acquisition, LLC	First lien senior secured revolving loan	S +	6.75%	11.01%	7/28/2023	9/30/2027	38	11	9	0.00%
PPW Acquisition, LLC	First lien senior secured term loan	S +	4.25% + 2.50% PIK	11.01%	7/28/2023	9/30/2027	620	612	580	0.03%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.28%	3/27/2025	11/22/2028	8,413	3,671	3,684	0.17%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.26%	11/22/2023	11/22/2028	10,836	10,654	10,736	0.50%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.26%	9/25/2024	11/22/2028	8,995	8,867	8,912	0.42%
Premier Early Childhood Education Partners LLC	First lien senior secured revolving loan	S +	6.00%	10.28%	11/22/2023	11/22/2028	1,380	805	815	0.04%
Premier Early Childhood Education Partners LLC	First lien senior secured term loan	S +	6.00%	10.26%	11/22/2023	11/22/2028	8,167	8,018	8,091	0.38%
TSR Concrete Coatings, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.46%	9/22/2023	9/22/2028	1,534	(23)	(17)	0.00%
TSR Concrete Coatings, LLC	First lien senior secured term loan	S +	6.00%	10.15%	9/22/2023	9/22/2028	6,594	6,487	6,520	0.31%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.57%	7/28/2023	3/23/2026	1,224	1,221	1,220	0.06%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.52%	7/28/2023	3/23/2026	372	245	245	0.01%
United Land Services Opco Parent, LLC (6)(16)	First lien senior secured revolving loan	S +	6.00%	10.57%	7/28/2023	3/23/2026	150	—	(1)	0.00%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	10.57%	7/28/2023	3/23/2026	349	348	348	0.02%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	6.50%	10.65%	8/8/2022	4/30/2026	2,549	2,537	2,537	0.12%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	6.50%	10.65%	6/30/2025	4/30/2026	7,657	6,703	6,779	0.32%
Yard-Nique, Inc	First lien senior secured revolving loan	S +	6.50%	10.65%	8/8/2022	4/30/2026	1,947	1,213	1,217	0.06%
Yard-Nique, Inc	First lien senior secured term loan	S +	6.50%	10.65%	8/8/2022	4/30/2026	6,946	6,910	6,909	0.32%
								252,321	253,348	11.90%
Diversified telecommunication services
ISPN Intermediate, LLC	First lien senior secured revolving loan	S +	5.00%	9.16%	12/6/2024	12/6/2030	$861	$132	$134	0.01%
ISPN Intermediate, LLC	First lien senior secured term loan	S +	5.00%	9.16%	12/6/2024	12/6/2030	7,880	7,775	7,788	0.37%
								7,907	7,922	0.38%
Electrical equipment
AEP Passion Intermediate Holdings, Inc	First lien senior secured delayed draw term loan	S +	1.75% + 4.75% PIK	10.65%	7/28/2023	10/5/2027	$71	$70	$70	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	6.50%	10.89%	7/28/2023	10/5/2027	48	39	39	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	1.75% + 4.75% PIK	10.65%	7/28/2023	10/5/2027	1	1	1	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured term loan	S +	1.75% + 4.75% PIK	10.85%	7/28/2023	10/5/2027	1,279	1,262	1,257	0.06%
BPCP NSA Intermedco, Inc	First lien senior secured delayed draw term loan	S +	4.75%	8.91%	5/17/2024	5/17/2030	12,234	6,811	6,844	0.32%
BPCP NSA Intermedco, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.91%	5/17/2024	5/17/2030	5,930	(69)	(60)	0.00%
BPCP NSA Intermedco, Inc	First lien senior secured term loan	S +	4.75%	8.91%	5/17/2024	5/17/2030	34,749	34,319	34,378	1.61%
SENS Intermediate Holdings LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	3/10/2025	3/10/2031	3,468	(24)	(16)	0.00%
SENS Intermediate Holdings LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.16%	3/10/2025	3/10/2031	2,664	(36)	(32)	0.00%
SENS Intermediate Holdings LLC	First lien senior secured term loan	S +	5.00%	9.16%	3/10/2025	3/10/2031	9,777	9,644	9,663	0.44%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
WCI Volt Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.53%	9/15/2022	9/15/2028	2,249	(22)	(20)	0.00%
WCI Volt Purchaser, LLC	First lien senior secured term loan	S +	5.25%	9.53%	9/15/2022	9/15/2028	7,746	7,659	7,666	0.36%
								59,654	59,790	2.79%
Electronic equipment, instruments and components
ADC Purchaser Inc (6)	First lien senior secured revolving loan	S +	4.50%	8.50%	7/16/2025	7/16/2031	6,013	$(73)	$(73)	0.00%
ADC Purchaser Inc	First lien senior secured term loan	S +	4.50%	8.50%	7/16/2025	7/16/2031	30,880	30,502	30,500	1.43%
Advanced Lighting Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.66%	2/27/2025	11/22/2027	$1,215	(10)	(8)	0.00%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.66%	2/27/2025	11/22/2027	7,183	7,123	7,134	0.33%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	S +	5.75%	10.01%	7/28/2023	10/18/2026	116	115	115	0.01%
Nelson Name Plate Company	First lien senior secured revolving loan	S +	5.75%	10.14%	7/28/2023	10/18/2026	90	27	27	0.00%
Nelson Name Plate Company	First lien senior secured term loan	S +	5.75%	10.01%	7/28/2023	10/18/2026	3,430	3,396	3,404	0.16%
								41,080	41,099	1.93%
Food and staples retailing
Ever Fresh Fruit Company, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	6/5/2024	11/17/2028	$2,506	$1,319	$1,322	0.06%
Ever Fresh Fruit Company, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.76%	11/17/2023	11/17/2028	1,380	(23)	(18)	0.00%
Ever Fresh Fruit Company, LLC	First lien senior secured term loan	S +	6.50%	10.76%	11/17/2023	11/17/2028	7,234	7,105	7,139	0.34%
Mad Rose Company, LLC (17)	First lien senior secured revolving loan	S +	6.50%	11.17%	7/28/2023	5/7/2026	395	232	232	0.01%
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.50%	10.96%	7/28/2023	5/7/2026	2,876	2,864	2,865	0.13%
NutriScience Innovations, LLC (6)(18)	First lien senior secured revolving loan	S +	6.00%	10.00%	7/28/2023	12/31/2026	131	(1)	(1)	0.00%
NutriScience Innovations, LLC	First lien senior secured term loan	S +	6.00%	10.00%	7/28/2023	12/31/2026	1,850	1,843	1,841	0.09%
Premier Produce One, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	3/21/2025	3/21/2030	4,272	(29)	(20)	0.00%
Premier Produce One, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	3/21/2025	3/21/2030	2,480	(33)	(29)	0.00%
Premier Produce One, LLC	First lien senior secured term loan	S +	4.75%	8.75%	3/21/2025	3/21/2030	5,668	5,588	5,599	0.26%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.91%	7/28/2023	5/5/2027	74	73	74	0.00%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.91%	5/24/2024	5/5/2027	7,907	3,365	3,371	0.16%
Qin's Buffalo, LLC	First lien senior secured revolving loan	S +	5.75%	9.91%	7/28/2023	5/5/2027	38	37	37	0.00%
Qin's Buffalo, LLC	First lien senior secured term loan	S +	5.75%	9.91%	7/28/2023	5/5/2027	521	517	518	0.02%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	10.22%	7/28/2023	11/24/2026	38	37	37	0.00%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.32%	7/28/2023	11/24/2026	7,057	7,020	7,008	0.33%
TruSource Foods LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.30%	8/1/2025	8/1/2031	3,334	(49)	(49)	0.00%
TruSource Foods LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.30%	8/1/2025	8/1/2031	1,926	(28)	(28)	0.00%
TruSource Foods LLC	First lien senior secured term loan	S +	5.00%	9.30%	8/1/2025	8/1/2031	5,284	5,206	5,206	0.24%
Universal Pure, LLC	First lien senior secured delayed draw term loan	S +	4.50% + 1.75% PIK	10.40%	10/31/2022	10/31/2028	367	361	361	0.02%
Universal Pure, LLC (19)	First lien senior secured revolving loan	S +	4.50% + 1.75% PIK	10.40%	10/31/2022	10/31/2028	7,210	4,594	4,598	0.22%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Universal Pure, LLC	First lien senior secured term loan	S +	4.50% + 1.75% PIK	10.40%	10/31/2022	10/31/2028	17,607	17,285	17,291	0.81%
								57,283	57,354	2.69%
Food products
BPCP WLF Intermedco LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.15%	12/20/2024	8/19/2028	$7,615	$(60)	$(49)	0.00%
BPCP WLF Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.30%	8/19/2022	8/19/2028	5,839	4,586	4,632	0.22%
BPCP WLF Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.15%	8/19/2022	8/19/2028	3,383	(36)	(22)	0.00%
BPCP WLF Intermedco LLC	First lien senior secured term loan	S +	6.00%	10.15%	8/19/2022	8/19/2028	24,194	23,874	24,039	1.13%
Icelandirect, LLC	First lien senior secured revolving loan	S +	6.00%	10.31%	7/28/2023	7/30/2026	38	32	32	0.00%
Icelandirect, LLC	First lien senior secured term loan	S +	6.00%	10.28%	7/28/2023	7/30/2026	695	692	692	0.03%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	S +	5.25%	9.53%	7/28/2023	4/30/2028	174	104	82	0.00%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.53%	7/28/2023	4/30/2028	785	761	665	0.03%
Sun Orchard, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.81%	8/2/2024	7/8/2028	6,096	871	886	0.04%
Sun Orchard, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.66%	7/8/2022	7/8/2028	5,336	(63)	(63)	0.00%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.50%	9.66%	7/8/2022	7/8/2028	26,186	25,795	25,878	1.22%
Treat Planet Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	1/11/2023	1/11/2028	2,422	(37)	(16)	0.00%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.50%	1/11/2023	1/11/2028	8,294	8,154	8,238	0.39%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.50%	3/7/2025	1/11/2028	5,513	5,467	5,476	0.26%
Westminster Cracker Company, Inc	First lien senior secured revolving loan	S +	6.25%	10.71%	8/30/2023	8/30/2026	1,534	222	222	0.01%
Westminster Cracker Company, Inc	First lien senior secured term loan	S +	6.25%	10.71%	8/30/2023	8/30/2026	9,440	9,382	9,385	0.44%
								79,744	80,077	3.77%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.35%	7/28/2023	12/30/2027	$109	$107	$108	0.01%
Hydromax USA, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.35%	6/3/2025	6/3/2027	1,298	(11)	(9)	0.00%
Hydromax USA, LLC	First lien senior secured revolving loan	S +	6.00%	10.35%	7/28/2023	12/30/2027	228	64	67	0.00%
Hydromax USA, LLC	First lien senior secured term loan	S +	6.00%	10.35%	7/28/2023	12/30/2027	1,182	1,155	1,173	0.06%
								1,315	1,339	0.07%
Health care equipment and supplies
3BC Matrix Acquisition, LLC (6)(20)	First lien senior secured revolving loan	S +	5.50%	9.50%	5/13/2025	5/13/2030	$1,564	$(29)	$(27)	0.00%
3BC Matrix Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.50%	5/13/2025	5/13/2030	4,777	4,688	4,695	0.22%
626 Holdings Equity LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.57%	7/28/2023	2/14/2028	220	218	218	0.01%
626 Holdings Equity LLC	First lien senior secured revolving loan	S +	6.00%	10.74%	7/28/2023	2/14/2028	75	74	74	0.00%
626 Holdings Equity LLC	First lien senior secured term loan	S +	6.00%	10.57%	7/28/2023	2/14/2028	859	850	848	0.04%
Alcresta Buyer, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	3/12/2024	3/12/2030	14,036	9,468	9,486	0.45%
Alcresta Buyer, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.70%	3/12/2024	3/12/2030	2,761	(41)	(37)	0.00%
Alcresta Buyer, Inc	First lien senior secured term loan	S +	5.50%	9.70%	3/12/2024	3/12/2030	12,800	12,612	12,634	0.59%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	4.50% + 2.00% PIK	10.76%	7/28/2023	9/30/2027	213	211	204	0.00%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50%	10.76%	7/28/2023	9/30/2027	134	132	127	0.01%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	4.50% + 2.00% PIK	10.76%	7/28/2023	9/30/2027	1,036	1,026	988	0.05%
Medical Technology Associates, LLC	First lien senior secured revolving loan	S +	5.50%	9.50%	7/25/2022	7/25/2028	2,981	1,632	1,648	0.08%
Medical Technology Associates, LLC	First lien senior secured term loan	S +	5.50%	9.50%	7/25/2022	7/25/2028	27,244	26,878	27,053	1.27%
Nasco Healthcare Inc.	First lien senior secured revolving loan	S +	5.75%	9.91%	12/13/2024	6/30/2028	2,937	2,180	2,184	0.10%
Nasco Healthcare Inc.	First lien senior secured term loan	S +	5.75%	9.91%	12/13/2024	6/30/2028	11,704	11,614	11,629	0.55%
NWI Merger Sub, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.20%	12/4/2024	12/4/2029	6,438	(108)	(99)	0.00%
NWI Merger Sub, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.20%	12/4/2024	12/4/2029	2,495	(42)	(38)	0.00%
NWI Merger Sub, Inc	First lien senior secured term loan	S +	5.00%	9.20%	12/4/2024	12/4/2029	16,826	16,549	16,564	0.78%
Reliable Medical Supply LLC	First lien senior secured revolving loan	S +	6.00%	11.32%	2/14/2025	4/8/2027	2,283	2,268	2,275	0.11%
Reliable Medical Supply LLC	First lien senior secured term loan	S +	6.00%	10.56%	2/14/2025	4/8/2027	20,938	20,779	20,851	0.98%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.07%	7/28/2023	1/20/2027	275	269	252	0.01%
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	11.04%	7/28/2023	1/20/2027	133	130	122	0.01%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.07%	7/28/2023	1/20/2027	2,815	2,748	2,575	0.12%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.07%	12/16/2024	1/20/2027	739	723	684	0.03%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	5/3/2024	3/5/2026	258	254	254	0.01%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	4/10/2025	3/5/2026	37	18	18	0.00%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	15.00% PIK		15.00%	7/28/2023	3/5/2026	130	121	40	0.00%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	18.00%		18.00%	4/10/2025	3/5/2026	128	127	128	0.01%
Spectrum Solutions, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.62%	7/28/2023	3/5/2026	299	179	(15)	0.00%
Spectrum Solutions, LLC	First lien senior secured term loan	S +	6.25%	10.51%	7/28/2023	3/5/2026	627	585	192	0.01%
Surplus Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	9/30/2024	11/30/2027	4,656	3,206	3,198	0.15%
Surplus Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.77%	11/30/2022	11/30/2027	2,227	(35)	(28)	0.00%
Surplus Solutions, LLC	First lien senior secured term loan	S +	5.50%	9.77%	11/30/2022	11/30/2027	17,255	16,994	17,038	0.80%
								136,278	135,735	6.39%
Health care providers and services
ADVI Health, LLC (6)	First lien senior secured revolving loan	S +	7.00%	11.26%	11/29/2022	11/29/2027	$1,062	$(11)	$(11)	0.00%
ADVI Health, LLC	First lien senior secured term loan	S +	7.00%	11.26%	11/29/2022	11/29/2027	6,070	5,993	5,998	0.28%
Advocate RCM Acquisition Corp (6)	First lien senior secured revolving loan	S +	6.00%	10.10%	12/22/2023	12/22/2026	2,902	(21)	(20)	0.00%
Advocate RCM Acquisition Corp	First lien senior secured term loan	S +	6.00%	10.10%	12/22/2023	12/22/2026	18,226	18,075	18,084	0.85%
Agility Intermediate, Inc	First lien senior secured delayed draw term loan	S +	7.00%	11.26%	7/28/2023	4/15/2026	108	107	102	0.00%
Agility Intermediate, Inc	First lien senior secured revolving loan	S +	7.00%	11.26%	7/28/2023	4/15/2026	134	79	73	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Agility Intermediate, Inc	First lien senior secured term loan	S +	7.00%	11.26%	7/28/2023	4/15/2026	235	234	222	0.01%
Aligned Dental Management Services, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.51%	2/7/2025	2/7/2030	4,981	1,121	1,127	0.05%
Aligned Dental Management Services, LLC	First lien senior secured revolving loan	S +	5.25%	9.51%	2/7/2025	2/7/2030	1,523	278	280	0.01%
Aligned Dental Management Services, LLC	First lien senior secured term loan	S +	5.25%	9.51%	2/7/2025	2/7/2030	7,911	7,769	7,782	0.37%
AMCP Treatment Intermediate, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	8/29/2025	8/29/2031	6,608	(65)	(65)	0.00%
AMCP Treatment Intermediate, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	8/29/2025	8/29/2031	3,045	(60)	(60)	0.00%
AMCP Treatment Intermediate, LLC	First lien senior secured term loan	S +	5.00%	9.00%	8/29/2025	8/29/2031	17,840	17,487	17,485	0.82%
American Family Care, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	9/10/2025	2/28/2029	7,325	(36)	(73)	0.00%
American Family Care, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	2/29/2024	2/28/2029	5,663	461	506	0.02%
American Family Care, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	2/29/2024	2/28/2029	4,912	(54)	(49)	0.00%
American Family Care, LLC	First lien senior secured term loan	S +	4.75%	8.75%	2/29/2024	2/28/2029	23,154	22,833	22,922	1.08%
ASC Ortho Management Company, LLC	First lien senior secured delayed draw term loan	S +	6.50% + 2.50% PIK	13.26%	7/28/2023	12/31/2026	327	323	155	0.01%
ASC Ortho Management Company, LLC	First lien senior secured revolving loan	S +	9.00%	13.31%	7/28/2023	12/31/2026	38	37	18	0.00%
ASC Ortho Management Company, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.76%	9/19/2025	12/31/2026	16	—	—	0.00%
ASC Ortho Management Company, LLC	First lien senior secured term loan	S +	6.50% + 2.50% PIK	13.26%	7/28/2023	12/31/2026	517	511	246	0.01%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.81%	5/3/2024	5/3/2029	20,670	4,689	4,701	0.22%
Ascend Plastic Surgery Partners MSO LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	5/3/2024	5/3/2029	4,197	(60)	(55)	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured term loan	S +	5.50%	9.50%	5/3/2024	5/3/2029	6,808	6,705	6,714	0.32%
ASP Global Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.56%	7/31/2024	7/31/2029	19,101	13,306	13,329	0.63%
ASP Global Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.53%	7/31/2024	7/31/2029	6,555	4,488	4,496	0.21%
ASP Global Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.56%	7/31/2024	7/31/2029	40,661	40,467	40,072	1.88%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	7/28/2023	12/14/2026	815	810	811	0.04%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.59%	6/27/2025	12/14/2026	10,927	5,937	5,969	0.28%
Beacon Oral Specialists Management LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	9/12/2025	12/14/2026	13,666	(49)	(49)	0.00%
Beacon Oral Specialists Management LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	7/28/2023	12/14/2026	188	(1)	(1)	0.00%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	5.50%	9.50%	7/28/2023	12/14/2026	901	894	898	0.04%
Beghou Consulting, LLC (21)	First lien senior secured revolving loan	S +	4.75%	8.75%	5/1/2023	5/1/2028	2,714	1,313	1,315	0.06%
Beghou Consulting, LLC	First lien senior secured term loan	S +	4.75%	8.75%	5/1/2023	5/1/2028	15,119	14,850	14,858	0.70%
BPCP EE Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.40%	4/3/2023	4/3/2028	2,023	1,996	1,997	0.09%
BPCP EE Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.40%	4/3/2023	4/3/2028	2,244	(31)	(30)	0.00%
BPCP EE Intermedco LLC	First lien senior secured term loan	S +	6.25%	10.40%	4/3/2023	4/3/2028	6,380	6,280	6,283	0.30%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
Brightview, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.03%	7/28/2023	12/14/2026	47		47	47	0.00%
Brightview, LLC	First lien senior secured revolving loan	S +	5.75%	10.03%	7/28/2023	12/14/2026	52		41	42	0.00%
Brightview, LLC	First lien senior secured term loan	S +	5.75%	10.03%	7/28/2023	12/14/2026	673		672	671	0.03%
Canadian Orthodontic Partners Corp (7)	First lien senior secured delayed draw term loan - C$	15.00%		15.00%	4/5/2024	12/31/2026	C$	34	17	16	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured delayed draw term loan - C$	T +	7.00%	9.88%	7/28/2023	12/31/2026	C$	29	—	(14)	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured delayed draw term loan - C$	T +	7.00% PIK	9.88%	7/28/2023	3/19/2026	C$	362	259	84	0.00%
Canadian Orthodontic Partners Corp	First lien senior secured revolving loan	S +	7.00%	11.26%	7/28/2023	12/31/2026	107		100	34	0.00%
Canadian Orthodontic Partners Corp	First lien senior secured revolving loan	S +	7.00% PIK	11.26%	3/19/2021	12/31/2026	39		35	13	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured revolving loan - C$	T +	7.00%	9.88%	7/28/2023	12/31/2026	C$	264	189	61	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured revolving loan - C$	T +	7.00% PIK	9.88%	3/19/2021	12/31/2026	C$	90	130	21	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured term loan - C$	T +	7.00%	9.88%	7/28/2023	12/31/2026	C$	298	209	69	0.00%
Change Academy at Lake of the Ozarks, LLC (7)	First lien senior secured revolving loan	S +	5.25%	9.41%	8/2/2022	2/2/2029	C$	5,898	1,892	1,915	0.09%
Change Academy at Lake of the Ozarks, LLC (7)	First lien senior secured term loan	S +	5.25%	9.67%	5/16/2025	2/2/2029	C$	3,555	3,516	3,524	0.17%
Change Academy at Lake of the Ozarks, LLC (7)	First lien senior secured term loan	S +	5.25%	9.67%	8/2/2022	2/2/2029	C$	31,320	30,815	31,047	1.46%
CNS Purchaser, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	12/30/2024	12/30/2029	11,025		(70)	(49)	0.00%
CNS Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	12/30/2024	12/30/2029	4,246		(54)	(48)	0.00%
CNS Purchaser, LLC	First lien senior secured term loan	S +	5.00%	9.00%	12/30/2024	12/30/2029	38,298		37,796	37,864	1.78%
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.28%	7/28/2023	6/10/2026	162		162	161	0.01%
Community Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	10.28%	7/28/2023	6/10/2026	75		75	74	0.00%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	10.28%	7/28/2023	6/10/2026	927		926	920	0.04%
DASCO HME, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	6/6/2025	6/6/2030	5,345		410	419	0.02%
DASCO HME, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	6/6/2025	6/6/2030	3,044		(50)	(45)	0.00%
DASCO HME, LLC	First lien senior secured term loan	S +	5.50%	9.50%	6/6/2025	6/6/2030	17,775		17,482	17,511	0.82%
Dermatology Medical Partners OpCo LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	7/28/2023	10/29/2026	64		64	64	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured revolving loan	S +	6.50%	10.76%	7/28/2023	10/29/2026	38		29	29	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured term loan	S +	6.50%	10.76%	7/28/2023	10/29/2026	257		255	255	0.01%
EH Management Company, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.76%	7/28/2023	7/15/2026	38		—	—	0.00%
EH Management Company, LLC	First lien senior secured term loan	S +	5.50%	9.76%	7/28/2023	7/15/2026	4,461		4,444	4,444	0.21%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	11/2/2022	11/2/2027	16,659		16,481	16,494	0.77%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	4/9/2024	11/2/2027	13,743		6,758	6,787	0.32%
Endodontic Practice Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	2/14/2025	11/2/2027	4,130		(40)	(40)	0.00%
Endodontic Practice Partners, LLC	First lien senior secured revolving loan	S +	5.50%	9.50%	11/2/2022	11/2/2027	1,956		760	763	0.04%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	5.50%	9.50%	11/2/2022	11/2/2027	15,159	14,975	15,009	0.70%
FYZICAL Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.66%	6/26/2024	6/26/2028	2,710	1,612	1,615	0.08%
FYZICAL Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.66%	6/26/2024	6/26/2028	18,766	18,546	18,571	0.87%
Geriatric Medical and Surgical Supply, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.00%	7/28/2023	12/21/2025	300	(1)	(1)	0.00%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	6.00%	10.00%	7/28/2023	12/21/2025	19,772	19,716	19,704	0.93%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	7/28/2023	10/22/2026	172	171	170	0.01%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	6.50%	10.77%	7/28/2023	10/22/2026	38	26	26	0.00%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	6.50%	10.76%	7/28/2023	10/22/2026	1,480	1,466	1,463	0.07%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.78%	7/28/2023	8/20/2026	366	364	363	0.02%
Guardian Dentistry Practice Management, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.78%	7/28/2023	8/20/2027	4,188	(30)	(26)	0.00%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	5.50%	9.78%	7/28/2023	8/20/2027	381	380	379	0.02%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.49%	6/25/2024	5/5/2028	18,913	11,717	11,741	0.55%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.30%	5/5/2023	5/5/2028	7,163	7,019	7,084	0.33%
H2 Holdco, Inc (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.56%	12/20/2024	5/5/2028	7,560	(97)	(83)	0.00%
H2 Holdco, Inc (22)	First lien senior secured revolving loan	S +	6.00%	10.33%	5/5/2023	5/5/2028	2,544	2,320	2,343	0.11%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.56%	12/20/2024	5/5/2028	900	889	890	0.04%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.30%	5/5/2023	5/5/2028	17,836	17,436	17,639	0.83%
IMA Group Management Company, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.75%	7/28/2023	6/30/2028	10	10	10	0.00%
IMA Group Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	11.04%	9/25/2025	6/30/2028	4,088	(35)	(35)	0.00%
IMA Group Management Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.95%	7/28/2023	6/30/2028	35	17	17	0.00%
IMA Group Management Company, LLC	First lien senior secured term loan	S +	6.75%	11.04%	7/28/2023	6/30/2028	1,546	1,526	1,532	0.07%
IPC Pain Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.78%	5/19/2022	5/19/2027	9,782	9,753	9,731	0.46%
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.78%	5/19/2022	5/19/2027	1,140	(6)	(5)	0.00%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.78%	5/19/2022	5/19/2027	2,880	2,863	2,865	0.13%
MS Pain, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	12/4/2024	12/4/2029	6,038	(101)	(93)	0.00%
MS Pain, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	12/4/2024	12/4/2029	861	(15)	(13)	0.00%
MS Pain, LLC	First lien senior secured term loan	S +	5.50%	9.50%	12/4/2024	12/4/2029	3,356	3,298	3,301	0.15%
MWEC Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	2/14/2023	2/14/2028	1,423	424	432	0.02%
MWEC Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	7/3/2024	2/14/2028	2,532	(25)	(22)	0.00%
MWEC Management, LLC	First lien senior secured revolving loan	S +	5.50%	9.66%	2/14/2023	2/14/2028	1,924	1,237	1,249	0.06%
MWEC Management, LLC	First lien senior secured term loan	S +	5.50%	9.66%	2/14/2023	2/14/2028	14,771	14,537	14,641	0.69%
Network Partners Acquisitions, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.26%	7/28/2023	12/30/2026	38	—	—	0.00%
Network Partners Acquisitions, LLC	First lien senior secured term loan	S +	6.00%	10.26%	7/28/2023	12/30/2026	211	210	210	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
P1 DENTAL MSO, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	1/31/2025	1/31/2030	5,107	1,633	1,640	0.08%
P1 DENTAL MSO, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.31%	1/31/2025	1/31/2030	1,522	(26)	(24)	0.00%
P1 DENTAL MSO, LLC	First lien senior secured term loan	S +	5.00%	9.31%	1/31/2025	1/31/2030	19,067	18,737	18,761	0.88%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.20%	7/28/2023	12/31/2025	57	57	57	0.00%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.07%	7/28/2023	12/31/2025	511	511	510	0.02%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75%	11.06%	7/28/2023	12/31/2025	133	132	132	0.01%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75%	11.03%	7/28/2023	12/31/2025	570	570	570	0.03%
Peak Investment Holdings, LLC	First lien senior secured revolving loan	S +	7.50% PIK	11.76%	7/28/2023	12/31/2026	347	280	273	0.01%
Peak Investment Holdings, LLC	First lien senior secured term loan	S +	7.50%	11.76%	7/28/2023	12/31/2026	1,297	1,293	1,264	0.06%
PharmaForceIQ INC. (6)	First lien senior secured revolving loan	S +	5.25%	9.56%	8/2/2024	8/2/2029	2,093	(32)	(30)	0.00%
PharmaForceIQ INC.	First lien senior secured term loan	S +	5.25%	9.56%	8/2/2024	8/2/2029	13,579	13,365	13,383	0.63%
PRM Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	11.16%	1/25/2024	1/25/2029	1,180	(24)	(23)	0.00%
PRM Management Company, LLC (6)	First lien senior secured revolving loan	S +	6.75%	11.16%	1/25/2024	1/25/2029	789	(16)	(16)	0.00%
PRM Management Company, LLC	First lien senior secured term loan	S +	6.75%	11.16%	1/25/2024	1/25/2029	4,035	3,943	3,946	0.19%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.70%	12/23/2024	11/3/2027	9,072	945	955	0.04%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.56%	3/8/2024	11/3/2027	8,020	7,939	7,956	0.37%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.65%	11/3/2022	11/3/2027	6,712	6,634	6,658	0.31%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.63%	11/3/2022	11/3/2027	1,956	(23)	(16)	0.00%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.63%	11/3/2022	11/3/2027	17,377	17,183	17,237	0.81%
RQM Buyer, Inc	First lien senior secured delayed draw term loan	S +	2.00% + 4.75% PIK	11.01%	7/28/2023	8/12/2029	85	84	69	0.00%
RQM Buyer, Inc	First lien senior secured revolving loan	S +	2.00% + 4.75% PIK	11.01%	7/28/2023	8/12/2029	128	127	104	0.00%
RQM Buyer, Inc	First lien senior secured term loan	S +	2.00% + 4.75% PIK	11.01%	7/28/2023	8/12/2029	1,763	1,747	1,429	0.07%
Sage Dental Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	9/25/2024	6/30/2026	9,125	5,453	5,460	0.26%
Sage Dental Management, LLC	First lien senior secured revolving loan	S +	5.50%	9.64%	9/25/2024	6/30/2026	8,220	5,135	5,141	0.24%
Sage Dental Management, LLC	First lien senior secured term loan	S +	5.50%	9.50%	9/25/2024	6/30/2026	57,808	57,568	57,615	2.70%
SAMGI Buyer, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.76%	7/28/2023	12/31/2025	138	—	—	0.00%
SAMGI Buyer, Inc	First lien senior secured term loan	S +	5.50%	9.76%	7/28/2023	12/31/2025	389	389	388	0.02%
SCP ENT and Allergy Services, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.57%	7/28/2023	9/25/2026	154	153	154	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured revolving loan	S +	6.00%	10.57%	7/28/2023	3/25/2027	256	190	191	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	10.57%	7/28/2023	3/25/2027	2,705	2,682	2,695	0.13%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	10.28%	7/16/2025	3/25/2027	924	921	921	0.04%
SCP OMS Services, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	3/7/2025	3/7/2030	9,965	1,486	1,506	0.07%
SCP OMS Services, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	3/7/2025	3/7/2030	2,645	(35)	(31)	0.00%
SCP OMS Services, LLC	First lien senior secured term loan	S +	5.00%	9.00%	3/7/2025	3/7/2030	5,668	5,591	5,600	0.26%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.01%	7/28/2023	10/29/2026	174	174	173	0.01%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.01%	4/22/2024	10/29/2026	17,162	12,897	12,891	0.61%
Signature Dental Partners LLC	First lien senior secured revolving loan	S +	5.75%	11.01%	7/28/2023	10/29/2026	38	12	12	0.00%
Signature Dental Partners LLC	First lien senior secured term loan	S +	5.75%	10.01%	7/28/2023	10/29/2026	4,231	4,204	4,202	0.20%
Signature MD, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.46%	7/15/2024	7/15/2027	6,944	4,688	4,694	0.22%
Signature MD, Inc (6)	First lien senior secured revolving loan	S +	5.75%	9.91%	7/15/2024	7/15/2027	3,297	(25)	(22)	0.00%
Signature MD, Inc	First lien senior secured term loan	S +	5.75%	9.91%	7/15/2024	7/15/2027	18,210	18,063	18,089	0.85%
Silver Falls MSO, LLC	First lien senior secured revolving loan	S +	6.25%	10.65%	7/28/2023	12/30/2025	235	234	233	0.01%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	3.75% + 2.25% PIK	10.51%	7/28/2023	12/30/2025	1,338	1,327	1,330	0.06%
SimiTree Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.25% + 1.75% PIK	11.57%	7/28/2023	5/17/2026	889	887	881	0.04%
SimiTree Acquisition, LLC	First lien senior secured revolving loan	S +	7.00%	11.46%	7/28/2023	5/17/2026	178	49	48	0.00%
SimiTree Acquisition, LLC	First lien senior secured term loan	S +	5.25% + 1.75% PIK	11.57%	7/28/2023	5/17/2026	1,237	1,234	1,226	0.06%
Simko Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.51%	7/28/2023	4/7/2027	180	178	178	0.01%
Simko Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.73%	9/19/2023	4/7/2027	6,743	3,052	3,058	0.14%
Simko Merger Sub LLC	First lien senior secured revolving loan	S +	6.25%	10.64%	7/28/2023	4/7/2027	56	26	26	0.00%
Simko Merger Sub LLC	First lien senior secured term loan	S +	6.25%	10.51%	7/28/2023	4/7/2027	639	633	633	0.03%
Southeast Primary Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.26%	7/28/2023	12/30/2025	508	508	507	0.02%
Southeast Primary Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	11.59%	7/28/2023	12/30/2025	225	225	225	0.01%
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	6.00%	10.26%	7/28/2023	12/30/2025	838	837	836	0.04%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	7/28/2023	7/27/2026	76	76	76	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	7/28/2023	7/27/2026	110	110	110	0.01%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	5/17/2024	7/27/2026	7,131	7,104	7,123	0.33%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	6/26/2025	7/27/2026	8,263	2,432	2,446	0.11%
Southern Orthodontic Partners Management, LLC	First lien senior secured revolving loan	S +	5.50%	9.49%	7/28/2023	7/27/2026	171	27	27	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	5.50%	9.50%	7/28/2023	7/27/2026	3,001	2,992	2,998	0.14%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	8.00% PIK	12.57%	7/28/2023	2/23/2027	62	33	32	0.00%
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	8.00% PIK	12.57%	7/28/2023	2/23/2027	728	712	701	0.03%
Spa Medicca, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.73%	8/8/2025	8/8/2030	5,576	(108)	(108)	(0.01)%
Spa Medicca, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.73%	8/8/2025	8/8/2030	1,624	(32)	(32)	0.00%
Spa Medicca, LLC	First lien senior secured term loan	S +	5.50%	9.73%	8/8/2025	8/8/2030	4,832	4,738	4,737	0.22%
Spear Education Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.51%	6/26/2024	12/15/2028	7,290	1,101	1,111	0.05%
Spear Education Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.51%	6/26/2024	12/15/2028	47,025	46,582	46,651	2.19%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	12/22/2023	12/22/2028	10,931	10,732	10,794	0.51%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	11/8/2024	12/22/2028	12,076	2,703	2,717	0.13%
Star Dental Partners LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.66%	12/22/2023	12/22/2028	1,451	(26)	(18)	0.00%
Star Dental Partners LLC	First lien senior secured term loan	S +	5.50%	9.66%	12/22/2023	12/22/2028	15,113	14,851	14,924	0.70%
The Chempetitive Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.91%	3/22/2024	3/22/2029	11,987	1,315	1,328	0.06%
The Chempetitive Group, LLC	First lien senior secured revolving loan	S +	5.75%	9.91%	3/22/2024	3/22/2029	3,414	294	297	0.01%
The Chempetitive Group, LLC	First lien senior secured term loan	S +	5.75%	9.91%	3/22/2024	3/22/2029	13,568	13,363	13,380	0.63%
Therapy2000 Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.06%	9/12/2025	9/12/2030	5,232	(32)	(32)	0.00%
Therapy2000 Acquisition, LLC	First lien senior secured revolving loan	S +	5.00%	9.00%	9/12/2025	9/12/2030	2,258	574	574	0.03%
Therapy2000 Acquisition, LLC	First lien senior secured term loan	S +	5.00%	9.06%	9/12/2025	9/12/2030	10,072	9,947	9,946	0.47%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	10/25/2024	10/25/2027	687	(6)	(5)	0.00%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.00%	10/25/2024	10/25/2027	1,078	(9)	(8)	0.00%
Transitions Intermediate Holdings, LLC	First lien senior secured term loan	S +	6.00%	10.00%	10/25/2024	10/25/2027	8,635	8,554	8,567	0.40%
US Foot and Ankle Specialists, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.01%	9/15/2022	9/15/2026	13,930	13,864	13,871	0.65%
US Foot and Ankle Specialists, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.01%	9/15/2022	9/15/2026	2,699	(14)	(13)	0.00%
US Foot and Ankle Specialists, LLC	First lien senior secured term loan	S +	5.75%	10.01%	9/15/2022	9/15/2026	19,323	19,201	19,207	0.90%
Varsity DuvaSawko Operating Corp (6)(23)	First lien senior secured revolving loan	S +	5.50%	10.07%	8/27/2025	5/27/2027	4,568	(13)	(13)	0.00%
Varsity DuvaSawko Operating Corp	First lien senior secured term loan	S +	4.75%	8.95%	8/27/2025	5/27/2027	44,949	44,839	44,831	2.11%
Varsity Rejuvenate Management, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.90%	12/29/2023	9/1/2028	7,099	3,138	3,143	0.15%
Varsity Rejuvenate Management, LLC (6)	First lien senior secured revolving loan	S +	6.75%	10.90%	9/1/2023	9/1/2028	1,245	(24)	(21)	0.00%
Varsity Rejuvenate Management, LLC	First lien senior secured term loan	S +	6.75%	10.90%	9/1/2023	9/1/2028	5,913	5,794	5,811	0.27%
VersiCare Management LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	11/25/2024	11/25/2029	4,529	(75)	(69)	0.00%
VersiCare Management LLC	First lien senior secured revolving loan	S +	5.50%	9.70%	11/25/2024	11/25/2029	1,505	160	163	0.01%
VersiCare Management LLC	First lien senior secured term loan	S +	5.50%	9.50%	11/25/2024	11/25/2029	7,791	7,654	7,656	0.36%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	10/12/2023	10/12/2028	11,556	11,367	11,377	0.53%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.66%	7/8/2025	10/12/2028	16,531	4,283	4,283	0.20%
VetEvolve Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.79%	10/12/2023	10/12/2028	3,067	(50)	(30)	0.00%
VetEvolve Holdings, LLC	First lien senior secured term loan	S +	5.50%	9.79%	10/12/2023	10/12/2028	11,617	11,422	11,504	0.54%
Vital Geriatrics Group Buyer, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.21%	8/15/2025	8/15/2031	2,408	(35)	(35)	0.00%
Vital Geriatrics Group Buyer, Inc	First lien senior secured term loan	S +	5.00%	9.21%	8/15/2025	8/15/2031	10,594	10,436	10,436	0.49%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	7/28/2023	10/29/2027	494	489	489	0.02%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	9/27/2024	10/29/2027	24,284	24,038	24,075	1.13%
Western Veterinary Partners LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.25%	7/28/2023	10/29/2027	24	—	—	0.00%
Western Veterinary Partners LLC	First lien senior secured term loan	S +	5.25%	9.25%	7/28/2023	10/29/2027	9,324	9,229	9,244	0.43%
								927,732	927,810	43.56%
Health care technology
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.75%	7/29/2022	7/29/2027	$5,203	$5,175	$5,183	0.24%
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.75%	12/16/2024	7/29/2027	7,896	733	758	0.04%
AHR Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.75%	5/19/2025	7/29/2027	871	(4)	(3)	0.00%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.50%	6.50%	7/29/2022	7/29/2027	9,888	1,515	1,542	0.07%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.75%	9.75%	7/29/2022	7/29/2027	31,776	31,608	31,649	1.49%
Gifthealth, Inc. (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.31%	7/29/2025	7/29/2028	7,994	(38)	(38)	0.00%
Gifthealth, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	9.31%	7/29/2025	7/29/2028	2,841	(27)	(27)	0.00%
Gifthealth, Inc.	First lien senior secured term loan	S +	5.00%	9.31%	7/29/2025	7/29/2028	9,295	9,203	9,203	0.43%
Millennia Patient Services, LLC	First lien senior secured revolving loan	S +	6.50%	10.76%	7/28/2023	3/8/2026	134	133	133	0.01%
Millennia Patient Services, LLC	First lien senior secured term loan	S +	6.50%	10.76%	7/28/2023	3/8/2026	963	961	957	0.04%
								49,259	49,357	2.32%
Household durables
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	9/26/2022	9/26/2027	$2,955	$2,918	$2,940	0.14%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	10/20/2023	9/26/2027	2,297	2,272	2,286	0.11%
CPS Power Buyer, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	9/30/2025	9/26/2027	8,788	(44)	(44)	0.00%
CPS Power Buyer, LLC (6)(24)	First lien senior secured revolving loan	S +	5.50%	9.50%	9/26/2022	9/26/2027	4,406	(47)	(22)	0.00%
CPS Power Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.50%	9/26/2022	9/26/2027	19,714	19,476	19,615	0.92%
Kravet Design LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.25%	11/26/2024	11/26/2030	4,349	(56)	(49)	0.00%
Kravet Design LLC	First lien senior secured term loan	S +	5.25%	9.25%	11/26/2024	11/26/2030	18,689	18,438	18,471	0.87%
Kwalu, LLC	First lien senior secured revolving loan	S +	5.75%	11.01%	9/23/2022	9/23/2027	5,061	794	813	0.04%
Kwalu, LLC	First lien senior secured term loan	S +	5.75%	10.01%	9/23/2022	9/23/2027	30,046	29,734	29,865	1.40%
MacKenzie Childs Acquisition, Inc	First lien senior secured revolving loan	S +	5.50%	9.74%	9/2/2022	9/2/2027	3,374	1,780	1,782	0.08%
MacKenzie Childs Acquisition, Inc	First lien senior secured term loan	S +	5.50%	9.65%	9/2/2022	9/2/2027	16,035	15,936	15,947	0.74%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	1/12/2024	1/23/2028	1,977	1,947	1,959	0.09%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	7/29/2024	1/23/2028	5,709	5,630	5,658	0.26%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.18%	11/27/2024	1/23/2028	3,564	2,197	2,201	0.10%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	1/23/2023	1/23/2028	5,699	5,597	5,648	0.27%
Renovation Systems, LLC	First lien senior secured revolving loan	S +	6.00%	10.08%	1/23/2023	1/23/2028	2,633	2,586	2,609	0.12%
Renovation Systems, LLC	First lien senior secured term loan	S +	6.00%	10.00%	1/23/2023	1/23/2028	32,451	31,955	32,158	1.51%
Storm Smart Buyer LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.28%	7/28/2023	10/5/2026	131	(1)	(1)	0.00%
Storm Smart Buyer LLC	First lien senior secured term loan	S +	6.00%	10.28%	7/28/2023	10/5/2026	882	879	876	0.04%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50%	12.76%	7/28/2023	6/30/2027	113	88	21	0.00%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50% PIK	12.76%	7/30/2021	6/30/2027	31	29	11	0.00%
Trademark Global, LLC	First lien senior secured term loan	S +	8.50%	12.76%	7/28/2023	6/30/2027	2,387	2,162	835	0.04%
								144,270	143,579	6.73%
Industrial conglomerates
Hultec Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.78%	3/31/2023	3/31/2029	$3,915	$2,351	$2,354	0.11%
Hultec Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.65%	3/31/2023	3/31/2029	14,163	13,859	13,876	0.65%
								16,210	16,230	0.76%
Insurance
Superior Insurance Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.10%	10/25/2024	10/25/2029	$15,200	$8,892	$8,912	0.42%
Superior Insurance Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.31%	10/25/2024	10/25/2029	1,347	(22)	(20)	0.00%
Superior Insurance Partners LLC	First lien senior secured term loan	S +	5.00%	9.31%	10/25/2024	10/25/2029	9,282	9,123	9,136	0.43%
								17,993	18,028	0.85%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Interactive media and services
Duggal Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	9/30/2024	9/30/2030	$5,224	$(44)	$(34)	0.00%
Duggal Acquisition, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	9/30/2024	9/30/2030	7,319	(122)	(111)	(0.01)%
Duggal Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.75%	9/30/2024	9/30/2030	20,427	20,073	20,112	0.94%
								19,907	19,967	0.93%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	S +	7.00%	11.15%	7/28/2023	12/18/2025	$191	$121	$74	0.00%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	S +	7.00%	11.15%	7/28/2023	12/18/2025	2,669	2,663	2,017	0.09%
DealerOn Holdco, Inc (6)	First lien senior secured revolving loan	S +	6.25%	10.53%	7/28/2023	5/19/2026	314	(1)	(2)	0.00%
DealerOn Holdco, Inc	First lien senior secured term loan	S +	6.25%	10.53%	7/28/2023	5/19/2026	20,440	20,389	20,336	0.95%
								23,172	22,425	1.04%
IT services
BSC Top Shelf Blocker LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.41%	6/28/2024	6/28/2029	$2,256	$(30)	$(27)	0.00%
BSC Top Shelf Blocker LLC	First lien senior secured term loan	S +	5.25%	9.41%	6/28/2024	6/28/2029	15,950	15,725	15,752	0.74%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.91%	2/14/2025	2/14/2031	10,220	(137)	(119)	(0.01)%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	4.75%	8.91%	2/14/2025	2/14/2031	3,044	(41)	(36)	0.00%
Dynamic Campus Acquisition, Inc.	First lien senior secured term loan	S +	4.75%	8.91%	2/14/2025	2/14/2031	11,186	11,033	11,052	0.52%
E-Phoenix Acquisition Co. Inc	First lien senior secured revolving loan	S +	5.50%	9.75%	7/28/2023	6/23/2027	75	7	7	0.00%
E-Phoenix Acquisition Co. Inc	First lien senior secured term loan	S +	5.50%	9.65%	7/28/2023	6/23/2027	1,335	1,332	1,329	0.06%
FreshAddress, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.40%	7/28/2023	11/5/2025	30	—	—	0.00%
FreshAddress, LLC	First lien senior secured term loan	S +	5.25%	9.40%	7/28/2023	11/5/2025	1,630	1,630	1,629	0.08%
Icreon Holdings, LLC	First lien senior secured revolving loan	S +	6.50%	10.76%	10/26/2022	10/26/2027	1,071	524	524	0.02%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.76%	10/26/2022	10/26/2027	11,241	11,105	11,114	0.52%
Milestone Technologies, Inc. (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	8/22/2025	8/22/2031	2,918	(22)	(22)	0.00%
Milestone Technologies, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	8/22/2025	8/22/2031	2,595	(38)	(38)	0.00%
Milestone Technologies, Inc.	First lien senior secured term loan	S +	5.00%	9.00%	8/22/2025	8/22/2031	20,283	19,983	19,981	0.94%
P and R Dental Strategies, LLC	First lien senior secured revolving loan	S +	5.50%	9.76%	7/28/2023	12/22/2026	23	8	8	0.00%
P and R Dental Strategies, LLC	First lien senior secured term loan	S +	5.50%	9.76%	7/28/2023	12/22/2026	616	613	612	0.03%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	1/3/2024	1/3/2029	10,724	10,560	10,620	0.50%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	2/26/2024	1/3/2029	9,377	9,229	9,285	0.44%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	5/20/2025	1/3/2029	11,325	4,365	4,383	0.21%
Palmetto Technology Group, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.16%	1/3/2024	1/3/2029	2,860	(44)	(28)	0.00%
Palmetto Technology Group, LLC	First lien senior secured term loan	S +	5.00%	9.16%	1/3/2024	1/3/2029	6,261	6,162	6,200	0.29%
								91,964	92,226	4.34%
Leisure equipment and products
Champion Motorsports Group, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.51%	7/28/2023	10/8/2026	$56	$—	$—	0.00%
Champion Motorsports Group, LLC	First lien senior secured term loan	S +	6.25%	10.51%	7/28/2023	10/8/2026	1,619	1,613	1,609	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.25%	10.51%	7/28/2023	4/22/2026		344	344	344	0.02%
MacNeill Pride Group Corp (6)	First lien senior secured revolving loan	S +	6.25%	10.51%	7/28/2023	4/22/2026		287	—	—	0.00%
MacNeill Pride Group Corp	First lien senior secured term loan	S +	6.25%	10.51%	7/28/2023	4/22/2026		789	789	788	0.04%
TruBlue LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.41%	1/11/2024	1/11/2029		2,331	(31)	(28)	0.00%
TruBlue LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.41%	1/11/2024	1/11/2029		1,430	(19)	(17)	0.00%
TruBlue LLC	First lien senior secured term loan	S +	5.25%	9.41%	1/11/2024	1/11/2029		5,134	5,062	5,067	0.24%
									7,758	7,763	0.38%
Leisure products
PHGP MB Purchaser, Inc	First lien senior secured delayed draw term loan	S +	6.00%+ 0.50% PIK	10.76%	7/28/2023	5/20/2027		$78	$77	$70	0.00%
PHGP MB Purchaser, Inc (6)(25)	First lien senior secured revolving loan	S +	6.00%	10.26%	7/28/2023	5/20/2027		75	3	(4)	0.00%
PHGP MB Purchaser, Inc	First lien senior secured term loan	S +	6.00% + 0.50% PIK	10.76%	7/28/2023	5/20/2027		1,049	1,039	946	0.04%
									1,119	1,012	0.04%
Life sciences tools and services
Aptitude Health Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.51%	7/28/2023	5/3/2026		$267	$(1)	$(1)	0.00%
Aptitude Health Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.51%	7/28/2023	5/3/2026		1,072	1,069	1,069	0.05%
CR Services Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.78%	7/28/2023	7/28/2028		128	125	120	0.01%
CR Services Intermediate, LLC	First lien senior secured revolving loan	S +	6.50%	10.77%	7/28/2023	7/28/2028		38	19	17	0.00%
CR Services Intermediate, LLC	First lien senior secured term loan	S +	6.50%	10.78%	7/28/2023	7/28/2028		235	229	220	0.01%
CR Services Intermediate, LLC (7)	First lien senior secured term loan	S +	6.50%	10.78%	7/28/2023	7/28/2028	C$	235	229	220	0.01%
ERG Buyer, LLC	First lien senior secured delayed draw term loan	6.00% Cash + 4.50% PIK		10.50%	2/26/2024	8/31/2027		352	350	260	0.01%
ERG Buyer, LLC	First lien senior secured revolving loan	6.00% Cash + 4.50% PIK		10.50%	2/26/2024	8/31/2027		5,353	5,324	3,960	0.19%
ERG Buyer, LLC	First lien senior secured term loan	6.00% Cash + 4.50% PIK		10.50%	2/26/2024	8/31/2027		36,977	36,850	27,359	1.28%
Health and Wellness Partners LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	3/12/2025	3/12/2030		5,808	(89)	(82)	0.00%
Health and Wellness Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.16%	3/12/2025	3/12/2030		2,480	(39)	(35)	0.00%
Health and Wellness Partners LLC	First lien senior secured term loan	S +	5.00%	9.16%	3/12/2025	3/12/2030		21,671	21,325	21,356	1.00%
									65,391	54,463	2.56%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	S +	6.25%	10.53%	7/28/2023	4/30/2026		$173	$155	$155	0.01%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	S +	6.25%	10.77%	7/28/2023	4/30/2026		1,970	1,961	1,961	0.09%
Bakery Manufacturing Company (6)	First lien senior secured revolving loan	S +	5.25%	9.41%	11/1/2024	11/1/2028		2,898	(37)	(31)	0.00%
Bakery Manufacturing Company	First lien senior secured term loan	S +	5.25%	9.41%	11/1/2024	11/1/2028		17,159	16,950	16,982	0.80%
DNS-IMI Acquisition Corp (6)	First lien senior secured revolving loan	S +	5.25%	9.40%	7/28/2023	11/23/2026		56	—	—	0.00%
DNS-IMI Acquisition Corp	First lien senior secured term loan	S +	5.25%	9.40%	7/28/2023	11/23/2026		1,403	1,398	1,395	0.07%
Double E Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.87%	6/21/2022	6/21/2028		3,110	1,931	1,755	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.75% PIK	11.13%	8/11/2025	6/21/2028	786	764	734	0.03%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.75% PIK	10.90%	6/21/2022	6/21/2028	18,902	18,679	17,642	0.83%
Kittyhawk, Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.25%	5/1/2024	5/1/2029	3,571	(51)	(47)	0.00%
Kittyhawk, Inc	First lien senior secured term loan	S +	5.25%	9.25%	5/1/2024	5/1/2029	14,925	14,699	14,717	0.69%
L&J Holding Company LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.75%	7/29/2024	7/29/2030	9,823	(79)	(62)	0.00%
L&J Holding Company LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	7/29/2024	7/29/2030	2,204	(36)	(32)	0.00%
L&J Holding Company LLC	First lien senior secured term loan	S +	4.75%	8.75%	7/29/2024	7/29/2030	11,669	11,472	11,496	0.54%
My Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	1/26/2024	1/26/2030	3,123	3,078	3,082	0.14%
My Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.50%	1/26/2024	1/26/2030	2,360	(34)	(31)	0.00%
My Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.50%	1/26/2024	1/26/2030	7,811	7,689	7,699	0.36%
SPG Holdco, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.51%	5/16/2025	12/1/2028	1,779	1,211	1,214	0.06%
SPG Holdco, LLC	First lien senior secured revolving loan	S +	6.00%	10.06%	12/1/2023	12/1/2028	2,070	381	389	0.02%
SPG Holdco, LLC	First lien senior secured term loan	S +	6.00%	10.12%	12/1/2023	12/1/2028	10,500	10,322	10,374	0.49%
USSC Holding Corp	First lien senior secured delayed draw term loan	S +	5.25%	9.45%	6/21/2024	6/21/2030	10,053	9,896	9,929	0.47%
USSC Holding Corp	First lien senior secured revolving loan	S +	5.25%	9.35%	6/21/2024	6/21/2030	7,177	3,116	3,141	0.15%
USSC Holding Corp	First lien senior secured term loan	S +	5.25%	9.25%	6/21/2024	6/21/2030	34,518	33,932	34,068	1.60%
								137,397	136,530	6.43%
Media
Ansira Partners II, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.96%	8/15/2025	8/15/2031	$6,142	$(90)	$(90)	0.00%
Ansira Partners II, LLC	First lien senior secured term loan	S +	5.75%	9.96%	8/15/2025	8/15/2031	46,440	45,753	45,750	2.15%
Barkley, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.46%	9/29/2023	9/29/2028	2,300	(36)	(31)	0.00%
Barkley, LLC	First lien senior secured term loan	S +	6.00%	10.46%	9/29/2023	9/29/2028	43,565	42,875	42,981	2.02%
Best Version Media Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.25%	12/31/2024	12/31/2030	2,897	(44)	(40)	0.00%
Best Version Media Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.25%	12/31/2024	12/31/2030	28,966	28,519	28,558	1.34%
Creative Outdoor Holding Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	6/26/2025	6/26/2030	8,741	(104)	(87)	0.00%
Creative Outdoor Holding Inc (6)(26)	First lien senior secured revolving loan	S +	5.00%	9.00%	6/26/2025	6/26/2030	4,168	(59)	(42)	0.00%
Creative Outdoor Holding Inc	First lien senior secured term loan	S +	5.00%	9.00%	6/26/2025	6/26/2030	18,311	18,085	18,127	0.85%
Datum Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.25%	10/30/2024	4/30/2030	2,146	(39)	(27)	0.00%
Datum Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.25%	10/30/2024	4/30/2030	24,071	23,692	23,770	1.12%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	7/28/2023	12/9/2026	219	217	217	0.01%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	12/22/2023	12/9/2026	2,815	2,788	2,790	0.13%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.76%	8/1/2024	12/9/2026	5,099	1,701	1,713	0.08%
Exclusive Concepts, LLC	First lien senior secured revolving loan	S +	6.50%	11.07%	7/28/2023	12/9/2026	23	22	22	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Exclusive Concepts, LLC	First lien senior secured term loan	S +	6.50%	10.76%	7/28/2023	12/9/2026	3,463	3,427	3,433	0.16%
GM Services Buyer, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.92%	8/26/2025	8/26/2030	21,566	10,739	10,739	0.50%
GM Services Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.95%	8/26/2025	8/26/2030	3,070	(45)	(45)	0.00%
GM Services Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.95%	8/26/2025	8/26/2030	5,867	5,780	5,779	0.27%
Infolinks Media Buyco, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	7/28/2023	11/1/2026	2,067	2,053	2,053	0.10%
Infolinks Media Buyco, LLC	First lien senior secured revolving loan	S +	5.50%	9.50%	7/28/2023	11/1/2026	38	7	7	0.00%
Infolinks Media Buyco, LLC	First lien senior secured term loan	S +	5.50%	9.50%	7/28/2023	11/1/2026	19,863	19,721	19,721	0.93%
Merge USA, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	2/28/2025	2/28/2030	2,515	(33)	(29)	0.00%
Merge USA, Inc	First lien senior secured term loan	S +	4.75%	8.75%	2/28/2025	2/28/2030	11,206	11,054	11,074	0.52%
NORTH & WARREN, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.37%	1/31/2025	1/31/2030	954	(12)	(11)	0.00%
NORTH & WARREN, LLC	First lien senior secured term loan	S +	5.50%	9.37%	1/31/2025	1/31/2030	4,486	4,423	4,434	0.21%
NTM Acquisition Corp (6)	First lien senior secured revolving loan	S +	6.75%	11.01%	12/18/2023	6/18/2026	1,809	(9)	(9)	0.00%
NTM Acquisition Corp	First lien senior secured term loan	S +	6.75%	11.01%	12/18/2023	6/18/2026	12,096	12,023	12,024	0.56%
Optimized Marketing Acquisition, LLC	First lien senior secured revolving loan	S +	6.25%	10.82%	8/19/2022	8/19/2027	3,383	3,010	2,968	0.14%
Optimized Marketing Acquisition, LLC	First lien senior secured term loan	S +	6.25%	10.82%	8/19/2022	8/19/2027	25,445	25,138	24,869	1.16%
Outerbox, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	6/7/2024	6/7/2028	4,077	(41)	(36)	0.00%
Outerbox, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.16%	6/7/2024	6/7/2028	2,280	(23)	(20)	0.00%
Outerbox, LLC	First lien senior secured term loan	S +	5.00%	9.16%	6/7/2024	6/7/2028	17,867	17,680	17,703	0.83%
Peninsula MMGY Corporation (6)(27)	First lien senior secured revolving loan	S +	5.50%	9.50%	10/26/2023	4/26/2029	3,691	(69)	(44)	0.00%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.50%	10/26/2023	4/26/2029	9,440	9,252	9,328	0.44%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.50%	4/4/2025	4/26/2029	12,185	12,024	12,041	0.57%
The Channel Company, LLC	First lien senior secured revolving loan	S +	6.75%	11.01%	7/28/2023	11/1/2027	62	26	24	0.00%
The Channel Company, LLC	First lien senior secured term loan	S +	2.50% + 4.25% PIK	11.01%	7/28/2023	11/1/2027	2,464	2,448	2,340	0.11%
WTWH Buyer, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.78%	12/16/2022	12/16/2027	1,638	(19)	(22)	0.00%
WTWH Buyer, LLC	First lien senior secured term loan	S +	6.50%	10.78%	12/16/2022	12/16/2027	14,032	13,838	13,843	0.65%
								315,672	315,775	14.85%
Multiline retail
HEC Purchaser Corp.	First lien senior secured revolving loan	S +	5.00%	9.16%	6/17/2024	6/17/2029	$8,250	$1,050	$1,072	0.05%
HEC Purchaser Corp.	First lien senior secured term loan	S +	5.00%	8.95%	6/17/2024	6/17/2029	57,802	57,034	57,224	2.69%
								58,084	58,296	2.74%
Personal products
Cosmetic Solutions LLC (8)	First lien senior secured term loan	4.00%		4.00%	7/18/2025	10/17/2029	1,497	1,483	702	0.03%
								1,483	702	0.03%
Pharmaceuticals
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.01%	7/28/2023	9/22/2026	$327	$319	$289	0.01%
Formulated Buyer, LLC	First lien senior secured revolving loan	S +	6.75%	11.15%	7/28/2023	9/22/2029	200	179	158	0.01%
Formulated Buyer, LLC	First lien senior secured term loan	S +	6.75%	11.01%	7/28/2023	9/22/2029	503	492	445	0.02%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
								990	892	0.04%
Professional services
CSL Intermediate Acquisition LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.41%	7/8/2025	11/8/2029	$3,564	$(51)	$(46)	0.00%
CSL Intermediate Acquisition LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.41%	11/8/2024	11/8/2029	1,692	1,668	1,670	0.08%
CSL Intermediate Acquisition LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.41%	11/8/2024	11/8/2029	1,673	(24)	(22)	0.00%
CSL Intermediate Acquisition LLC	First lien senior secured term loan	S +	5.25%	9.41%	11/8/2024	11/8/2029	9,193	9,060	9,071	0.43%
Helpware, Inc	First lien senior secured revolving loan	S +	5.75%	10.01%	9/8/2022	9/8/2026	5,061	2,615	2,578	0.12%
Helpware, Inc	First lien senior secured term loan	S +	5.75% + 1.25% PIK	11.26%	9/8/2022	9/8/2026	14,043	13,978	13,892	0.65%
Keystone Partners, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	10/25/2024	10/25/2028	2,200	769	771	0.04%
Keystone Partners, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.56%	10/25/2024	10/25/2028	1,347	(16)	(14)	0.00%
Keystone Partners, LLC	First lien senior secured term loan	S +	5.25%	9.56%	10/25/2024	10/25/2028	12,143	11,992	12,011	0.56%
								39,991	39,911	1.88%
Real estate management and development
BBG, Inc (28)	First lien senior secured revolving loan	S +	6.75%	11.01%	7/28/2023	1/8/2026	$233	$227	$223	0.01%
BBG, Inc	First lien senior secured term loan	S +	6.50% + 0.25% PIK	11.01%	7/28/2023	1/8/2026	1,968	1,947	1,940	0.09%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.75%	11.43%	7/28/2023	5/17/2027	75	36	36	0.00%
MetaSource, LLC	First lien senior secured term loan	S +	6.25% + 0.50% PIK	11.01%	7/28/2023	5/17/2027	920	914	912	0.04%
								3,124	3,111	0.14%
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP	First lien senior secured revolving loan	S +	6.00%	10.15%	7/28/2023	9/2/2026	$45	$34	$34	0.00%
Altamira Material Solutions, LP	First lien senior secured term loan	S +	6.00%	10.15%	7/28/2023	9/2/2026	1,010	1,007	1,005	0.05%
								1,041	1,039	0.05%
Software
Affinitiv Inc (6)	First lien senior secured revolving loan	S +	7.00%	11.26%	7/28/2023	7/26/2027	$186	$(2)	$(1)	0.00%
Affinitiv Inc	First lien senior secured term loan	S +	7.00%	11.26%	7/28/2023	7/26/2027	2,246	2,221	2,229	0.10%
DemandTec, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.20%	8/27/2025	8/27/2031	3,855	(57)	(57)	0.00%
DemandTec, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.20%	8/27/2025	8/27/2031	1,505	(22)	(22)	0.00%
DemandTec, LLC	First lien senior secured term loan	S +	5.00%	9.20%	8/27/2025	8/27/2031	7,710	7,596	7,595	0.36%
Genius Bidco, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.25%	5/1/2024	5/1/2030	4,661	(36)	(28)	0.00%
Genius Bidco, LLC (29)	First lien senior secured revolving loan	S +	5.25%	9.25%	5/1/2024	5/1/2030	3,571	422	426	0.02%
Genius Bidco, LLC	First lien senior secured term loan	S +	5.25%	9.25%	5/1/2024	5/1/2030	12,552	12,345	12,369	0.58%
GPSTrackit Holdings, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.00%	3/29/2024	3/29/2029	1,953	1,918	1,918	0.09%
GPSTrackit Holdings, LLC	First lien senior secured revolving loan	S +	6.00%	10.08%	3/29/2024	3/29/2029	4,429	2,286	2,284	0.11%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
GPSTrackit Holdings, LLC	First lien senior secured term loan	S +	6.00%	10.00%	3/29/2024	3/29/2029	32,238	31,653	31,672	1.48%
GS XX Corporation (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	4/19/2024	4/19/2029	2,381	(34)	(31)	0.00%
GS XX Corporation	First lien senior secured term loan	S +	4.75%	8.75%	4/19/2024	4/19/2029	16,736	16,482	16,503	0.77%
Shasta Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	11/12/2024	11/12/2030	4,307	(53)	(48)	0.00%
Shasta Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.75%	11/12/2024	11/12/2030	20,242	19,976	20,009	0.94%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.01%	7/28/2023	6/21/2027	110	(1)	(3)	0.00%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75% + 0.50% PIK	10.51%	7/28/2023	6/21/2027	3,465	3,443	3,376	0.16%
								98,137	98,191	4.61%
Specialty retail
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	7/28/2023	10/22/2027	$270	$267	$266	0.01%
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.00%	4/14/2025	10/22/2027	5,046	1,575	1,566	0.07%
Dykstras Auto LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	7/28/2023	10/22/2027	1,992	(26)	(30)	0.00%
Dykstras Auto LLC	First lien senior secured term loan	S +	5.00%	9.00%	7/28/2023	10/22/2027	3,015	2,975	2,968	0.14%
Fastlap, LLC	First lien senior secured revolving loan	S +	2.15% + 3.35% PIK	9.81%	6/20/2024	6/20/2029	2,278	1,553	1,556	0.07%
Fastlap, LLC	First lien senior secured term loan	S +	2.15% + 3.35% PIK	9.50%	6/20/2024	6/20/2029	10,136	9,910	9,924	0.47%
Kaizen Auto Care, LLC	First lien senior secured revolving loan	5.00%		5.00%	3/1/2024	12/22/2027	152	139	104	0.00%
Kaizen Auto Care, LLC	First lien senior secured term loan	5.00%		5.00%	7/28/2023	12/22/2027	1,342	1,334	1,026	0.05%
Leonard Group, Inc	First lien senior secured revolving loan	S +	6.75%	11.10%	7/28/2023	2/26/2027	234	170	170	0.01%
Leonard Group, Inc	First lien senior secured term loan	S +	6.75%	11.01%	7/28/2023	2/26/2027	1,308	1,303	1,296	0.06%
Pink Lily Holdings, LLC	First lien senior secured revolving loan	S +	7.00%	11.27%	7/28/2023	11/16/2027	31	16	4	0.00%
Pink Lily Holdings, LLC	First lien senior secured term loan	S +	7.00%	11.35%	7/28/2023	11/16/2027	1,381	1,358	813	0.04%
								20,574	19,663	0.92%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Textiles, apparel and luxury goods
Lakeshirts LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.16%	12/30/2024	12/20/2030	$7,989	$(35)	$(18)	0.00%
Lakeshirts LLC	First lien senior secured revolving loan	S +	5.00%	9.16%	12/30/2024	12/30/2030	11,650	772	794	0.04%
Lakeshirts LLC	First lien senior secured term loan	S +	5.00%	9.16%	12/30/2024	12/30/2030	29,918	29,657	29,711	1.39%
								30,394	30,487	1.43%
Trading companies and distributors
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	9.70%	7/28/2023	4/9/2027	$100	$99	$99	0.00%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	9.70%	12/12/2023	4/9/2027	4,128	4,090	4,097	0.19%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	9.70%	7/1/2024	4/9/2027	10,255	69	75	0.00%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	9.50%	7/28/2023	4/9/2027	569	564	565	0.03%
AFC-Dell Holding Corp (30)	First lien senior secured revolving loan	S +	5.50%	9.71%	7/28/2023	10/9/2026	156	92	92	0.00%
AFC-Dell Holding Corp	First lien senior secured term loan	S +	5.50%	9.81%	7/28/2023	4/9/2027	5,433	5,380	5,392	0.25%
American Equipment Systems LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.49%	7/28/2023	11/5/2026	37	36	36	0.00%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.47%	8/29/2025	11/5/2026	517	509	513	0.02%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.44%	7/28/2023	11/5/2026	69	69	69	0.00%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.44%	3/15/2024	11/5/2026	928	920	920	0.04%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.49%	7/28/2023	11/5/2026	314	312	312	0.01%
Ascent Lifting, Inc (6)	First lien senior secured revolving loan	S +	4.75%	9.01%	9/9/2022	9/9/2027	2,500	(33)	(32)	0.00%
Ascent Lifting, Inc	First lien senior secured term loan	S +	4.75%	9.01%	4/28/2023	9/9/2027	16,605	16,537	16,368	0.77%
AWI Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.75%	8/1/2024	8/1/2029	4,455	4,387	4,393	0.21%
AWI Group, LLC	First lien senior secured revolving loan	S +	5.75%	9.92%	8/1/2024	8/1/2029	10,420	7,343	7,355	0.35%
AWI Group, LLC	First lien senior secured term loan	S +	5.75%	9.75%	8/1/2024	8/1/2029	54,784	53,904	53,978	2.53%
Banner Buyer, LLC	First lien senior secured delayed draw term loan	S +	2.75% + 3.50% PIK	10.40%	7/28/2023	5/31/2026	569	566	404	0.02%
Banner Buyer, LLC (6)	First lien senior secured revolving loan	S +	2.75% + 3.50% PIK	10.40%	7/28/2023	5/31/2026	370	—	(107)	(0.01)%
Banner Buyer, LLC	First lien senior secured term loan	S +	2.75% + 3.50% PIK	10.40%	7/28/2023	5/31/2026	1,370	1,364	974	0.05%
CAP KSI Holdings LLC (31)	First lien senior secured revolving loan	S +	5.25%	9.90%	6/28/2024	6/28/2030	7,145	2,773	2,804	0.13%
CAP KSI Holdings LLC	First lien senior secured term loan	S +	5.25%	9.31%	6/28/2024	6/28/2030	59,881	59,158	59,432	2.78%
Eastern Communications Solutions, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	9.00%	12/30/2024	12/30/2030	3,240	(43)	(37)	0.00%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.00%	9.00%	12/30/2024	12/30/2030	12,517	12,348	12,372	0.58%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.53%	7/28/2023	1/17/2026	439	188	187	0.01%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	6.25%	10.53%	7/28/2023	1/17/2026	1,601	1,599	1,597	0.07%
Jacent Strategic Merchandising, LLC	First lien senior secured revolving loan	S +	6.50%	10.73%	9/19/2025	1/31/2027	2,436	1,094	1,094	0.05%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Jacent Strategic Merchandising, LLC	First lien senior secured term loan	S +	5.75%	9.98%	9/19/2025	1/31/2027	13,572	13,504	13,504	0.63%
Lehman Pipe Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.06%	6/13/2025	8/30/2030	5,436	1,518	1,527	0.07%
Lehman Pipe Buyer, LLC	First lien senior secured revolving loan	S +	5.00%	9.06%	8/30/2024	8/30/2030	6,324	2,006	2,030	0.10%
Lehman Pipe Buyer, LLC	First lien senior secured term loan	S +	5.00%	9.00%	8/30/2024	8/30/2030	37,679	37,063	37,209	1.75%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.85%	12/1/2023	8/5/2028	4,636	4,560	4,607	0.22%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.82%	8/5/2022	8/5/2028	3,168	3,143	3,149	0.15%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.99%	3/29/2024	8/5/2028	7,136	7,017	7,091	0.32%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.91%	8/5/2022	8/5/2028	2,653	2,623	2,636	0.12%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.95%	8/5/2022	8/5/2028	2,674	2,640	2,657	0.12%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.58%	10/31/2024	8/5/2028	8,392	6,605	6,617	0.31%
NEFCO Holding Company, LLC	First lien senior secured revolving loan	P +	4.75%	12.00%	8/5/2022	8/5/2028	7,269	2,105	2,135	0.10%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	9.81%	8/13/2024	8/5/2028	2,558	2,539	2,542	0.12%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	9.95%	10/31/2024	8/5/2028	3,385	3,358	3,364	0.16%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	9.81%	8/5/2022	8/5/2028	17,427	17,156	17,317	0.81%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	9.77%	12/1/2023	8/5/2028	648	636	643	0.03%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.40%	7/28/2023	6/30/2027	332	(2)	(1)	0.00%
Triad Technologies, LLC	First lien senior secured term loan	S +	5.25%	9.40%	7/28/2023	6/30/2027	1,138	1,135	1,131	0.05%
Value Added Distributors, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.75%	12/19/2024	12/19/2029	3,768	(51)	(43)	0.00%
Value Added Distributors, LLC	First lien senior secured term loan	S +	4.75%	8.75%	12/19/2024	12/19/2029	11,182	11,039	11,048	0.52%
Vintage Parts, Inc (6)	First lien senior secured revolving loan	S +	5.75%	9.75%	3/28/2025	3/28/2029	1,564	(17)	(15)	0.00%
Vintage Parts, Inc	First lien senior secured term loan	S +	5.75%	9.75%	3/28/2025	3/28/2029	16,167	15,978	16,012	0.75%
Wolf Gordon Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.56%	5/1/2024	5/1/2029	3,809	(63)	(59)	0.00%
Wolf Gordon Inc	First lien senior secured term loan	S +	5.25%	9.56%	5/1/2024	5/1/2029	26,703	26,239	26,284	1.22%
								334,056	334,337	15.63%
Water utilities
Diamondback Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.20%	10/15/2024	7/22/2026	$3,643	$3,625	$3,631	0.17%
Diamondback Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.06%	7/28/2023	7/22/2026	75	—	—	0.00%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.00%	9.06%	7/28/2023	7/22/2026	1,409	1,405	1,404	0.06%
								5,030	5,035	0.23%
Total non-controlled/non-affiliated senior secured debt								$3,820,975	$3,804,000	178.61%
Non-controlled/non-affiliated sponsor subordinated notes
Personal products
Cosmetic Solutions LLC	Sponsor subordinated note	11.00%		11.00%	7/18/2025	10/17/2029	396	$396	—	0.00%
								396	—	0.00%
Trading companies and distributors
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)	Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Empire Equipment Company, LLC	Sponsor subordinated note	12.50% + 7.00% PIK	19.50%	7/28/2023	7/17/2026	$17	$17	$18	0.00%
							17	18	0.00%
Total non-controlled/non-affiliated sponsor subordinated notes							413	18	0.00%
Total non-controlled/non-affiliated investments							$3,821,388	$3,804,018	178.61%
Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (32) (33) (34)	Equity - 16.72% membership interest						$85,570	$96,653	4.54%
Twin Brook Segregated Equity Holdings, LLC (32) (33) (34)	Equity - 3.78% membership interest						19	15	0.00%
Total non-controlled/affiliated investments							85,589	96,668	4.54%
Total investments							$3,906,977	$3,900,686	183.15%

Cash and cash equivalents
Dreyfus Government Cash Management Money Market Fund - Institutional Shares			4.04%				$7,000	$7,000	0.33%
JPMorgan U.S. Government Money Market Fund - Share Class: Capital			4.12%				9	9	—%
Other cash and cash equivalents							$145,465	$145,465	6.83%
Total cash and cash equivalents							152,474	152,474	7.16%
Total investments, cash and cash equivalents							$4,059,451	$4,053,160	190.31%
(1)Unless otherwise indicated, all investments are considered Level 3 investments.
(2)Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, such as Canadian Dollars (“C$”).
(4)The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the Term Secured Overnight Financing Rate (“Term SOFR” or “S”), the Canadian Overnight Repo Rate Average (“Term CORRA” or “T”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of September 30, 2025, the reference rates for the floating rate loans were the Term SOFR of 4.24%, the Prime Rate of 7.25%, and the Term CORRA of 2.56%. In some circumstances, interest may be paid-in-kind (“PIK”) rather than cash, resulting in an increased principal amount.
(6)Represents revolvers and delayed draw term loans where the entire balance is unfunded as of September 30, 2025. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.
(7)Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of September 30, 2025, non-qualifying assets represented approximately 4.41% of the total assets of the Company.
(8)Indicates Loan was on non-accrual status as of September 30, 2025.
(9)Principal balance includes reserve for letter of credit of $50,775 on which the borrower pays 5.00%.
(10)Principal balance includes reserve for letter of credit of $1,875 on which the borrower pays 6.00%.
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)
(11)Principal balance includes reserve for letter of credit of $3,659 on which the borrower pays 5.75%.
(12)Principal balance includes reserve for letter of credit of $10,663 on which the borrower pays 5.50%.
(13)Principal balance includes reserve for letter of credit of $175,771 on which the borrower pays 5.25%.
(14)Principal balance includes reserve for letter of credit of $1,233,299 on which the borrower pays 6.00%.
(15)Principal balance includes reserve for letter of credit of $45,563 on which the borrower pays 5.50%.
(16)Principal balance includes reserve for letter of credit of $30,948 on which the borrower pays 6.00%.
(17)Principal balance includes reserve for letter of credit of $7,896 on which the borrower pays 6.50%.
(18)Principal balance includes reserve for letter of credit of $9,170 on which the borrower pays 6.00%.
(19)Principal balance includes reserve for letter of credit of $163,717 on which the borrower pays 6.25%.
(20)Principal balance includes reserve for letter of credit of $147,760 on which the borrower pays 0.00%.
(21)Principal balance includes reserve for letter of credit of $16,960 on which the borrower pays 4.75%.
(22)Principal balance includes reserve for letter of credit of $168,934 on which the borrower pays 6.00%.
(23)Principal balance includes reserve for letter of credit of $532,875 on which the borrower pays 4.75%.
(24)Principal balance includes reserve for letter of credit of $881,210 on which the borrower pays 5.50%.
(25)Principal balance includes reserve for letter of credit of $5,625 on which the borrower pays 6.00%.
(26)Principal balance includes reserve for letter of credit of $802,340 on which the borrower pays 5.00%.
(27)Principal balance includes reserve for letter of credit of $62,209 on which the borrower pays 5.50%.
(28)Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.75%.
(29)Principal balance includes reserve for letter of credit of $238,050 on which the borrower pays 5.25%.
(30)Principal balance includes reserve for letter of credit of $6,240 on which the borrower pays 5.50%.
(31)Principal balance includes reserve for letter of credit of $505,140 on which the borrower pays 5.25%.
(32)As a practical expedient, the Company uses net asset value to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(33)Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2025, the aggregate fair value of these securities is $96,668 or 4.54% of the Company's net assets.
(34)Non-income producing investment.

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Foreign currency forward contracts
Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	USD 338	CAD 459	10/27/2025	$8
Total				$8

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Morgan Stanley Capital Services, LLC	Series A, Tranche A Notes	7.6900%	S + 3.547%	3/19/2027	$90,000	$662	$—	$662
Morgan Stanley Capital Services, LLC	Series A, Tranche B Notes	7.7800%	S + 3.8660%	3/19/2029	150,000	2,509	—	2,509
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.1224%	10/15/2028	20,000	(100)	—	(100)
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.1158%	10/15/2028	65,000	(314)	—	(314)
Wells Fargo Bank, N.A.	Series B, Tranche C Notes	6.5200%	S + 3.1810%	10/15/2029	100,000	(549)	—	(549)
Morgan Stanley Capital Services, LLC	Series B, Tranche C Notes	6.5200%	S + 3.3840%	10/15/2029	50,000	(449)	—	(449)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.2432%	10/15/2029	50,000	(418)	—	(418)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.2659%	10/15/2029	90,000	(825)	—	(825)
Regions Bank	Series C, Tranche A Notes	6.0500%	S + 2.5070%	5/30/2028	25,000	80	—	80
Regions Bank	Series C, Tranche B Notes	6.4000%	S + 2.8595%	3/30/2030	75,000	332	—	332
Total						$928	$—	$928
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of September 30, 2025
(Amounts in thousands)
(Unaudited)

Interest Rate Options
Counterparty	Instrument	Company Receives	Company Sold	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Wells Fargo Bank, N.A.	Sold SOFR Floor with Annuitized Premium	0.08% Semiannual premium	1.00% 3M SOFR Floor	4/15/2029	$100,000	98	—	98
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	61	—	61
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.06% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	20,000	12	—	12
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	49	—	49
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.07% Semiannual premium	1.00% 3M SOFR Floor	12/19/2026	90,000	12	—	12
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.06% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	65,000	37	—	37
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.11% Semiannual premium	1.00% 3M SOFR Floor	9/19/2028	150,000	150	—	150
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	90,000	88	—	88
Total						$507	$—	$507
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
AlphaCoin LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.59%	7/29/2024	7/29/2030	$3,028	$(28)	$(22)	0.00%
AlphaCoin LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.52%	7/29/2024	7/29/2030	4,509	(84)	(77)	0.00%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	9.59%	7/29/2024	7/29/2030	19,933	19,549	19,593	1.27%
Mattco Forge, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.35%	12/19/2024	12/19/2030	4,307	(65)	(65)	0.00%
Mattco Forge, Inc	First lien senior secured term loan	S +	5.00%	9.35%	12/19/2024	12/19/2030	46,274	45,583	45,579	2.96%
								64,955	65,008	4.23%
Air freight and logistics
Load One Purchaser Corporation	First lien senior secured revolving loan	P +	5.25%	12.75%	6/21/2022	6/21/2027	$3,557	$303	$306	0.02%
Load One Purchaser Corporation	First lien senior secured term loan	S +	6.25%	11.14%	10/23/2024	6/21/2028	997	978	982	0.06%
Load One Purchaser Corporation	First lien senior secured term loan	S +	6.25%	10.84%	6/21/2022	6/21/2028	13,999	13,773	13,786	0.89%
Zipline Logistics, LLC	First lien senior secured revolving loan	S +	6.00%	11.01%	9/19/2022	9/19/2027	1,687	1,088	1,055	0.07%
Zipline Logistics, LLC	First lien senior secured revolving loan	S +	4.00% + 2.00% PIK	11.01%	9/19/2022	9/19/2027	6	6	6	0.00%
Zipline Logistics, LLC	First lien senior secured term loan	S +	4.00% + 2.00% PIK	11.01%	9/19/2022	9/19/2027	6,843	6,733	6,610	0.43%
								22,881	22,745	1.47%
Auto components
A.P.A. Industries, LLC (6)(9)	First lien senior secured revolving loan	S +	6.00%	10.47%	1/10/2023	1/10/2028	$1,523	$(23)	$(22)	0.00%
A.P.A. Industries, LLC	First lien senior secured term loan	S +	6.00%	10.47%	1/10/2023	1/10/2028	8,529	8,386	8,394	0.54%
AvCarb, LLC	First lien senior secured delayed draw term loan	S +	2.00%	6.67%	7/28/2023	11/12/2026	243	240	235	0.02%
AvCarb, LLC	First lien senior secured revolving loan	S +	7.00%	11.71%	7/28/2023	11/12/2026	38	5	4	—%
AvCarb, LLC	First lien senior secured term loan	S +	2.00%	6.67%	7/28/2023	11/12/2026	519	514	501	0.03%
Bestop, Inc (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	3/29/2024	3/29/2029	6,774	(115)	(102)	(0.01)%
Bestop, Inc	First lien senior secured revolving loan	S +	5.25%	9.72%	3/29/2024	3/29/2029	7,081	1,119	1,133	0.07%
Bestop, Inc	First lien senior secured term loan	S +	5.25%	9.58%	3/29/2024	3/29/2029	44,026	43,252	43,365	2.81%
BSC ASI BUYER, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.33%	12/31/2024	12/31/2027	3,661	(37)	(37)	0.00%
BSC ASI BUYER, LLC	First lien senior secured term loan	S +	5.00%	9.33%	12/31/2024	12/31/2027	29,825	29,527	29,527	1.92%
Certified Collision Group Acquisition Corp (6)	First lien senior secured revolving loan	S +	5.00%	9.33%	7/28/2023	5/17/2027	19	—	—	0.00%
Certified Collision Group Acquisition Corp	First lien senior secured term loan	S +	5.00%	9.33%	7/28/2023	5/17/2027	1,103	1,094	1,093	0.07%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Raneys, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.29%	2/17/2023	6/7/2027	4,835	4,762	4,774	0.31%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.19%	6/7/2022	6/7/2027	1,964	(27)	(25)	0.00%
Raneys, LLC	First lien senior secured term loan	S +	5.75%	10.19%	6/7/2022	6/7/2027	13,453	13,262	13,285	0.86%
Vehicle Accessories, Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.72%	7/28/2023	11/30/2026	877	(9)	(9)	0.00%
Vehicle Accessories, Inc	First lien senior secured term loan	S +	5.25%	9.72%	7/28/2023	11/30/2026	11,238	11,128	11,120	0.72%
								113,078	113,236	7.34%
Building products
US Anchors Group Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.33%	7/15/2024	7/15/2029	3,275	(59)	(55)	0.00%
US Anchors Group Inc	First lien senior secured term loan	S +	5.00%	9.33%	7/15/2024	7/15/2029	17,573	17,242	17,274	1.12%
								17,183	17,219	1.12%
Chemicals
AM Buyer, LLC	First lien senior secured revolving loan	S +	6.75%	11.62%	7/28/2023	5/1/2025	$111	$79	$79	0.01%
AM Buyer, LLC	First lien senior secured term loan	S +	6.75%	11.34%	7/28/2023	5/1/2025	460	459	459	0.03%
Answer Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.48%	7/28/2023	12/30/2026	759	(8)	(6)	0.00%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.48%	7/28/2023	12/30/2026	1,665	1,655	1,651	0.11%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.48%	1/16/2024	12/30/2026	851	842	845	0.05%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.48%	6/7/2024	12/30/2026	9,923	9,763	9,845	0.64%
Custom Agronomics Holdings, LLC	First lien senior secured revolving loan	S +	6.50%	11.09%	8/30/2022	8/26/2027	2,357	1,543	1,541	0.10%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	11.09%	8/30/2022	8/26/2027	4,082	4,026	4,030	0.26%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	11.09%	3/25/2024	8/26/2027	2,517	2,485	2,485	0.16%
Polycorp Ltd (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	1/24/2024	1/24/2030	14,860	(126)	(98)	(0.01)%
Polycorp Ltd (6)	First lien senior secured revolving loan	S +	5.75%	10.11%	1/24/2024	1/24/2030	3,723	(63)	(58)	—%
Polycorp Ltd	First lien senior secured term loan	S +	5.75%	10.11%	1/24/2024	1/24/2030	18,055	17,785	17,759	1.15%
Teel Plastics, LLC (6)	First lien senior secured revolving loan	P +	4.00%	11.50%	7/28/2023	1/24/2025	324	—	—	—%
Teel Plastics, LLC	First lien senior secured term loan	S +	5.00%	9.47%	7/28/2023	1/24/2025	1,751	1,751	1,750	0.11%
								40,191	40,282	2.61%
Commercial services and supplies
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	7/28/2023	12/30/2027	$57	$56	$44	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	12/30/2027	38	37	29	0.00%
Alliance Environmental Group, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	12/30/2027	2,255	2,213	1,771	0.11%
CARDS Acquisition, Inc (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	8/12/2024	8/12/2029	23,837	(439)	(405)	(0.03)%
CARDS Acquisition, Inc	First lien senior secured revolving loan	S +	5.25%	9.65%	8/12/2024	8/12/2029	8,843	5,506	5,518	0.36%
CARDS Acquisition, Inc	First lien senior secured term loan	S +	5.25%	9.58%	8/12/2024	8/12/2029	41,214	40,435	40,503	2.63%
Edko Acquisition, LLC (10)	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	6/25/2026	38	11	11	0.00%
Edko Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	6/25/2026	1,111	1,105	1,102	0.07%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.72%	7/28/2023	5/2/2027	15	—	—	0.00%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.25%	9.72%	7/28/2023	5/2/2027	1,121	1,112	1,110	0.07%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Gold Medal Holdings, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	6/14/2024	3/17/2027	2,831	(23)	(19)	0.00%
Gold Medal Holdings, Inc (11)	First lien senior secured revolving loan	S +	5.75%	10.08%	7/28/2023	3/17/2027	1,444	277	279	0.02%
Gold Medal Holdings, Inc	First lien senior secured term loan	S +	5.75%	10.08%	7/28/2023	3/17/2027	12,086	11,989	12,005	0.78%
Green Monster Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	10.78%	7/28/2023	12/28/2026	38	37	37	0.00%
Green Monster Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.78%	7/28/2023	12/28/2026	1,146	1,139	1,136	0.07%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.72%	7/28/2023	3/31/2028	94	93	93	0.01%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.72%	10/6/2023	3/31/2028	352	347	350	0.02%
HLSG Intermediate, LLC	First lien senior secured revolving loan	S +	6.25%	10.72%	7/28/2023	3/31/2028	60	43	43	0.00%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	6.25%	10.72%	7/28/2023	3/31/2028	639	628	635	0.04%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	6.25%	10.72%	10/6/2023	3/31/2028	984	981	979	0.06%
Industrial Air Flow Dynamics, Inc	First lien senior secured revolving loan	S +	6.25%	10.95%	8/5/2022	8/5/2028	2,537	2,507	2,510	0.16%
Industrial Air Flow Dynamics, Inc	First lien senior secured term loan	S +	6.25%	10.99%	8/5/2022	8/5/2028	18,461	18,223	18,260	1.18%
Nimlok Company, LLC (6)(12)	First lien senior secured revolving loan	S +	5.50%	10.09%	7/28/2023	11/27/2025	320	(1)	(1)	0.00%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	10.09%	7/28/2023	11/27/2025	2,606	2,598	2,595	0.17%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	10.35%	5/1/2024	11/27/2025	3,104	3,089	3,090	0.20%
Polaris Labs Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.77%	9/17/2024	9/17/2029	2,123	(40)	(37)	0.00%
Polaris Labs Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.77%	9/17/2024	9/17/2029	6,442	6,320	6,329	0.41%
PRA Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.98%	7/28/2023	5/12/2028	56	(1)	(1)	0.00%
PRA Acquisition, LLC	First lien senior secured term loan	S +	6.50%	10.98%	7/28/2023	5/12/2028	599	588	587	0.04%
Quality Liaison Services of North America, Inc (6)	First lien senior secured revolving loan	S +	6.00%	10.74%	5/2/2023	5/2/2028	1,629	(27)	(26)	0.00%
Quality Liaison Services of North America, Inc	First lien senior secured term loan	S +	6.00%	10.74%	5/2/2023	5/2/2028	12,564	12,347	12,358	0.80%
Steel City Wash, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	7/28/2023	12/27/2026	140	139	139	0.01%
Steel City Wash, LLC	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	12/27/2026	38	26	26	0.00%
Steel City Wash, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	12/27/2026	5,557	5,524	5,533	0.36%
								116,839	116,583	7.54%
Construction and engineering
BCI Burke Holding Corp	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	7/28/2023	12/14/2027	$1,572	$1,554	$1,558	0.10%
BCI Burke Holding Corp (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	10/10/2024	12/14/2027	6,588	(61)	(61)	0.00%
BCI Burke Holding Corp (6)	First lien senior secured revolving loan	S +	5.75%	10.08%	7/28/2023	12/14/2027	2,447	(25)	(23)	0.00%
BCI Burke Holding Corp	First lien senior secured term loan	S +	5.75%	10.08%	7/28/2023	12/14/2027	6,484	6,413	6,424	0.42%
BCI Burke Holding Corp	First lien senior secured term loan	S +	5.75%	10.08%	10/10/2024	12/14/2027	11,942	11,834	11,831	0.77%
Highland Acquisition, Inc	First lien senior secured revolving loan	S +	5.25%	9.61%	7/28/2023	3/9/2027	2,213	414	412	0.03%
Highland Acquisition, Inc	First lien senior secured term loan	S +	5.25%	9.61%	7/28/2023	3/9/2027	10,836	10,692	10,688	0.69%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Ironhorse Purchaser, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	9/30/2022	9/30/2027	9,225	9,125	9,178	0.60%
Ironhorse Purchaser, LLC (13)	First lien senior secured revolving loan	S +	5.25%	9.61%	9/30/2022	9/30/2027	5,813	1,813	1,830	0.12%
Ironhorse Purchaser, LLC	First lien senior secured term loan	S +	5.25%	9.61%	9/30/2022	9/30/2027	29,993	29,615	29,653	1.92%
Rose Paving, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.33%	11/27/2024	11/7/2029	3,741	1,001	981	0.06%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.00%	9.52%	11/7/2022	11/7/2028	8,626	3,238	3,260	0.21%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.52%	11/7/2022	11/7/2028	17,251	16,918	16,996	1.10%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.52%	5/1/2024	11/7/2028	1,785	1,746	1,759	0.11%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	9.52%	11/27/2024	11/7/2029	13,155	12,962	12,961	0.84%
								107,239	107,447	6.97%
Containers and packaging
Bulk Lift International, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.84%	7/28/2023	11/15/2027	$126	$124	$124	0.01%
Bulk Lift International, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.84%	11/15/2022	11/15/2027	1,801	(28)	(30)	0.00%
Bulk Lift International, LLC	First lien senior secured term loan	S +	6.25%	10.84%	11/15/2022	11/15/2027	8,124	7,978	7,987	0.52%
Innovative FlexPak, LLC (8)	First lien senior secured revolving loan	S +	7.00%	11.47%	7/28/2023	1/23/2026	627	313	127	0.01%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	S +	7.00%	11.47%	7/28/2023	1/23/2026	2,616	2,274	1,499	0.10%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	S +	20.00% PIK	20.00%	7/28/2023	1/23/2026	735	567	421	0.03%
Johns Byrne LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	8/31/2023	8/31/2029	2,578	(49)	(47)	0.00%
Johns Byrne LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.33%	8/31/2023	8/31/2029	1,460	(28)	(27)	0.00%
Johns Byrne LLC	First lien senior secured term loan	S +	6.00%	10.33%	8/31/2023	8/31/2029	9,547	9,354	9,362	0.61%
K-1 Packaging Group LLC	First lien senior secured revolving loan	S +	6.25%	10.70%	10/6/2022	10/6/2027	6,748	75	80	0.01%
K-1 Packaging Group LLC	First lien senior secured term loan	S +	6.25%	10.84%	10/6/2022	10/6/2027	31,086	30,586	30,635	1.99%
MRC Keeler Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.00% + 0.50% PIK	10.98%	7/28/2023	12/4/2025	4	4	4	0.00%
MRC Keeler Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.48%	7/28/2023	12/4/2025	150	(1)	(5)	0.00%
MRC Keeler Acquisition LLC	First lien senior secured term loan	S +	6.00% + 0.50% PIK	10.98%	7/28/2023	12/4/2025	908	904	879	0.06%
Sixarp, LLC	First lien senior secured revolving loan	S +	5.50%	10.13%	8/5/2022	8/5/2027	3,732	1,641	1,644	0.11%
Sixarp, LLC	First lien senior secured term loan	S +	5.50%	10.09%	8/5/2022	8/5/2027	19,428	19,180	19,199	1.25%
Vanguard Packaging, LLC	First lien senior secured revolving loan	S +	5.00%	9.47%	3/29/2024	8/9/2026	4,408	565	571	0.04%
Vanguard Packaging, LLC	First lien senior secured term loan	S +	5.00%	9.47%	3/29/2024	8/9/2026	10,194	10,139	10,143	0.66%
								83,598	82,566	5.40%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	3.50% + 2.25% PIK	13.25%	7/28/2023	8/17/2026	$38	$22	$22	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
RTP Acquisition, LLC	First lien senior secured term loan	S +	4.50% + 2.25% PIK	13.85%	7/28/2023	8/17/2026	2,715	2,670	2,642	0.17%
								2,692	2,664	0.17%
Diversified consumer services
50Floor, LLC	First lien senior secured revolving loan	S +	3.00% + 3.00% PIK	10.48%	7/28/2023	12/31/2025	$206	$57	$28	0.00%
50Floor, LLC	First lien senior secured term loan	S +	3.00% + 3.00% PIK	10.48%	7/28/2023	12/31/2026	1,055	1,034	898	0.06%
ACES Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.97%	7/27/2022	7/27/2027	7,114	(73)	(67)	0.00%
ACES Intermediate, Inc	First lien senior secured term loan	S +	5.50%	9.97%	7/27/2022	7/27/2027	30,388	30,028	30,049	1.95%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.86%	4/25/2023	4/25/2028	7,205	5,645	5,651	0.37%
CL Services Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	10.99%	5/7/2024	4/25/2028	8,474	(142)	(151)	(0.01)%
CL Services Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.92%	4/25/2023	4/25/2028	1,629	(30)	(29)	0.00%
CL Services Acquisition, LLC	First lien senior secured term loan	S +	6.25%	10.99%	4/25/2023	4/25/2028	10,118	9,906	9,938	0.64%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	12/30/2022	12/30/2027	6,966	6,843	6,892	0.45%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	9/20/2023	12/30/2027	6,741	6,635	6,670	0.43%
Esquire Deposition Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.58%	12/30/2022	12/30/2027	7,666	(122)	(82)	(0.01)%
Esquire Deposition Solutions, LLC	First lien senior secured term loan	S +	5.25%	9.58%	12/30/2022	12/30/2027	48,234	47,411	47,720	3.10%
Harley Exteriors Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	10.09%	8/2/2024	8/1/2029	3,929	(72)	(66)	0.00%
Harley Exteriors Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.09%	8/2/2024	8/2/2029	1,322	(24)	(22)	0.00%
Harley Exteriors Acquisition, LLC	First lien senior secured term loan	S +	5.50%	10.09%	8/2/2024	8/2/2029	8,524	8,364	8,377	0.54%
Home Brands Group Holdings, Inc (6)	First lien senior secured revolving loan	S +	4.75%	9.49%	7/28/2023	11/8/2026	48	—	—	—%
Home Brands Group Holdings, Inc	First lien senior secured term loan	S +	4.75%	9.49%	7/28/2023	11/8/2026	1,534	1,526	1,522	0.10%
HTI Intermediate, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.47%	3/1/2024	3/1/2030	2,354	(20)	(16)	0.00%
HTI Intermediate, LLC	First lien senior secured revolving loan	S +	5.00%	9.44%	3/1/2024	3/1/2030	1,573	130	132	0.01%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	9.47%	3/1/2024	3/1/2030	5,059	4,969	4,980	0.32%
ISSA, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.58%	7/28/2023	3/1/2027	131	(2)	(2)	—%
ISSA, LLC	First lien senior secured term loan	S +	6.25%	10.58%	7/28/2023	3/1/2027	1,839	1,817	1,813	0.12%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.87%	11/13/2023	12/29/2026	7,032	5,775	5,814	0.38%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.85%	7/28/2023	12/29/2026	86	86	86	0.01%
Juniper Landscaping Holdings LLC (14)	First lien senior secured revolving loan	S +	6.25%	10.81%	7/28/2023	12/29/2026	820	345	349	0.02%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	S +	6.25%	10.84%	7/28/2023	12/29/2026	3,002	2,971	2,977	0.19%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.00%	9.33%	10/24/2023	10/24/2028	4,566	4,450	4,510	0.29%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.00%	9.37%	11/22/2024	10/24/2028	13,962	3,227	3,227	0.21%
Lawn Care Holdings Purchaser, Inc (6)	First lien senior secured revolving loan	S +	5.00%	9.44%	10/24/2023	10/24/2028	2,698	(44)	(33)	—%
Lawn Care Holdings Purchaser, Inc	First lien senior secured term loan	S +	5.00%	9.44%	10/24/2023	10/24/2028	7,192	7,057	7,104	0.46%
PPW Acquisition, LLC	First lien senior secured revolving loan	S +	6.75%	11.72%	7/28/2023	9/30/2026	38	27	26	—%
PPW Acquisition, LLC	First lien senior secured term loan	S +	4.33% + 2.50% PIK	11.34%	7/28/2023	9/30/2026	613	600	583	0.04%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	11/22/2023	11/22/2028	10,919	10,692	10,755	0.70%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.57%	9/25/2024	11/22/2028	9,048	2,627	2,651	0.17%
Premier Early Childhood Education Partners LLC	First lien senior secured revolving loan	S +	6.00%	10.59%	11/22/2023	11/22/2028	1,380	1,351	1,359	0.09%
Premier Early Childhood Education Partners LLC	First lien senior secured term loan	S +	6.00%	10.59%	11/22/2023	11/22/2028	8,229	8,049	8,106	0.53%
TSR Concrete Coatings, LLC	First lien senior secured revolving loan	S +	6.00%	10.55%	9/22/2023	9/22/2028	1,534	968	970	0.06%
TSR Concrete Coatings, LLC	First lien senior secured term loan	S +	6.00%	10.48%	9/22/2023	9/22/2028	6,148	6,028	6,033	0.39%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	7/28/2023	3/23/2026	1,607	1,376	1,373	0.09%
United Land Services Opco Parent, LLC (15)	First lien senior secured revolving loan	S +	6.00%	10.33%	7/28/2023	3/23/2026	150	35	35	—%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	3/23/2026	352	349	349	0.02%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	7.00%	11.48%	8/8/2022	4/30/2026	2,568	2,550	2,549	0.17%
Yard-Nique, Inc	First lien senior secured revolving loan	S +	7.00%	11.48%	8/8/2022	4/30/2026	1,947	1,117	1,126	0.07%
Yard-Nique, Inc	First lien senior secured term loan	S +	7.00%	11.48%	8/8/2022	4/30/2026	7,000	6,940	6,949	0.45%
								190,456	191,133	12.41%
Diversified telecommunication services
ISPN Intermediate, LLC	First lien senior secured revolving loan	S +	5.25%	9.61%	12/6/2024	12/6/2030	$861	$131	$131	0.01%
ISPN Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.61%	12/6/2024	12/6/2030	6,938	6,836	6,834	0.44%
								6,967	6,965	0.45%
Electrical equipment
AEP Passion Intermediate Holdings, Inc	First lien senior secured delayed draw term loan	S +	4.60% + 1.90% PIK	10.98%	7/28/2023	10/5/2027	$70	$69	$69	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	6.50%	11.13%	7/28/2023	10/5/2027	48	33	33	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	4.60% + 1.90% PIK	10.98%	7/28/2023	10/5/2027	—	—	—	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured term loan	S +	4.60% + 1.90% PIK	11.17%	7/28/2023	10/5/2027	1,261	1,240	1,235	0.08%
BPCP NSA Intermedco, Inc	First lien senior secured delayed draw term loan	S +	4.75%	9.11%	5/17/2024	5/17/2030	12,275	4,591	4,651	0.30%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
BPCP NSA Intermedco, Inc (6)	First lien senior secured revolving loan	S +	4.75%	9.11%	5/17/2024	5/17/2030	5,930	(80)	(69)	0.00%
BPCP NSA Intermedco, Inc	First lien senior secured term loan	S +	4.75%	9.11%	5/17/2024	5/17/2030	35,013	34,525	34,594	2.24%
WCI Volt Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.72%	9/15/2022	9/15/2028	2,249	(28)	(25)	0.00%
WCI Volt Purchaser, LLC	First lien senior secured term loan	S +	5.25%	9.72%	9/15/2022	9/15/2028	8,828	8,705	8,716	0.57%
								49,055	49,204	3.19%
Electronic equipment, instruments and components
Advanced Lighting Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.22%	7/28/2023	11/22/2025	$324	$—	$—	0.00%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	5.75%	10.22%	7/28/2023	11/22/2025	1,094	1,094	1,093	0.07%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	7/28/2023	10/18/2026	117	116	116	0.01%
Nelson Name Plate Company (6)	First lien senior secured revolving loan	S +	5.75%	10.34%	7/28/2023	10/18/2026	90	(1)	(1)	0.00%
Nelson Name Plate Company	First lien senior secured term loan	S +	5.75%	10.34%	7/28/2023	10/18/2026	883	878	874	0.06%
								2,087	2,082	0.14%
Food and staples retailing
Ever Fresh Fruit Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	10.71%	6/5/2024	11/17/2028	$2,513	$(44)	$(41)	0.00%
Ever Fresh Fruit Company, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.71%	11/17/2023	11/17/2028	1,380	(28)	(22)	0.00%
Ever Fresh Fruit Company, LLC	First lien senior secured term loan	S +	6.25%	10.71%	11/17/2023	11/17/2028	7,289	7,131	7,171	0.47%
Mad Rose Company, LLC (16)	First lien senior secured revolving loan	S +	6.25%	11.03%	7/28/2023	5/7/2026	395	50	50	—%
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.25%	11.03%	7/28/2023	5/7/2026	2,898	2,875	2,877	0.19%
Main Street Gourmet, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.84%	7/28/2023	11/10/2025	41	41	41	0.00%
Main Street Gourmet, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.84%	7/28/2023	11/10/2025	38	—	—	0.00%
Main Street Gourmet, LLC	First lien senior secured term loan	S +	5.25%	9.84%	7/28/2023	11/10/2025	1,093	1,091	1,089	0.07%
NutriScience Innovations, LLC (6)(17)	First lien senior secured revolving loan	S +	6.50%	10.83%	7/28/2023	4/21/2026	131	(1)	(1)	0.00%
NutriScience Innovations, LLC	First lien senior secured term loan	S +	6.50%	10.83%	7/28/2023	4/21/2026	2,336	2,316	2,314	0.15%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.43%	5/24/2024	5/5/2027	7,933	3,360	3,369	0.22%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.48%	7/28/2023	5/5/2027	75	74	74	0.00%
Qin's Buffalo, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.43%	7/28/2023	5/5/2027	38	(1)	—	0.00%
Qin's Buffalo, LLC	First lien senior secured term loan	S +	6.00%	10.36%	7/28/2023	5/5/2027	526	520	520	0.03%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	10.58%	7/28/2023	11/24/2026	38	37	37	0.00%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.60%	7/28/2023	11/24/2026	7,112	7,064	7,046	0.46%
Universal Pure, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.56%	10/31/2022	10/31/2028	363	38	39	0.00%
Universal Pure, LLC (18)	First lien senior secured revolving loan	S +	6.00%	10.50%	10/31/2022	10/31/2028	7,142	5,231	5,237	0.34%
Universal Pure, LLC	First lien senior secured term loan	S +	6.00%	10.48%	10/31/2022	10/31/2028	17,497	17,157	17,167	1.11%
								46,911	46,967	3.04%
Food products
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
BPCP WLF Intermedco LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.48%	8/19/2022	8/19/2027	$5,846	$(79)	$(58)	0.00%
BPCP WLF Intermedco LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.48%	12/20/2024	8/19/2028	7,615	(76)	(76)	0.00%
BPCP WLF Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.48%	8/19/2022	8/19/2027	3,383	(46)	(34)	—%
BPCP WLF Intermedco LLC	First lien senior secured term loan	S +	6.00%	10.48%	8/19/2022	8/19/2027	24,381	24,020	24,137	1.57%
Icelandirect, LLC	First lien senior secured revolving loan	S +	6.00%	11.06%	7/28/2023	7/30/2026	38	32	32	0.00%
Icelandirect, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	7/30/2026	700	696	694	0.05%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	S +	5.25%	9.72%	7/28/2023	4/30/2028	174	81	58	0.00%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.72%	7/28/2023	4/30/2028	791	764	661	0.04%
Sun Orchard, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.96%	8/2/2024	7/8/2028	6,099	(106)	(87)	(0.01)%
Sun Orchard, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.96%	7/8/2022	7/8/2028	5,336	(80)	(77)	0.00%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.50%	9.96%	7/8/2022	7/8/2028	26,387	25,933	26,006	1.69%
Treat Planet Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.09%	1/11/2023	1/11/2028	1,965	(36)	(34)	—%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	6.50%	11.09%	1/11/2023	1/11/2028	7,155	7,010	7,015	0.46%
Westminster Cracker Company, Inc	First lien senior secured revolving loan	S +	6.25%	10.71%	8/30/2023	8/30/2026	1,534	139	139	0.01%
Westminster Cracker Company, Inc	First lien senior secured term loan	S +	6.25%	10.71%	8/30/2023	8/30/2026	9,595	9,489	9,496	0.62%
								67,741	67,872	4.43%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.46%	7/28/2023	12/30/2026	$110	$107	$108	0.01%
Hydromax USA, LLC	First lien senior secured revolving loan	S +	6.00%	10.62%	7/28/2023	12/30/2026	228	40	43	0.00%
Hydromax USA, LLC	First lien senior secured term loan	S +	6.00%	10.46%	7/28/2023	12/30/2026	1,191	1,163	1,176	0.08%
								1,310	1,327	0.09%
Health care equipment and supplies
626 Holdings Equity LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.85%	7/28/2023	2/14/2028	$222	$220	$219	0.01%
626 Holdings Equity LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.85%	4/15/2024	2/14/2028	36	—	(1)	—%
626 Holdings Equity LLC	First lien senior secured revolving loan	S +	6.00%	10.97%	7/28/2023	2/14/2027	75	71	71	—%
626 Holdings Equity LLC	First lien senior secured term loan	S +	6.00%	10.85%	7/28/2023	2/14/2028	866	856	853	0.06%
Alcresta Buyer, Inc (6)	First lien senior secured delayed draw term loan	S +	5.50%	10.02%	3/12/2024	3/12/2030	14,036	(243)	(222)	(0.01)%
Alcresta Buyer, Inc (6)	First lien senior secured revolving loan	S +	5.50%	10.02%	3/12/2024	3/12/2029	2,761	(48)	(44)	—%
Alcresta Buyer, Inc	First lien senior secured term loan	S +	5.50%	10.02%	3/12/2024	3/12/2030	13,239	13,007	13,033	0.85%
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	7/28/2023	3/30/2026	211	210	210	0.01%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50%	11.12%	7/28/2023	3/30/2026	134	133	133	0.01%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	3/30/2026	1,026	1,015	1,018	0.07%
Medical Technology Associates, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.83%	7/25/2022	7/25/2028	1,966	(34)	(22)	—%
Medical Technology Associates, LLC	First lien senior secured term loan	S +	5.50%	9.83%	7/25/2022	7/25/2028	22,705	22,301	22,450	1.46%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Nasco Healthcare Inc.	First lien senior secured revolving loan	S +	5.75%	10.15%	12/13/2024	6/30/2028	2,937	925	926	0.06%
Nasco Healthcare Inc.	First lien senior secured term loan	S +	5.75%	10.15%	12/13/2024	6/30/2028	11,793	11,676	11,675	0.76%
NWI Merger Sub, Inc (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.71%	12/4/2024	12/4/2029	6,438	(127)	(127)	(0.01)%
NWI Merger Sub, Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.71%	12/4/2024	12/4/2029	2,495	(49)	(49)	—%
NWI Merger Sub, Inc	First lien senior secured term loan	S +	5.25%	9.71%	12/4/2024	12/4/2029	16,953	16,619	16,614	1.08%
Reliable Medical Supply LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.34%	7/28/2023	4/8/2025	140	140	140	0.01%
Reliable Medical Supply LLC	First lien senior secured revolving loan	S +	6.75%	11.60%	7/28/2023	4/8/2025	2,013	1,998	1,997	0.13%
Reliable Medical Supply LLC	First lien senior secured term loan	S +	6.75%	11.35%	7/28/2023	4/8/2025	3,282	3,270	3,267	0.21%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.35%	7/28/2023	1/20/2026	277	272	272	0.02%
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	11.33%	7/28/2023	1/20/2027	133	131	131	0.01%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.32%	7/28/2023	1/20/2026	3,573	3,494	3,513	0.23%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	5/3/2024	3/5/2026	116	109	62	—%
Spectrum Solutions, LLC	First lien senior secured delayed draw term loan	15.00% PIK		15.00%	7/28/2023	3/5/2026	226	218	224	0.01%
Spectrum Solutions, LLC	First lien senior secured revolving loan	S +	6.25%	10.95%	7/28/2023	3/5/2026	283	155	44	—%
Spectrum Solutions, LLC	First lien senior secured term loan	S +	6.25%	10.84%	7/28/2023	3/5/2026	579	526	307	0.02%
Surplus Solutions, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.84%	9/30/2024	11/30/2027	4,664	(64)	(70)	—%
Surplus Solutions, LLC	First lien senior secured revolving loan	S +	5.25%	9.84%	11/30/2022	11/30/2027	1,771	319	327	0.02%
Surplus Solutions, LLC	First lien senior secured term loan	S +	5.25%	9.84%	11/30/2022	11/30/2027	16,283	15,981	16,037	1.04%
								93,081	92,988	6.05%
Health care providers and services
ADVI Health, LLC (6)	First lien senior secured revolving loan	S +	7.00%	11.59%	11/29/2022	11/29/2027	$1,062	$(15)	$(15)	0.00%
ADVI Health, LLC	First lien senior secured term loan	S +	7.00%	11.59%	11/29/2022	11/29/2027	6,112	6,013	6,019	0.39%
Advocate RCM Acquisition Corp (6)	First lien senior secured revolving loan	S +	6.00%	10.43%	12/22/2023	12/22/2026	2,902	(34)	(32)	0.00%
Advocate RCM Acquisition Corp	First lien senior secured term loan	S +	6.00%	10.43%	12/22/2023	12/22/2026	18,226	18,000	18,017	1.17%
Agility Intermediate, Inc	First lien senior secured delayed draw term loan	S +	7.00%	11.59%	7/28/2023	4/15/2026	109	107	103	0.01%
Agility Intermediate, Inc	First lien senior secured revolving loan	S +	7.00%	11.59%	7/28/2023	4/15/2026	134	78	74	0.00%
Agility Intermediate, Inc	First lien senior secured term loan	S +	7.00%	11.59%	7/28/2023	4/15/2026	237	233	226	0.01%
American Family Care, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.43%	2/29/2024	2/28/2029	4,424	350	355	0.02%
American Family Care, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.43%	2/29/2024	2/28/2029	1,775	(37)	(35)	0.00%
American Family Care, LLC	First lien senior secured term loan	S +	6.00%	10.43%	2/29/2024	2/28/2029	11,516	11,267	11,284	0.73%
ASC Ortho Management Company, LLC	First lien senior secured delayed draw term loan	S +	4.33% + 2.50% PIK	11.43%	7/28/2023	12/31/2026	322	318	316	0.02%
ASC Ortho Management Company, LLC	First lien senior secured revolving loan	S +	7.00%	11.59%	7/28/2023	12/31/2026	38	20	19	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
ASC Ortho Management Company, LLC	First lien senior secured term loan	S +	4.33% + 2.50% PIK	11.43%	7/28/2023	12/31/2026	510	504	500	0.03%
Ascend Plastic Surgery Partners MSO LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.33%	5/3/2024	5/3/2029	20,682	(359)	(335)	(0.02)%
Ascend Plastic Surgery Partners MSO LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.33%	5/3/2024	5/3/2029	4,197	(73)	(67)	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured term loan	S +	5.00%	9.33%	5/3/2024	5/3/2029	6,860	6,737	6,748	0.44%
ASP Global Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	7/31/2024	7/31/2029	19,204	13,350	13,378	0.87%
ASP Global Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	10.03%	7/31/2024	7/31/2029	6,555	2,065	2,074	0.13%
ASP Global Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.61%	7/31/2024	7/31/2029	40,969	40,358	40,268	2.61%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	7/28/2023	12/14/2026	821	815	813	0.05%
Beacon Oral Specialists Management LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.33%	7/28/2023	12/14/2026	188	(2)	(2)	—%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	6.00%	10.33%	7/28/2023	12/14/2026	912	904	903	0.06%
Beghou Consulting, LLC (19)	First lien senior secured revolving loan	S +	5.00%	9.34%	5/1/2023	5/1/2028	2,714	1,521	1,523	0.10%
Beghou Consulting, LLC	First lien senior secured term loan	S +	5.00%	9.33%	5/1/2023	5/1/2028	15,235	14,895	14,906	0.97%
Behavior Frontiers, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	4/4/2024	5/21/2026	1,306	(13)	(13)	0.00%
Behavior Frontiers, LLC (6)(20)	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	5/21/2026	38	(1)	—	0.00%
Behavior Frontiers, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	5/21/2026	572	557	566	0.04%
BPCP EE Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.73%	4/3/2023	4/3/2028	3,182	1,982	1,984	0.13%
BPCP EE Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.73%	4/3/2023	4/3/2028	2,244	(40)	(38)	—%
BPCP EE Intermedco LLC	First lien senior secured term loan	S +	6.25%	10.73%	4/3/2023	4/3/2028	6,428	6,302	6,306	0.41%
Brightview, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.47%	7/28/2023	12/14/2026	47	47	47	0.00%
Brightview, LLC	First lien senior secured revolving loan	S +	6.00%	10.47%	7/28/2023	12/14/2026	52	52	52	0.00%
Brightview, LLC	First lien senior secured term loan	S +	6.00%	10.47%	7/28/2023	12/14/2026	678	676	675	0.04%
Canadian Orthodontic Partners Corp (7)	First lien senior secured delayed draw term loan - C$	15.00%		15.00%	4/5/2024	3/19/2026	32	12	11	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured delayed draw term loan - C$	C +	7.00%	10.63%	7/28/2023	3/19/2026	363	244	139	0.01%
Canadian Orthodontic Partners Corp (7)	First lien senior secured revolving loan	S +	7.00%	11.59%	7/28/2023	12/31/2026	134	129	84	0.01%
Canadian Orthodontic Partners Corp (7)	First lien senior secured revolving loan - C$	C +	7.00%	10.63%	7/28/2023	3/19/2026	264	193	115	0.01%
Canadian Orthodontic Partners Corp (7)	First lien senior secured revolving loan - C$	C +	7.00%	10.63%	3/19/2021	12/31/2026	64	47	28	0.00%
Canadian Orthodontic Partners Corp (7)	First lien senior secured term loan - C$	C +	7.00%	10.63%	7/28/2023	3/19/2026	276	200	120	0.01%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured revolving loan	S +	5.25%	10.64%	8/2/2022	8/2/2027	5,898	5,837	5,842	0.38%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.73%	8/2/2022	8/2/2027	31,320	30,956	30,980	2.01%
CNS Purchaser, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.82%	12/30/2024	12/30/2029	11,025	(83)	(83)	(0.01)%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
CNS Purchaser, LLC	First lien senior secured revolving loan	S +	5.50%	9.82%	12/30/2024	12/30/2029	4,246	927	927	0.06%
CNS Purchaser, LLC	First lien senior secured term loan	S +	5.50%	9.82%	12/30/2024	12/30/2029	38,587	38,009	38,009	2.47%
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.47%	7/28/2023	6/10/2026	164	163	161	0.01%
Community Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	10.62%	7/28/2023	6/10/2026	75	52	51	0.00%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	10.47%	7/28/2023	6/10/2026	934	931	920	0.06%
Dermatology Medical Partners OpCo LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	7/28/2023	10/29/2026	64	64	64	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured revolving loan	S +	6.50%	11.09%	7/28/2023	10/29/2026	38	29	28	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	10/29/2026	257	255	254	0.02%
EH Management Company, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.09%	7/28/2023	7/15/2026	38	—	—	—%
EH Management Company, LLC	First lien senior secured term loan	S +	5.50%	10.09%	7/28/2023	7/15/2026	4,461	4,431	4,429	0.29%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	11/2/2022	11/2/2027	16,787	16,596	16,614	1.08%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.44%	4/9/2024	11/2/2027	13,778	3,332	3,371	0.22%
Endodontic Practice Partners, LLC	First lien senior secured revolving loan	S +	5.75%	10.34%	11/2/2022	11/2/2027	1,956	758	762	0.05%
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	5.75%	10.34%	11/2/2022	11/2/2027	15,276	15,078	15,118	0.98%
FYZICAL Buyer, LLC	First lien senior secured revolving loan	S +	5.25%	9.61%	6/26/2024	6/26/2028	2,710	1,019	1,023	0.07%
FYZICAL Buyer, LLC	First lien senior secured term loan	S +	5.25%	9.61%	6/26/2024	6/26/2028	18,909	18,631	18,664	1.21%
Geriatric Medical and Surgical Supply, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.33%	7/28/2023	12/21/2025	300	(3)	(3)	0.00%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	6.00%	10.33%	7/28/2023	12/21/2025	20,042	19,845	19,827	1.29%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	7/28/2023	10/22/2026	174	171	170	0.01%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	6.50%	11.07%	7/28/2023	10/22/2026	38	26	25	0.00%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	10/22/2026	1,491	1,468	1,461	0.09%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.72%	7/28/2023	8/20/2026	368	366	365	0.02%
Guardian Dentistry Practice Management, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.72%	7/28/2023	8/20/2027	4,188	(45)	(39)	0.00%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	5.25%	9.72%	7/28/2023	8/20/2027	384	382	381	0.02%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	5/5/2023	5/5/2028	7,217	7,042	7,134	0.46%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.50%	6/25/2024	5/5/2028	19,004	11,768	11,819	0.77%
H2 Holdco, Inc (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.48%	12/20/2024	5/5/2028	7,560	(113)	(88)	(0.01)%
H2 Holdco, Inc (21)	First lien senior secured revolving loan	S +	6.00%	11.55%	5/5/2023	5/5/2028	2,544	342	374	0.02%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.59%	5/5/2023	5/5/2028	17,970	17,490	17,761	1.15%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.48%	12/20/2024	5/5/2028	907	894	897	0.06%
IMA Group Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	11.49%	7/28/2023	6/30/2028	174	(3)	(3)	—%
IMA Group Management Company, LLC	First lien senior secured revolving loan	S +	6.75%	11.21%	7/28/2023	6/30/2028	35	17	17	—%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
IMA Group Management Company, LLC	First lien senior secured term loan	S +	6.75%	11.49%	7/28/2023	6/30/2028	845	830	829	0.05%
IPC Pain Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	5/19/2022	5/19/2027	9,857	9,815	9,782	0.63%
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.34%	5/19/2022	5/19/2027	1,140	(8)	(7)	—%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.75%	10.34%	5/19/2022	5/19/2027	2,902	2,877	2,880	0.19%
MS Pain, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.96%	12/4/2024	12/4/2029	6,038	(119)	(119)	(0.01)%
MS Pain, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.96%	12/4/2024	12/4/2029	861	(17)	(17)	—%
MS Pain, LLC	First lien senior secured term loan	S +	5.50%	9.96%	12/4/2024	12/4/2029	3,381	3,314	3,313	0.21%
MWEC Management, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	2/14/2023	2/14/2028	1,426	421	431	0.03%
MWEC Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	7/3/2024	2/14/2028	2,532	(33)	(29)	—%
MWEC Management, LLC	First lien senior secured revolving loan	S +	5.75%	10.11%	2/14/2023	2/14/2028	1,924	1,227	1,244	0.08%
MWEC Management, LLC	First lien senior secured term loan	S +	5.75%	10.11%	2/14/2023	2/14/2028	14,885	14,581	14,712	0.95%
Network Partners Acquisitions, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	12/30/2026	38	—	—	—%
Network Partners Acquisitions, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	12/30/2026	266	265	264	0.02%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	12.15%	7/28/2023	12/31/2025	57	57	57	0.00%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.61%	7/28/2023	12/31/2025	514	512	511	0.03%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75%	11.55%	7/28/2023	12/31/2025	133	132	132	0.01%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75%	11.41%	7/28/2023	12/31/2025	573	571	570	0.04%
Peak Investment Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	7.00%	11.59%	7/28/2023	12/31/2025	113	(1)	(2)	—%
Peak Investment Holdings, LLC	First lien senior secured revolving loan	S +	7.00%	11.59%	7/28/2023	12/31/2025	324	160	157	0.01%
Peak Investment Holdings, LLC	First lien senior secured term loan	S +	7.00%	11.59%	7/28/2023	12/31/2025	1,196	1,192	1,178	0.08%
PharmaForceIQ INC. (6)	First lien senior secured revolving loan	S +	5.25%	9.84%	8/2/2024	8/2/2029	2,093	(38)	(35)	—%
PharmaForceIQ INC.	First lien senior secured term loan	S +	5.25%	9.84%	8/2/2024	8/2/2029	13,682	13,427	13,446	0.87%
PRM MANAGEMENT COMPANY, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	11.44%	1/25/2024	1/25/2029	1,180	(26)	(25)	—%
PRM MANAGEMENT COMPANY, LLC (6)	First lien senior secured revolving loan	S +	6.75%	11.44%	1/25/2024	1/25/2029	789	(18)	(17)	—%
PRM MANAGEMENT COMPANY, LLC	First lien senior secured term loan	S +	6.75%	11.44%	1/25/2024	1/25/2029	4,123	4,025	4,029	0.26%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	10.14%	3/8/2024	11/3/2027	8,081	7,970	7,982	0.52%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.85%	11/3/2022	11/3/2027	6,764	6,656	6,679	0.43%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.91%	12/23/2024	11/3/2027	9,072	(113)	(113)	(0.01)%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.91%	11/3/2022	11/3/2027	1,956	(31)	(24)	0.00%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.91%	11/3/2022	11/3/2027	17,510	17,249	17,291	1.12%
Revival Animal Health, LLC	First lien senior secured revolving loan	S +	6.00%	10.78%	7/28/2023	4/6/2026	131	78	77	—%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Revival Animal Health, LLC	First lien senior secured term loan	S +	6.00%	10.72%	7/28/2023	4/6/2026	16,422	16,246	16,271	1.06%
RMS Health Care Management, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.79%	10/6/2023	10/6/2026	2,700	1,351	1,352	0.09%
RMS Health Care Management, LLC	First lien senior secured revolving loan	S +	6.75%	11.55%	10/6/2023	10/6/2026	920	601	602	0.04%
RMS Health Care Management, LLC	First lien senior secured term loan	S +	6.75%	11.42%	10/6/2023	10/6/2026	4,277	4,214	4,216	0.27%
RQM Buyer, Inc	First lien senior secured delayed draw term loan	S +	2.00% + 4.75% PIK	11.34%	7/28/2023	8/12/2026	82	82	79	0.01%
RQM Buyer, Inc	First lien senior secured revolving loan	S +	2.00% + 4.75% PIK	11.34%	7/28/2023	8/12/2026	124	122	119	0.01%
RQM Buyer, Inc	First lien senior secured term loan	S +	2.00% + 4.75% PIK	11.34%	7/28/2023	8/12/2026	1,710	1,691	1,639	0.11%
Sage Dental Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.76%	9/25/2024	6/30/2026	9,143	1,483	1,497	0.10%
Sage Dental Management, LLC	First lien senior secured revolving loan	S +	5.25%	9.68%	9/25/2024	6/30/2026	8,220	3,004	3,016	0.20%
Sage Dental Management, LLC	First lien senior secured term loan	S +	5.25%	9.58%	9/25/2024	6/30/2026	58,246	57,883	57,984	3.76%
SAMGI Buyer, Inc (6)	First lien senior secured revolving loan	S +	5.50%	10.09%	7/28/2023	4/14/2025	138	—	—	—%
SAMGI Buyer, Inc	First lien senior secured term loan	S +	5.50%	10.09%	7/28/2023	4/14/2025	392	392	391	0.03%
SCP ENT and Allergy Services, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	7/28/2023	9/25/2026	156	154	154	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured revolving loan	S +	6.00%	10.59%	7/28/2023	9/25/2026	256	202	202	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	9/25/2026	2,726	2,702	2,694	0.17%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	7/28/2023	10/29/2026	176	174	174	0.01%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	4/22/2024	10/29/2026	17,218	6,464	6,460	0.42%
Signature Dental Partners LLC	First lien senior secured revolving loan	P +	4.75%	12.25%	7/28/2023	10/29/2026	38	13	13	—%
Signature Dental Partners LLC	First lien senior secured term loan	S +	5.75%	10.34%	7/28/2023	10/29/2026	4,264	4,217	4,216	0.27%
Signature MD, Inc	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	7/15/2024	7/15/2027	6,964	1,912	1,921	0.12%
Signature MD, Inc (6)	First lien senior secured revolving loan	S +	5.75%	10.08%	7/15/2024	7/15/2027	3,297	(35)	(31)	0.00%
Signature MD, Inc	First lien senior secured term loan	S +	5.75%	10.08%	7/15/2024	7/15/2027	18,348	18,142	18,179	1.18%
Silver Falls MSO, LLC	First lien senior secured revolving loan	S +	6.75%	11.45%	7/28/2023	8/30/2024	235	222	218	0.01%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	4.25% + 2.25% PIK	11.45%	7/28/2023	8/30/2024	1,323	1,291	1,299	0.08%
SimiTree Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.25% + 1.75% PIK	11.78%	7/28/2023	5/17/2026	884	882	868	0.06%
SimiTree Acquisition, LLC	First lien senior secured revolving loan	S +	7.00%	11.78%	7/28/2023	5/17/2026	178	49	46	0.00%
SimiTree Acquisition, LLC	First lien senior secured term loan	S +	5.25% + 1.75% PIK	11.78%	7/28/2023	5/17/2026	1,230	1,225	1,207	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.59%	7/28/2023	4/7/2027	182	179	179	0.01%
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.78%	9/19/2023	4/7/2027	6,758	1,864	1,867	0.12%
SIMKO Merger Sub LLC	First lien senior secured revolving loan	S +	6.00%	10.95%	7/28/2023	4/7/2027	56	25	26	0.00%
SIMKO Merger Sub LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	4/7/2027	644	637	636	0.04%
Southeast Primary Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.84%	7/28/2023	12/30/2025	512	510	509	0.03%
Southeast Primary Care Partners, LLC	First lien senior secured revolving loan	S +	6.25%	10.84%	7/28/2023	12/30/2025	225	74	74	0.00%
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	6.25%	10.84%	7/28/2023	12/30/2025	845	841	839	0.05%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	7/28/2023	7/27/2026	187	187	186	0.01%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.59%	5/17/2024	7/27/2026	3,990	2,149	2,150	0.14%
Southern Orthodontic Partners Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	5/17/2024	7/27/2026	3,990	(29)	(28)	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured revolving loan	S +	5.25%	9.57%	7/28/2023	1/27/2026	171	69	68	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	5.25%	9.58%	7/28/2023	7/27/2026	3,024	3,010	3,003	0.19%
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	8.00%	12.85%	7/28/2023	2/23/2027	60	31	30	0.00%
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	4.00% + 4.00% PIK	12.85%	7/28/2023	2/23/2027	691	672	662	0.04%
Spear Education Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.73%	6/26/2024	12/15/2028	7,290	(81)	(69)	0.00%
Spear Education Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.73%	6/26/2024	12/15/2028	47,382	46,854	46,938	3.05%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	12/22/2023	12/22/2028	11,001	8,877	8,937	0.58%
Star Dental Partners LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	11/8/2024	12/22/2028	12,076	(204)	(204)	(0.01)%
Star Dental Partners LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.61%	12/22/2023	12/22/2028	1,451	(32)	(24)	0.00%
Star Dental Partners LLC	First lien senior secured term loan	S +	5.25%	9.61%	12/22/2023	12/22/2028	15,228	14,909	14,971	0.97%
THE CHEMPETITIVE GROUP, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	3/22/2024	3/22/2029	11,998	1,290	1,306	0.08%
THE CHEMPETITIVE GROUP, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.11%	3/22/2024	3/22/2029	3,414	(58)	(53)	0.00%
THE CHEMPETITIVE GROUP, LLC	First lien senior secured term loan	S +	5.75%	10.11%	3/22/2024	3/22/2029	13,671	13,426	13,448	0.87%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	10/25/2024	10/25/2027	687	(8)	(8)	0.00%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.33%	10/25/2024	10/25/2027	1,078	(13)	(13)	0.00%
Transitions Intermediate Holdings, LLC	First lien senior secured term loan	S +	6.00%	10.33%	10/25/2024	10/25/2027	7,328	7,238	7,238	0.47%
U.S. Urology Partners, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.71%	11/8/2023	11/8/2026	1,401	(13)	(12)	0.00%
U.S. Urology Partners, LLC	First lien senior secured term loan	S +	6.25%	10.71%	11/8/2023	11/8/2026	11,600	11,485	11,497	0.75%
US Foot and Ankle Specialists, LLC	First lien senior secured delayed draw term loan	S +	5.50%	10.09%	9/15/2022	9/15/2026	14,037	13,919	13,932	0.90%
US Foot and Ankle Specialists, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.09%	9/15/2022	9/15/2026	2,699	(25)	(23)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
US Foot and Ankle Specialists, LLC	First lien senior secured term loan	S +	5.50%	10.09%	9/15/2022	9/15/2026	19,472	19,270	19,283	1.25%
Varsity DuvaSawko Operating Corp	First lien senior secured delayed draw term loan	S +	6.00%	10.85%	7/28/2023	11/27/2024	63	63	63	0.00%
Varsity DuvaSawko Operating Corp	First lien senior secured revolving loan	S +	6.00%	10.85%	7/28/2023	11/27/2024	5,189	1,697	1,669	0.11%
Varsity DuvaSawko Operating Corp	First lien senior secured term loan	S +	6.00%	10.85%	7/28/2023	11/27/2024	58,822	58,451	58,150	3.77%
Varsity Rejuvenate Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.67%	12/29/2023	9/1/2028	7,124	3,151	3,158	0.20%
Varsity Rejuvenate Management, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.48%	9/1/2023	9/1/2028	1,245	(27)	(23)	0.00%
Varsity Rejuvenate Management, LLC	First lien senior secured term loan	S +	6.00%	10.48%	9/1/2023	9/1/2028	5,958	5,830	5,847	0.38%
VersiCare Management LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	10.02%	11/25/2024	11/25/2029	4,529	(89)	(89)	(0.01)%
VersiCare Management LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.02%	11/25/2024	11/25/2029	1,505	(30)	(30)	0.00%
VersiCare Management LLC	First lien senior secured term loan	S +	5.50%	10.02%	11/25/2024	11/25/2029	7,849	7,696	7,694	0.50%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	10/12/2023	10/12/2028	11,614	5,624	5,636	0.37%
VetEvolve Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.61%	10/12/2023	10/12/2028	3,067	(62)	(59)	0.00%
VetEvolve Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.61%	10/12/2023	10/12/2028	9,120	8,920	8,934	0.58%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.33%	7/28/2023	10/29/2027	498	494	492	0.03%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.33%	9/27/2024	10/29/2027	24,383	3,200	3,250	0.21%
Western Veterinary Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.33%	7/28/2023	10/29/2027	24	—	—	—%
Western Veterinary Partners LLC	First lien senior secured term loan	S +	5.00%	9.33%	7/28/2023	10/29/2027	9,396	9,275	9,286	0.60%
								784,918	785,633	50.92%
Health care technology
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	7/29/2022	7/29/2027	$5,243	$5,203	$5,194	0.34%
AHR Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.09%	12/16/2024	7/29/2027	7,896	(79)	(46)	0.00%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.50%	10.08%	7/29/2022	7/29/2027	7,858	1,884	1,922	0.12%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.75%	10.09%	7/29/2022	7/29/2027	32,021	31,788	31,833	2.07%
Millennia Patient Services, LLC	First lien senior secured revolving loan	S +	6.50%	12.52%	7/28/2023	3/8/2026	134	79	79	0.01%
Millennia Patient Services, LLC	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	3/8/2026	970	966	964	0.06%
								39,841	39,946	2.60%
Household durables
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.83%	10/20/2023	9/26/2027	$2,298	$124	$117	0.01%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	10.06%	9/26/2022	9/26/2027	2,977	2,926	2,911	0.19%
CPS Power Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.95%	9/26/2022	9/26/2027	3,036	2,034	2,019	0.13%
CPS Power Buyer, LLC	First lien senior secured term loan	S +	5.50%	10.00%	9/26/2022	9/26/2027	12,848	12,575	12,561	0.81%
Kravet Design LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.77%	11/26/2024	11/26/2030	4,349	(64)	(64)	0.00%
Kravet Design LLC	First lien senior secured term loan	S +	5.25%	9.77%	11/26/2024	11/26/2030	20,940	20,631	20,629	1.34%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Kwalu, LLC	First lien senior secured revolving loan	P +	4.50%	12.00%	9/23/2022	9/23/2027	5,061	944	962	0.06%
Kwalu, LLC	First lien senior secured term loan	S +	5.50%	10.09%	9/23/2022	9/23/2027	30,284	29,877	29,981	1.95%
MacKenzie Childs Acquisition, Inc (6)	First lien senior secured revolving loan	S +	6.00%	10.74%	9/2/2022	9/2/2027	3,374	(27)	(24)	0.00%
MacKenzie Childs Acquisition, Inc	First lien senior secured term loan	S +	6.00%	10.48%	9/2/2022	9/2/2027	16,035	15,906	15,922	1.03%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	1/23/2023	1/23/2028	5,743	5,614	5,685	0.37%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	1/12/2024	1/23/2028	1,992	1,955	1,972	0.13%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.33%	7/29/2024	1/23/2028	5,752	5,655	5,695	0.37%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.36%	11/27/2024	1/23/2028	3,579	1,675	1,682	0.11%
Renovation Systems, LLC	First lien senior secured revolving loan	S +	6.00%	10.33%	1/23/2023	1/23/2028	2,633	1,127	1,158	0.08%
Renovation Systems, LLC	First lien senior secured term loan	S +	6.00%	10.33%	1/23/2023	1/23/2028	32,698	32,095	32,371	2.10%
Storm Smart Buyer LLC	First lien senior secured revolving loan	S +	6.00%	11.78%	7/28/2023	4/5/2026	131	104	104	0.01%
Storm Smart Buyer LLC	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	4/5/2026	889	886	884	0.06%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50%	13.09%	7/28/2023	6/30/2027	113	91	48	0.00%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50%	13.09%	7/30/2021	6/30/2027	20	19	12	0.00%
Trademark Global, LLC	First lien senior secured term loan	S +	8.50%	13.09%	7/28/2023	6/30/2027	2,175	2,027	1,285	0.08%
								136,174	135,910	8.83%
Industrial Conglomerates
Hultec Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.85%	3/31/2023	3/31/2029	$3,915	$534	$538	0.03%
Hultec Buyer, LLC	First lien senior secured term loan	S +	5.50%	10.09%	3/31/2023	3/31/2029	14,171	13,818	13,832	0.90%
								14,352	14,370	0.93%
Insurance
Superior Insurance Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.50%	10/25/2024	10/25/2029	$15,236	$1,885	$1,885	0.12%
Superior Insurance Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.63%	10/25/2024	10/25/2029	1,347	(26)	(26)	0.00%
Superior Insurance Partners LLC	First lien senior secured term loan	S +	5.00%	9.63%	10/25/2024	10/25/2029	9,353	9,170	9,169	0.59%
								11,029	11,028	0.71%
Interactive Media & Services
Duggal Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	9.08%	9/30/2024	9/30/2030	$5,224	$(50)	$(39)	0.00%
Duggal Acquisition, LLC	First lien senior secured revolving loan	S +	4.75%	9.08%	9/30/2024	9/30/2030	7,319	1,324	1,336	0.09%
Duggal Acquisition, LLC	First lien senior secured term loan	S +	4.75%	9.08%	9/30/2024	9/30/2030	20,582	20,180	20,222	1.31%
								21,454	21,519	1.40%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	S +	7.00%	11.48%	7/28/2023	12/18/2025	$191	$119	$94	0.01%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	S +	3.00% + 4.00% PIK	11.48%	7/28/2023	12/18/2025	2,696	2,665	2,315	0.15%
DealerOn Holdco, Inc (6)	First lien senior secured revolving loan	S +	6.00%	10.47%	7/28/2023	5/19/2026	314	(2)	(3)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
DealerOn Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.47%	7/28/2023	5/19/2026	20,599	20,599	20,391	1.32%
								23,381	22,797	1.48%
IT services
BSC Top Shelf Blocker LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.58%	6/28/2024	6/28/2029	$2,256	$(35)	$(32)	0.00%
BSC Top Shelf Blocker LLC	First lien senior secured term loan	S +	5.25%	9.58%	6/28/2024	6/28/2029	16,071	15,813	15,841	1.03%
E-Phoenix Acquisition Co. Inc	First lien senior secured revolving loan	S +	5.50%	9.96%	7/28/2023	6/23/2027	75	22	22	0.00%
E-Phoenix Acquisition Co. Inc	First lien senior secured term loan	S +	5.50%	9.98%	7/28/2023	6/23/2027	1,346	1,342	1,339	0.09%
FreshAddress, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.73%	7/28/2023	10/5/2025	30	—	—	—%
FreshAddress, LLC	First lien senior secured term loan	S +	5.25%	9.73%	7/28/2023	10/5/2025	1,630	1,627	1,624	0.11%
Icreon Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.97%	10/26/2022	10/26/2027	1,071	(16)	(16)	—%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.97%	10/26/2022	10/26/2027	13,053	12,836	12,860	0.83%
P and R Dental Strategies, LLC	First lien senior secured revolving loan	S +	5.25%	9.84%	7/28/2023	12/22/2026	23	4	4	—%
P and R Dental Strategies, LLC	First lien senior secured term loan	S +	5.25%	9.84%	7/28/2023	12/22/2026	621	617	615	0.04%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	1/3/2024	1/3/2029	10,806	10,633	10,641	0.69%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.11%	2/26/2024	1/3/2029	9,413	2,335	2,347	0.15%
Palmetto Technology Group, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.11%	1/3/2024	1/3/2029	2,860	(46)	(44)	0.00%
Palmetto Technology Group, LLC	First lien senior secured term loan	S +	5.75%	10.11%	1/3/2024	1/3/2029	6,309	6,204	6,208	0.40%
White Label Communications,LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.36%	10/11/2023	10/11/2029	1,534	(27)	(25)	—%
White Label Communications,LLC	First lien senior secured term loan	S +	6.00%	10.36%	10/11/2023	10/11/2029	4,690	4,601	4,607	0.30%
								55,910	55,991	3.64%
Leisure equipment and products
Champion Motorsports Group, LLC (6)	First lien senior secured revolving loan	P +	5.25%	13.00%	7/28/2023	10/8/2026	$56	$—	$(1)	0.00%
Champion Motorsports Group, LLC	First lien senior secured term loan	S +	6.25%	10.72%	7/28/2023	10/8/2026	1,654	1,643	1,637	0.11%
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.75%	11.34%	7/28/2023	4/22/2026	52	52	51	0.00%
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.75%	11.34%	7/28/2023	4/22/2026	301	301	300	0.02%
MacNeill Pride Group Corp	First lien senior secured revolving loan	S +	6.75%	11.34%	7/28/2023	4/22/2026	287	71	71	0.00%
MacNeill Pride Group Corp	First lien senior secured term loan	S +	6.75%	11.34%	7/28/2023	4/22/2026	808	807	805	0.05%
TruBlue LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.86%	1/11/2024	1/11/2029	2,331	(38)	(35)	0.00%
TruBlue LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.86%	1/11/2024	1/11/2029	1,430	(23)	(21)	0.00%
TruBlue LLC	First lien senior secured term loan	S +	5.50%	9.86%	1/11/2024	1/11/2029	5,173	5,085	5,092	0.33%
								7,898	7,899	0.51%
Leisure products
PHGP MB Purchaser, Inc	First lien senior secured delayed draw term loan	S +	6.00% + 0.50% PIK	11.22%	7/28/2023	5/20/2027	$80	$79	$73	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
PHGP MB Purchaser, Inc (22)	First lien senior secured revolving loan	S +	6.00% + 0.50% PIK	11.09%	7/28/2023	5/20/2027	75	16	10	0.00%
PHGP MB Purchaser, Inc	First lien senior secured term loan	S +	6.00% + 0.50% PIK	11.08%	7/28/2023	5/20/2027	1,088	1,075	992	0.06%
								1,170	1,075	0.06%
Life sciences tools and services
Aptitude Health Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.59%	7/28/2023	5/3/2026	$267	$39	$39	0.00%
Aptitude Health Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.84%	7/28/2023	5/3/2026	1,081	1,073	1,074	0.07%
CR Services Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.28%	7/28/2023	7/28/2028	186	118	119	0.01%
CR Services Intermediate, LLC	First lien senior secured revolving loan	S +	6.50%	11.28%	7/28/2023	7/28/2028	38	7	7	0.00%
CR Services Intermediate, LLC	First lien senior secured term loan	S +	6.50%	11.35%	7/28/2023	7/28/2028	225	219	220	0.01%
CR Services Intermediate, LLC (7)	First lien senior secured term loan	S +	6.50%	11.35%	7/28/2023	7/28/2028	225	219	220	0.01%
ERG Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.77%	2/26/2024	2/26/2026	343	340	340	0.02%
ERG Buyer, LLC	First lien senior secured revolving loan	S +	6.25%	10.69%	2/26/2024	2/26/2026	5,181	5,136	5,133	0.33%
ERG Buyer, LLC	First lien senior secured term loan	S +	6.25%	10.77%	2/26/2024	2/26/2026	36,056	35,715	35,724	2.32%
								42,866	42,876	2.77%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	S +	6.25%	10.90%	7/28/2023	4/30/2026	$173	$68	$68	0.00%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	S +	6.25%	11.08%	7/28/2023	4/30/2026	1,985	1,966	1,967	0.13%
Bakery Manufacturing Company (6)	First lien senior secured revolving loan	S +	5.25%	9.61%	11/1/2024	11/1/2028	2,898	(43)	(43)	0.00%
Bakery Manufacturing Company	First lien senior secured term loan	S +	5.25%	9.61%	11/1/2024	11/1/2028	17,289	17,033	17,032	1.11%
DNS-IMI Acquisition Corp	First lien senior secured revolving loan	P +	4.25%	11.75%	7/28/2023	11/23/2026	56	18	18	0.00%
DNS-IMI Acquisition Corp	First lien senior secured term loan	S +	5.25%	9.73%	7/28/2023	11/23/2026	1,415	1,407	1,403	0.09%
Double E Company, LLC	First lien senior secured revolving loan	S +	6.75%	11.47%	6/21/2022	6/21/2028	3,110	2,827	2,532	0.16%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.75% PIK	12.47%	6/21/2022	6/21/2028	18,651	18,516	16,721	1.08%
Kittyhawk, Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.58%	5/1/2024	5/1/2029	3,571	(62)	(57)	0.00%
Kittyhawk, Inc	First lien senior secured term loan	S +	5.25%	9.58%	5/1/2024	5/1/2029	15,177	14,904	14,925	0.97%
L&J Holding Company LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	9.34%	7/29/2024	7/29/2030	9,823	(91)	(72)	0.00%
L&J Holding Company LLC (6)	First lien senior secured revolving loan	S +	4.75%	9.34%	7/29/2024	7/29/2030	2,204	(41)	(37)	0.00%
L&J Holding Company LLC	First lien senior secured term loan	S +	4.75%	9.34%	7/29/2024	7/29/2030	11,758	11,531	11,556	0.75%
My Buyer, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.83%	1/26/2024	1/25/2030	3,139	(53)	(49)	0.00%
My Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.83%	1/26/2024	1/25/2030	2,360	825	829	0.05%
My Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.83%	1/26/2024	1/25/2030	7,870	7,730	7,741	0.50%
SPG Holdco, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.50%	12/1/2023	12/1/2028	2,070	(41)	(38)	0.00%
SPG Holdco, LLC	First lien senior secured term loan	S +	6.00%	10.50%	12/1/2023	12/1/2028	10,581	10,368	10,379	0.67%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
USSC Holding Corp	First lien senior secured delayed draw term loan	S +	5.25%	9.76%	6/21/2024	6/21/2030	10,129	9,945	9,984	0.65%
USSC Holding Corp (6)	First lien senior secured revolving loan	S +	5.25%	9.58%	6/21/2024	6/21/2030	7,177	(131)	(103)	(0.01)%
USSC Holding Corp	First lien senior secured term loan	S +	5.25%	9.58%	6/21/2024	6/21/2030	34,780	34,124	34,281	2.22%
								130,800	129,037	8.37%
Media
ALM Media, LLC (23)	First lien senior secured revolving loan	S +	5.50%	9.84%	2/21/2024	2/21/2029	$3,102	$975	$979	0.06%
ALM Media, LLC	First lien senior secured term loan	S +	5.50%	9.83%	2/21/2024	2/21/2029	38,168	37,404	37,457	2.43%
Barkley, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.49%	9/29/2023	9/29/2028	2,300	(45)	(37)	0.00%
Barkley, LLC	First lien senior secured term loan	S +	5.75%	10.49%	9/29/2023	9/29/2028	43,565	42,739	42,866	2.78%
Best Version Media Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.83%	12/31/2024	12/31/2030	3,976	(70)	(70)	0.00%
Best Version Media Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.83%	12/31/2024	12/31/2030	50,837	49,947	49,947	3.24%
Datum Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.58%	10/30/2024	4/30/2030	1,312	(25)	(25)	0.00%
Datum Acquisition, LLC	First lien senior secured term loan	S +	6.25%	10.58%	10/30/2024	4/30/2030	5,463	5,355	5,356	0.35%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	8/1/2024	12/9/2026	5,109	192	212	0.01%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	7/28/2023	12/9/2026	220	218	218	0.01%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.09%	12/22/2023	12/9/2026	2,836	2,796	2,800	0.18%
Exclusive Concepts, LLC	First lien senior secured revolving loan	S +	6.50%	11.28%	7/28/2023	12/9/2026	23	22	22	0.00%
Exclusive Concepts, LLC	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	12/9/2026	3,490	3,440	3,446	0.22%
Infolinks Media Buyco, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.83%	7/28/2023	11/1/2026	2,083	2,059	2,061	0.13%
Infolinks Media Buyco, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.83%	7/28/2023	11/1/2026	38	—	—	0.00%
Infolinks Media Buyco, LLC	First lien senior secured term loan	S +	5.50%	9.83%	7/28/2023	11/1/2026	19,863	19,628	19,649	1.27%
NTM Acquisition Corp	First lien senior secured revolving loan	S +	6.75%	11.23%	12/18/2023	6/18/2026	1,809	795	796	0.05%
NTM Acquisition Corp	First lien senior secured term loan	S +	6.75%	11.23%	12/18/2023	6/18/2026	13,117	12,973	12,979	0.84%
Optimized Marketing Acquisition, LLC	First lien senior secured revolving loan	S +	5.75%	10.34%	8/19/2022	8/19/2027	3,383	3,175	3,178	0.21%
Optimized Marketing Acquisition, LLC	First lien senior secured term loan	S +	5.75%	10.34%	8/19/2022	8/19/2027	25,642	25,306	25,336	1.64%
Outerbox, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	9.36%	6/7/2024	6/7/2028	4,077	(52)	(47)	0.00%
Outerbox, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.36%	6/7/2024	6/7/2028	2,280	(29)	(26)	0.00%
Outerbox, LLC	First lien senior secured term loan	S +	5.00%	9.36%	6/7/2024	6/7/2028	18,660	18,409	18,441	1.20%
Peninsula MMGY Corporation (6)(24)	First lien senior secured revolving loan	S +	5.00%	9.33%	10/26/2023	4/26/2029	3,691	(74)	(69)	0.00%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.00%	9.33%	10/26/2023	4/26/2029	10,261	10,043	10,064	0.65%
RKD Group, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.46%	4/10/2024	8/17/2028	8,074	6,006	6,042	0.39%
RKD Group, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.48%	8/17/2022	8/17/2028	4,905	(44)	(39)	0.00%
RKD Group, LLC	First lien senior secured term loan	S +	6.00%	10.48%	8/17/2022	8/17/2028	33,001	32,663	32,736	2.12%
The Channel Company, LLC	First lien senior secured revolving loan	S +	6.75%	11.36%	7/28/2023	11/1/2027	62	18	16	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
The Channel Company, LLC	First lien senior secured term loan	S +	2.50% + 4.25% PIK	11.36%	7/28/2023	11/1/2027	2,404	2,387	2,304	0.15%
WTWH Buyer, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.09%	12/16/2022	12/16/2027	1,638	(26)	(28)	0.00%
WTWH Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.09%	12/16/2022	12/16/2027	14,140	13,890	13,900	0.90%
								290,075	290,464	18.83%
Metals and mining
Copperweld Group, Inc	First lien senior secured revolving loan	S +	6.00%	10.50%	7/28/2023	3/31/2026	$462	$261	$260	0.02%
Copperweld Group, Inc	First lien senior secured term loan	S +	6.00%	10.59%	7/28/2023	3/31/2026	2,239	2,235	2,228	0.14%
								2,496	2,488	0.16%
Multiline Retail
HEC Purchaser Corp. (6)	First lien senior secured revolving loan	S +	5.50%	9.75%	6/17/2024	6/17/2029	$7,843	$(106)	$(93)	(0.01)%
HEC Purchaser Corp.	First lien senior secured term loan	S +	5.50%	9.75%	6/17/2024	6/17/2029	50,207	49,512	49,608	3.22%
								49,406	49,515	3.21%
Pharmaceuticals
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.63%	7/28/2023	9/22/2026	296	294	282	0.02%
Formulated Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	10.88%	7/28/2023	9/22/2026	188	185	177	0.01%
Formulated Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.34%	7/28/2023	9/22/2026	453	450	432	0.03%
								929	891	0.06%
Personal products
Cosmetic Solutions LLC (8)	First lien senior secured delayed draw term loan	S +	5.75% + 0.75% PIK	11.09%	7/28/2023	10/17/2025	$379	$373	$87	0.01%
Cosmetic Solutions LLC (8)	First lien senior secured revolving loan	S +	6.50%	11.09%	7/28/2023	10/17/2025	344	86	(173)	(0.01)%
Cosmetic Solutions LLC (8)	First lien senior secured term loan	S +	5.75% + 0.75% PIK	11.09%	7/28/2023	10/17/2025	2,901	2,845	669	0.04%
								3,304	583	0.04%
Professional services
CSL Intermediate Acquisition LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.61%	11/8/2024	11/8/2029	$1,692	$(29)	$(29)	0.00%
CSL Intermediate Acquisition LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.61%	11/8/2024	11/8/2029	861	(15)	(15)	0.00%
CSL Intermediate Acquisition LLC	First lien senior secured term loan	S +	5.25%	9.61%	11/8/2024	11/8/2029	3,746	3,682	3,682	0.24%
Helpware, Inc	First lien senior secured revolving loan	S +	5.75%	10.98%	9/8/2022	9/8/2026	5,061	2,501	2,382	0.15%
Helpware, Inc	First lien senior secured term loan	S +	5.75% + 1.25% PIK	11.59%	9/8/2022	9/8/2026	14,016	13,912	13,603	0.88%
Keystone Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.88%	10/25/2024	10/25/2028	2,344	(34)	(34)	0.00%
Keystone Partners, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.88%	10/25/2024	10/25/2028	1,347	(19)	(19)	0.00%
Keystone Partners, LLC	First lien senior secured term loan	S +	5.25%	9.88%	10/25/2024	10/25/2028	14,416	14,206	14,204	0.92%
Stax Holding Company, LLC (6)(25)	First lien senior secured revolving loan	S +	5.00%	9.48%	7/28/2023	10/29/2026	60	—	—	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Stax Holding Company, LLC	First lien senior secured term loan	S +	5.00%	9.48%	7/28/2023	10/29/2026	668	666	664	0.04%
								34,870	34,438	2.23%
Real estate management and development
BBG, Inc (26)	First lien senior secured revolving loan	S +	6.75%	11.34%	7/28/2023	1/8/2026	$233	$221	$215	0.01%
BBG, Inc	First lien senior secured term loan	S +	1.00% + 5.75% PIK	11.34%	7/28/2023	1/8/2026	1,978	1,904	1,858	0.12%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.75%	11.22%	7/28/2023	5/17/2027	75	23	23	0.00%
MetaSource, LLC	First lien senior secured term loan	S +	6.75% + 0.50% PIK	10.34%	7/28/2023	5/17/2027	923	915	916	0.06%
								3,063	3,012	0.19%
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP	First lien senior secured revolving loan	S +	6.00%	10.48%	7/28/2023	9/2/2026	$45	$34	$34	0.00%
Altamira Material Solutions, LP	First lien senior secured term loan	S +	6.00%	10.48%	7/28/2023	9/2/2026	1,018	1,012	1,010	0.07%
								1,046	1,044	0.07%
Software
Affinitiv Inc (6)	First lien senior secured revolving loan	S +	7.00%	11.59%	7/28/2023	1/26/2025	$186	$(2)	$(2)	0.00%
Affinitiv Inc	First lien senior secured term loan	S +	7.00%	11.59%	7/28/2023	1/26/2025	2,230	2,198	2,207	0.14%
Genius Bidco LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.58%	5/1/2024	5/1/2030	4,661	(41)	(33)	0.00%
Genius Bidco LLC (6)(27)	First lien senior secured revolving loan	S +	5.25%	9.58%	5/1/2024	5/1/2030	3,571	(63)	(58)	0.00%
Genius Bidco LLC	First lien senior secured term loan	S +	5.25%	9.58%	5/1/2024	5/1/2030	12,647	12,410	12,438	0.81%
GPSTrackit Holdings, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.36%	3/29/2024	3/29/2029	1,968	1,925	1,928	0.13%
GPSTrackit Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.34%	3/29/2024	3/29/2029	4,429	(92)	(90)	(0.01)%
GPSTrackit Holdings, LLC	First lien senior secured term loan	S +	6.00%	10.34%	3/29/2024	3/29/2029	32,483	31,786	31,752	2.06%
GS XX Corporation (6)	First lien senior secured revolving loan	S +	4.75%	9.08%	4/19/2024	4/19/2029	2,381	(41)	(38)	0.00%
GS XX Corporation	First lien senior secured term loan	S +	4.75%	9.08%	4/19/2024	4/19/2029	16,863	16,560	16,585	1.08%
Shasta Buyer, LLC	First lien senior secured revolving loan	S +	4.75%	9.11%	11/12/2024	8/9/2028	4,307	512	512	0.03%
Shasta Buyer, LLC	First lien senior secured term loan	S +	4.75%	9.27%	11/12/2024	8/9/2028	20,344	20,046	20,047	1.30%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.34%	7/28/2023	6/21/2027	110	(1)	(2)	0.00%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75%	10.34%	7/28/2023	6/21/2027	3,665	3,647	3,587	0.23%
								88,844	88,833	5.77%
Specialty retail
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.84%	7/28/2023	10/22/2026	$332	$252	$251	0.02%
Dykstras Auto LLC	First lien senior secured revolving loan	S +	6.25%	10.84%	7/28/2023	10/22/2026	38	26	26	0.00%
Dykstras Auto LLC	First lien senior secured term loan	S +	6.25%	10.84%	7/28/2023	10/22/2026	621	615	613	0.04%
Fastlap, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	9.53%	6/20/2024	6/20/2029	14,130	(254)	(234)	(0.02)%
Fastlap, LLC	First lien senior secured revolving loan	P +	4.25%	11.75%	6/20/2024	6/20/2029	2,256	1,539	1,542	0.10%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Fastlap, LLC	First lien senior secured term loan	S +	5.25%	9.53%	6/20/2024	6/20/2029	10,042	9,856	9,874	0.64%
Kaizen Auto Care, LLC	First lien senior secured revolving loan	5.00%		5.00%	3/1/2024	12/22/2026	152	35	2	0.00%
Kaizen Auto Care, LLC	First lien senior secured term loan	5.00%		5.00%	7/28/2023	12/22/2027	1,352	1,342	1,059	0.07%
Leonard Group, Inc	First lien senior secured revolving loan	S +	6.50%	11.09%	7/28/2023	2/26/2026	234	77	77	0.00%
Leonard Group, Inc	First lien senior secured term loan	S +	6.50%	11.09%	7/28/2023	2/26/2026	1,308	1,305	1,303	0.08%
Pink Lily Holdings, LLC (6)	First lien senior secured revolving loan	S +	7.00% PIK	11.74%	7/28/2023	11/16/2027	31	(1)	(2)	0.00%
Pink Lily Holdings, LLC	First lien senior secured term loan	S +	7.00% PIK	11.74%	7/28/2023	11/16/2027	1,309	1,286	1,207	0.08%
								16,078	15,718	1.01%
Textiles, apparel and luxury goods
Lakeshirts LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	9.09%	12/30/2024	12/20/2030	$7,989	$(40)	$(40)	0.00%
Lakeshirts LLC	First lien senior secured revolving loan	S +	4.75%	9.21%	12/30/2024	12/30/2030	11,650	1,048	1,048	0.07%
Lakeshirts LLC	First lien senior secured term loan	S +	4.75%	9.09%	12/30/2024	12/30/2030	33,098	32,767	32,767	2.13%
								33,775	33,775	2.20%
Trading companies and distributors
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	10.02%	7/28/2023	4/9/2027	$330	$326	$326	0.02%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	10.02%	12/12/2023	4/9/2027	4,128	4,071	4,082	0.26%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	10.09%	7/28/2023	4/9/2027	344	340	341	0.02%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	10.09%	7/1/2024	4/9/2027	10,255	28	38	0.00%
AFC-Dell Holding Corp (6)(28)	First lien senior secured revolving loan	S +	5.50%	10.02%	7/28/2023	10/9/2026	156	(2)	(2)	0.00%
AFC-Dell Holding Corp	First lien senior secured term loan	S +	5.50%	10.09%	7/28/2023	4/9/2027	5,475	5,402	5,413	0.35%
American Equipment Systems LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.60%	7/28/2023	5/19/2025	37	37	36	0.00%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	11.58%	7/28/2023	11/5/2026	70	69	69	0.00%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.50%	3/15/2024	11/5/2026	935	921	922	0.06%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	10.48%	7/28/2023	11/5/2026	317	312	313	0.02%
Ascent Lifting, Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.71%	9/9/2022	9/9/2027	2,500	(45)	(44)	0.00%
Ascent Lifting, Inc	First lien senior secured term loan	S +	5.25%	9.71%	9/9/2022	9/9/2027	17,020	16,672	16,696	1.08%
AWI Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.34%	8/1/2024	8/1/2029	4,487	3,937	3,944	0.26%
AWI Group, LLC	First lien senior secured revolving loan	S +	5.75%	10.27%	8/1/2024	8/1/2029	10,420	3,143	3,158	0.20%
AWI Group, LLC	First lien senior secured term loan	S +	5.75%	10.08%	8/1/2024	8/1/2029	55,199	54,165	54,233	3.52%
Banner Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.75% + 0.50% PIK	10.73%	7/28/2023	10/31/2025	558	557	548	0.04%
Banner Buyer, LLC	First lien senior secured revolving loan	S +	5.75% + 0.50% PIK	10.73%	7/28/2023	10/31/2025	370	72	66	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Banner Buyer, LLC	First lien senior secured term loan	S +	5.75% + 0.50% PIK	10.73%	7/28/2023	10/31/2025	1,345	1,341	1,317	0.09%
CAP KSI Holdings LLC	First lien senior secured revolving loan	S +	5.25%	9.61%	6/28/2024	6/28/2030	7,145	1,212	1,224	0.08%
CAP KSI Holdings LLC	First lien senior secured term loan	S +	5.25%	9.58%	6/28/2024	6/28/2030	42,547	41,939	42,034	2.73%
Eastern Communications Solutions, Inc. (6)	First lien senior secured revolving loan	S +	5.25%	9.57%	12/30/2024	12/30/2030	3,240	(49)	(49)	0.00%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.25%	9.57%	12/30/2024	12/30/2030	12,612	12,423	12,422	0.81%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.73%	7/28/2023	1/17/2025	439	187	184	0.01%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	6.25%	10.72%	7/28/2023	1/17/2025	1,652	1,651	1,638	0.11%
Lehman Pipe Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.52%	8/30/2024	8/30/2030	5,309	(100)	(92)	(0.01)%
Lehman Pipe Buyer, LLC	First lien senior secured term loan	S +	5.00%	9.52%	8/30/2024	8/30/2030	29,550	28,986	29,037	1.88%
Montway LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.96%	7/28/2023	11/4/2025	662	660	659	0.04%
Montway LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.96%	7/28/2023	11/4/2025	150	(1)	(1)	0.00%
Montway LLC	First lien senior secured term loan	S +	6.25%	10.96%	7/28/2023	11/4/2025	701	698	697	0.05%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.59%	8/5/2022	8/5/2028	3,193	3,161	3,169	0.21%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.08%	8/5/2022	8/5/2028	2,694	2,652	2,674	0.17%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.88%	8/5/2022	8/5/2028	2,673	2,635	2,654	0.17%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.20%	12/1/2023	8/5/2028	4,672	4,574	4,637	0.30%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.30%	3/29/2024	8/5/2028	7,190	7,039	7,136	0.46%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	6.75%	10/31/2024	8/5/2028	4,221	2,459	2,467	0.16%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.10%	10/31/2024	8/5/2028	4,221	4,180	4,190	0.27%
NEFCO Holding Company, LLC	First lien senior secured revolving loan	P +	4.75%	12.25%	8/5/2022	8/5/2028	7,269	649	689	0.04%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	10.45%	12/1/2023	8/5/2028	652	639	648	0.04%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	10.34%	10/31/2024	8/5/2028	3,419	3,386	3,394	0.22%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	10.27%	8/13/2024	8/5/2028	2,577	2,555	2,558	0.17%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.75%	10.27%	8/5/2022	8/5/2028	17,561	17,238	17,430	1.13%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.73%	7/28/2023	10/31/2025	332	(3)	(3)	0.00%
Triad Technologies, LLC	First lien senior secured term loan	S +	5.25%	9.73%	7/28/2023	10/31/2025	1,192	1,183	1,180	0.08%
Value Added Distributors, LLC (6)	First lien senior secured revolving loan	S +	4.75%	9.10%	12/19/2024	12/19/2029	3,768	(57)	(57)	0.00%
Value Added Distributors, LLC	First lien senior secured term loan	S +	4.75%	9.10%	12/19/2024	12/19/2029	11,267	11,099	11,098	0.72%
Wolf Gordon Inc (6)	First lien senior secured revolving loan	P +	4.25%	11.75%	5/1/2024	5/1/2029	3,809	(66)	(61)	0.00%
Wolf Gordon Inc	First lien senior secured term loan	S +	5.25%	9.58%	5/1/2024	5/1/2029	20,328	19,969	19,998	1.30%
								262,244	263,010	17.06%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Water utilities
Diamondback Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.36%	10/15/2024	7/22/2026	$3,664	$1,005	$1,008	0.07%
Diamondback Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.34%	7/28/2023	7/22/2026	75	—	(1)	0.00%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.00%	9.34%	7/28/2023	7/22/2026	1,421	1,413	1,407	0.09%
								2,418	2,414	0.16%
Total non-controlled/non-affiliated senior secured debt								$3,084,605	$3,080,554	199.88%
Non-controlled/non-affiliated sponsor subordinated notes
Trading companies and distributors
Empire Equipment Company, LLC	Sponsor subordinated note	12.50% + 7.00% PIK		19.50%	7/28/2023	7/17/2026	$15	$14	$15	0.00%
Total non-controlled/non-affiliated sponsor subordinated notes								14	15	0.00%
Total non-controlled/non-affiliated investments								3,084,619	3,080,569	199.88%
Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (29) (30) (31)	Equity - 14.34% membership interest							$74,533	$80,638	5.23%
Twin Brook Segregated Equity Holdings, LLC (29) (30) (31)	Equity - 2.11% membership interest							19	16	0.00%
Total non-controlled/affiliated investments								74,552	80,654	5.23%
Total investments								$3,159,171	$3,161,223	205.11%
(1)Unless otherwise indicated, all investments are considered Level 3 investments.
(2)Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted,Canadian Dollars (“C$”)
(4)The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the Term Secured Overnight Financing Rate (“Term SOFR” or “S”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of December 31, 2024, the reference rates for the floating rate loans were the Term SOFR of 4.49%, the Prime Rate of 7.50%, and CORRA of 3.32%.
(6)Represents revolvers and delayed draw term loans where the entire balance is unfunded as of December 31, 2024. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.
(7)Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2024, non-qualifying assets represented approximately 4.39% of the total assets of the Company.
(8)Indicates loan was on non-accrual status as of December 31, 2024.
(9)Principal balance includes reserve for letter of credit of $50,775 on which the borrower pays 6.00%.
(10)Principal balance includes reserve for letter of credit of $1,875 on which the borrower pays 6.00%.
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)
(11)Principal balance includes reserve for letter of credit of $3,659 on which the borrower pays 5.75%.
(12)Principal balance includes reserve for letter of credit of $10,663 on which the borrower pays 5.50%.
(13)Principal balance includes reserve for letter of credit of $175,771 on which the borrower pays 5.25%.
(14)Principal balance includes reserve for letter of credit of $277,717 on which the borrower pays 6.25%.
(15)Principal balance includes reserve for letter of credit of $15,973 on which the borrower pays 6.00%.
(16)Principal balance includes reserve for letter of credit of $7,896 on which the borrower pays 6.25%.
(17)Principal balance includes reserve for letter of credit of $5,240 on which the borrower pays 6.50%.
(18)Principal balance includes reserve for letter of credit of $163,717 on which the borrower pays 6.00%.
(19)Principal balance includes reserve for letter of credit of $16,960 on which the borrower pays 5.75%.
(20)Principal balance includes reserve for letter of credit of $5,410 on which the borrower pays 6.00%.
(21)Principal balance includes reserve for letter of credit of $168,934 on which the borrower pays 6.00%.
(22)Principal balance includes reserve for letter of credit of $5,625 on which the borrower pays 6.00%.
(23)Principal balance includes reserve for letter of credit of $429,910 on which the borrower pays 5.50%.
(24)Principal balance includes reserve for letter of credit of $49,807 on which the borrower pays 5.00%.
(25)Principal balance includes reserve for letter of credit of $1,951 on which the borrower pays 5.00%.
(26)Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.75%.
(27)Principal balance includes reserve for letter of credit of $238,050 on which the borrower pays 5.25%.
(28)Principal balance includes reserve for letter of credit of $6,240 on which the borrower pays 5.50%.
(29)As a practical expedient, the Company uses net asset value to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(30)Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2024, the aggregate fair value of these securities is $80,654 or 5.23% of the Company's net assets. The “restricted securities,” Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC, were purchased on May 19, 2022 and July 28, 2023, respectively.
(31)Non-income producing investment.

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Foreign currency forward contracts
Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	USD 1,331	CAD 941	1/24/2025	$(14)
Wells Fargo Bank, National Association	CAD 1,408	USD 1,935	1/24/2025	60
Total				$46

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Morgan Stanley Capital Services, LLC	Series A, Tranche A Notes	7.6900%	S + 3.547%	9/19/2026	$90,000	149	—	149
Morgan Stanley Capital Services, LLC	Series A, Tranche B Notes	7.7800%	S + 3.866%	9/19/2028	150,000	(512)	—	(512)
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.122%	10/15/2028	20,000	(601)	—	(601)
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.116%	10/15/2028	65,000	(1,939)	—	(1,939)
Wells Fargo Bank, N.A.	Series B, Tranche C Notes	6.5200%	S + 3.181%	10/15/2029	100,000	(3,527)	—	(3,527)
Morgan Stanley Capital Services, LLC	Series B, Tranche C Notes	6.5200%	S + 3.384%	10/15/2029	50,000	(1,940)	—	(1,940)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.243%	10/15/2029	50,000	(1,925)	—	(1,925)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.266%	10/15/2029	90,000	(3,542)	—	(3,542)
Total						$(13,837)	$—	$(13,837)

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Interest Rate Options
Counterparty	Instrument	Company Receives	Company Sold	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Wells Fargo Bank, N.A.	Sold SOFR Floor with Annuitized Premium	0.08% Semiannual premium	1.00% 3M SOFR Floor	4/15/2029	$100,000	152	—	152
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	96	—	96
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.0604% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	20,000	21	—	21
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.0919% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	76	—	76
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.0700% Semiannual premium	1.00% 3M SOFR Floor	12/19/2026	90,000	37	—	37
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.0642% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	65,000	67	—	67
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.1100% Semiannual premium	1.00% 3M SOFR Floor	9/19/2028	150,000	226	—	226
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.0935% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	90,000	137	—	137
Total						$812	$—	$812
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited)
Note 1.  Organization

TPG Twin Brook Capital Income Fund (“TCAP” or the “Company”) is a Delaware statutory trust which was formed on January 27, 2022 (date of inception). On September 25, 2024, the Company’s name was changed from “AG Twin Brook Capital Income Fund” to “TPG Twin Brook Capital Income Fund”. AGTB Fund Manager, LLC (the “Adviser”), a wholly-owned subsidiary of Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”), a diversified credit and real estate investing platform within TPG Inc. (“TPG”) (Nasdaq: TPG), a leading global alternative investment firm, serves as the investment adviser of the Company. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”). The Company intends to elect to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

There were no operations other than those related to the Company’s organization and preparation for its public, ongoing offering prior to December 31, 2022. As of December 31, 2022, the Adviser contributed $50,000 of capital to the Company. In exchange for this contribution, the Adviser had received 2,000 Class I common shares of beneficial interest, par value $0.001 per share of TCAP ((“Class I shares”), together with Class S common shares of beneficial interest (“Class S shares”) and Class D common shares of beneficial interest (“Class D shares”), par value $0.001, the “TCAP Common Shares”).

On December 15, 2022, the Company’s registration statement on Form N-2, registering the continuous offer and sale (the “Offering”) of up to $5 billion in the Company’s common shares of beneficial interest, was declared effective by the SEC.

The Company’s investment objective is to seek to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns.
Note 2.  Significant Accounting Policies
Basis of Accounting
The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The Company is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. These consolidated financial statements reflect adjustments that in the opinion of management are necessary for the fair statement of the financial position and results of operations for the periods presented herein. On January 1, 2023, the Company completed the merger with AGTB Private BDC and commenced operations as the surviving company, with its fiscal year end on December 31.
The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6, 10 and 12 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements for the interim period presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2025.

Certain prior period information has been reclassified to conform to the current period presentation.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Principles of Consolidation
The Company conducts certain of its activities through its wholly-owned subsidiaries Twin Brook Capital Funding XXXIII, LLC, Twin Brook Equity XVIII Corp., Twin Brook Equity XXXIII Corp., Twin Brook Capital Funding XXXIII MSPV, LLC, Twin Brook Capital Funding XXXIII ASPV, LLC, and Twin Brook CLO 2024-1 LLC. The Company consolidates wholly-owned subsidiaries that are controlled by the Company. All intercompany balances and transactions have been eliminated in consolidation.
On December 23, 2024, Twin Brook Equity XVIII Corp. and Twin Brook Equity XXXIII Corp., filed a Certificate of Ownership and Merger, effective immediately, with Twin Brook Equity XXXIII Corp. as the surviving entity.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash is comprised of cash on deposit with major financial institutions. The Company classifies highly liquid investments with original maturities of three months or less from the date of purchase and investments in money market funds as cash equivalents. The Company places its cash with high credit quality institutions to minimize credit risk exposure.

Restricted Cash
Restricted cash represents cash held through certain of the Company’s wholly-owned subsidiaries or collateral accounts that may only be used to purchase additional collateral loans, pay accrued interest on advances, fund certain expenses, and prepay outstanding advances in connection with the Company’s asset facilities.
Investment Related Transactions, Revenue Recognition and Expenses
Investment transactions and the related revenue and expenses are recorded on a trade-date basis. Realized gains and losses on investment transactions are determined using the specific identification method. All costs associated with consummated investments are included in the cost of such investments. Broken deal expenses incurred in connection with investment transactions which are not successfully consummated are expensed as a component of “Other” expense on the consolidated statements of operations.
Interest income and interest expense are recognized on an accrual basis. Interest income on debt instruments is accrued and recognized for those issuers who are currently paying in full or expected to pay in full. For those issuers who are in default or expected to default, interest is not accrued and is only recognized when received. Interest income and expense include discounts accreted and premiums amortized on certain debt instruments as determined in good faith by the Company and calculated using the effective interest method. Loan origination fees, original issue discounts and market discounts or premiums are capitalized as part of the underlying cost of the investments and accreted or amortized over the life of the investment as interest income.
Upon prepayment of investments in debt instruments, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as “Interest” income on the consolidated statements of operations. Interest received in-kind, computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment and reported as “Interest” income on the consolidated statements of operations. The Company records dividend income from private securities pursuant to the terms of the respective investments. Dividend income on equity securities is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the earlier of record or payment date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies, as applicable. Each distribution received from limited liability company (“LLC”) and limited partnership (“LP”) investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Fund will not record distributions from equity investments in LLCs and LPs as dividend income unless there

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.
The Company may earn various fees during the life of the loans. Such fees include, but are not limited to, syndication, commitment, administration, prepayment and amendment fees, some of which are paid to the Company on an ongoing basis. These fees and any other income are recognized as earned as a component of "Other" income on the consolidated statement of operations.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Adviser’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in the Adviser’s judgment, are likely to remain current. The Adviser may make exceptions to this treatment and determine not to place a loan on non-accrual status if the loan has sufficient collateral value to cover principal and interest and if it is in the process of collection.
Investments at Fair Value
The Company applies Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). ASC 820 establishes three levels of the fair value hierarchy as follows:
Level 1Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;
Level 2Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and
Level 3Inputs that are unobservable.
Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, interest rates, specific and broad credit data, liquidity statistics, and other factors. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement; however, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk of that instrument.
The availability of observable inputs can vary from product to product and is affected by a wide variety of factors, including for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company, the Board, and the Adviser in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.
Investments in investment funds include vehicles structured for the purpose of investing in privately held common and preferred equity interests. Fair values are generally determined utilizing the net asset value (“NAV”) supplied by, or on behalf of, management of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund, if applicable, and is in accordance with the “practical expedient”, as defined by FASB Accounting

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Standards Update (“ASU”) 2009-12, Investments in Certain Entities that Calculate NAV per Share. NAVs received by, or on behalf of, management of each investment fund are based on the fair value of the investment funds’ underlying investments in accordance with policies established by management of each investment fund, as described in each of their financial statements and offering memorandum. Withdrawals and distributions from investments in investment funds are at the discretion of the Adviser and may depend on the liquidation of underlying assets. Investments which are valued using NAV as a practical expedient are excluded from the above hierarchy.

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (“Rule 2a-5”), and in that role, the Adviser is responsible for performing fair value determinations relating to all of the Company’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. Even though the Board designated the Adviser as “valuation designee,” the Board is ultimately responsible for fair value determinations under the 1940 Act.
Under the valuation policies and procedures that have been approved by the Board, the Adviser conducts a multi-step valuation process, which includes, among other procedures, the following:
•The valuation process begins with each investment being initially valued by using certain inputs provided by, among other inputs, the investment professionals responsible for the portfolio investment in conjunction with the portfolio management team.
•The Adviser’s management reviews the preliminary valuations with the investment professionals.
•The Adviser determines the fair value of each investment; valuations that are not based on readily available market quotations are valued in good faith, based on, among other things, the input of the Adviser and, where applicable, other third parties. Valuation determinations are presented to the Board.
When determining the fair value of Level 3 investments, the Adviser may take into account the following factors, where relevant: recent transactions, the enterprise value of the underlying company, the nature and realizable value of any collateral, the underlying company’s ability to make payments and its earnings and discounted cash flows, the markets in which the underlying company does business, financial covenants, the seniority of the financial instrument in the capital structure of the company, comparisons to publicly traded securities, and changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”). The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. If debt investments are credit impaired, the Adviser will use the enterprise value analysis or a liquidation basis analysis to determine fair value. For debt investments that are not determined to be credit impaired, the Adviser uses a market interest rate yield analysis to determine fair value.
The Company’s investments trade infrequently and when they are traded, the price may be unobservable, and as a result, multiple external pricing sources may not be available. In such instances, the Adviser may use an internal pricing model as either a corroborating or sole data point in determining the price. Pricing models take into account the contractual terms of the financial instrument, as well as relevant inputs, including where applicable, equity prices, interest rate yield curves, credit curves, correlation, and the creditworthiness of the counterparty. The Adviser generally engages third party firm(s) to assist in validating certain financial instruments where multiple external prices cannot be obtained. The third party firm(s) either independently determine prices or assess the reasonableness of the Adviser’s prices. The analyses provided by such third party firm(s) are reviewed and considered by the Adviser. As part of the risk management process, the Adviser reviews and analyzes the prices obtained from external pricing sources to evaluate their reliability and accuracy, which includes identifying and excluding vendor prices and broker quotations that the Adviser believes does not reflect fair value. In addition, the Adviser’s valuation committee meets regularly and engages in ongoing reviews of the valuation processes and procedures including reviews of methodology, ongoing accuracy, source quality and independence. Such reviews include, but are not limited to, comparison of current vendor prices and broker quotations against ongoing daily trading activity, vendor due diligence, and back testing.
Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the assumptions are set to reflect those that the Company believes market participants would use in pricing the asset or liability at the measurement date.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Foreign Currency Translation
Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.
The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within net realized and change in unrealized gain (loss) on investments on the consolidated statements of operations. Net change in unrealized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to the changes in foreign currency exchange rates are included in the net change in unrealized gain (loss) on foreign currency translation on the consolidated statements of operations. Net realized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to changes in foreign currency exchange rates are included in net realized gain (loss) on foreign currency transactions on the consolidated statements of operations.
Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.
Derivative Instruments
The Company may enter into foreign currency forward contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. Forward foreign currency contracts are marked-to-market at the applicable forward rate. Unrealized gain (loss) on foreign currency forward contracts are recorded on the consolidated statements of assets and liabilities on a gross basis, not taking into account collateral posted which is recorded separately, if applicable. Notional amounts of foreign currency forward contract assets and liabilities are presented separately on the consolidated schedules of investments. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date.
The Company does not utilize hedge accounting for foreign currency forward contracts, and as such, the Company recognizes its derivatives at fair value with changes in the net unrealized gain (loss) on foreign currency forward contracts recorded on the consolidated statements of operations.
Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company's fixed interest rate debt liabilities. The fair value of the interest rate swaps are included as derivative assets at fair value or derivative liabilities at fair value on the consolidated statements of assets and liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in net realized gains (losses) and net change in unrealized appreciation (depreciation) in the consolidated statements of operations, if applicable.
The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in interest expense and recognized as components of interest expense in the consolidated statements of operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.
Organizational Costs
Organizational costs to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Offering Costs
Offering costs in connection with the offering of common shares of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over a 12-month period. These expenses consist primarily of legal fees and other costs incurred with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.
Deferred Financing Costs
Deferred financing costs consist of financing costs incurred in connection with obtaining the Company’s financing facilities and unsecured notes.  Such financing costs are capitalized and amortized over the life of the facility or the notes utilizing the straight-line method.  For the three and nine months ended September 30, 2025, the Company paid approximately $1.5 million and $2.0 million of financing costs. For the three and nine months ended September 30, 2025, the Company amortized approximately $1.7 million and $5.3 million of financing costs which have been included in “Interest” expense on the consolidated statements of operations. For the three and nine months ended September 30, 2024, the Company paid approximately $10.1 million and $17.9 million of financing costs. For the three and nine months ended September 30, 2024, the Company amortized approximately $1.2 million and $2.6 million of financing costs which have been included in “Interest” expense on the consolidated statements of operations.
Deferred Income
Deferred income consists of annual administrative agent fees received in connection with the servicing of certain loan investments. Such fees are deferred when received and recognized as earned over the applicable period.  For the three and nine months ended September 30, 2025, the Company received approximately $1.6 million and $3.7 million of agent fees. During the three and nine months ended September 30, 2025, approximately $1.3 million and $3.7 million of agent fees have been recognized as earned and included in “Other” income on the consolidated statements of operations. For the three and nine months ended September 30, 2024, the Company received approximately $1.3 million and $2.7 million of agent fees. During the three and nine months ended September 30, 2024, approximately $884,000 and $2.2 million of agent fees have been recognized as earned and included in “Other” income on the consolidated statements of operations.
Income Taxes
The Company has elected to be regulated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes timely to its shareholders as dividends. To the extent the Company qualifies as a RIC, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. The Company will generally be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year, unless it distributes annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ending on October 31 in such calendar year and (iii) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years. For these purposes, the Company will be deemed to have distributed any income or gains on which it paid U.S. federal income tax. The Company, at its discretion, may carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax. For the three and nine months ended September 30, 2025 the Company did not accrue U.S. federal excise tax.
The Company conducts certain of its activities through its wholly-owned subsidiaries, Twin Brook Equity XVIII Corp. and Twin Brook Equity XXXIII Corp., both of which are Delaware corporations. On December 23, 2024, Twin Brook Equity XVIII Corp. and Twin Brook Equity XXXIII Corp., filed a Certificate of Ownership and Merger, effective immediately,

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
with Twin Brook Equity XXXIII Corp. as the surviving entity.They are treated as corporations for United States federal income tax purposes and are subject to U.S. federal, state or local income tax. For the three and nine months ended September 30, 2025, the Company accrued $236,000 and $399,000 current federal tax. For the three and nine months ended September 30, 2025, the Company accrued approximately $247,000 and $1,247,000 of deferred federal tax related to the corporations, which is included in “deferred federal tax provision” on the consolidated statements of operations. For the three and nine months ended September 30, 2024, the Company accrued $2,000 and $34,000 current federal tax. For the three and nine months ended September 30, 2024, the Company accrued approximately $337,000 and $553,000 of deferred federal tax related to Twin Brook Equity XXXIII Corp., which is included in “deferred federal tax provision” on the consolidated statements of operations.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no tax penalties, and no interest associated with income taxes incurred through September 30, 2025.
Loan Syndications and Participations
The Company may originate certain loans and then syndicate all or a portion of those loans to a third party. For the three and nine months ended September 30, 2025, the Company earned approximately $1.6 million and $3.5 million of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations. For the three and nine months ended September 30, 2024, the Company earned approximately $397,000 and $2.7 million of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations.
The Company follows the guidance in Accounting Standards Codification (“ASC”) Topic 860 Transfers and Servicing when accounting for loan participations and other partial loan sales. Such guidance requires a participation or other partial loan sale to meet the definition of a “participating interest,” as defined in the guidance, in order for sale treatment to be allowed. Participations or other partial loan sales that do not meet the definition of a participating interest remain on the consolidated statements of assets and liabilities and the proceeds are recorded as a secured borrowing until the definition is met. Secured borrowings are carried at fair value to correspond with the related investments, which are carried at fair value. There were no participations that were accounted for as secured borrowings during the period.
Distributions
Distributions to common shareholders are recorded on the record date. The amount to be distributed, if any, is determined by the Board each month. The Company intends to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, the Company may decide in the future to retain such capital gains for investment, incur a corporate-level tax on such capital gains, and elect to treat such capital gains as deemed distributions to shareholders.

Segment Reporting

In accordance with ASC Topic 280 - Segment Reporting (“ASC 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

The Company operates through a single operating and reporting segment with an investment objective is to seek to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns. The chief operating decision maker (“CODM”) is the Company’s chief executive officer and the CODM assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase (decrease) in net assets resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated statement of assets and liabilities as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
Note 3.  Investments
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, "non-affiliated investments" are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the consolidated financial statements, including the consolidated schedules of investments. The information in the tables below is presented on an aggregate portfolio basis, without regard to whether they are non-controlled, non-affiliated; non-controlled, affiliated; or controlled affiliated investments.
Investments at fair value and amortized cost consisted of the following as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
(Amounts in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured debt	$3,820,975	$3,804,000	$3,084,605	$3,080,554
Sponsor subordinated note	413	18	14	15
Investment in affiliated funds	85,589	96,668	74,552	80,654
Total investments	$3,906,977	$3,900,686	$3,159,171	$3,161,223
The industry composition of investments based on fair value as of September 30, 2025 and December 31, 2024 was as follows:

	September 30, 2025(1)	December 31, 2024
Aerospace and defense	2.2%	2.1%
Air freight and logistics	0.6%	0.7%
Auto components	2.8%	3.6%
Building products	0.5%	0.5%
Chemicals	2.5%	1.3%
Commercial services and supplies	3.7%	3.7%
Construction and engineering	4.7%	3.4%
Containers and packaging	2.7%	2.6%
Distributors	0.1%	0.1%
Diversified consumer services	6.5%	6.0%
Diversified telecommunication services	0.2%	0.2%
Electrical equipment	1.5%	1.6%
Electronic equipment, instruments and components	1.1%	0.1%
Food and staples retailing	1.5%	1.5%
Food products	2.1%	2.1%
Gas utilities	—%	—%
Health care equipment and supplies	3.6%	2.9%
Health care providers and services	23.7%	24.9%
Health care technology	1.3%	1.2%
Household durables	3.7%	4.3%

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	September 30, 2025(1)	December 31, 2024
Industrial conglomerates	0.4%	0.5%
Insurance	0.5%	0.3%
Interactive media and services	0.5%	0.7%
Internet and direct marketing retail	0.6%	0.7%
IT services	2.4%	1.8%
Leisure equipment and products	0.2%	0.2%
Leisure products	—%	—%
Life sciences tools and services	1.4%	1.4%
Machinery	3.5%	4.1%
Media	8.0%	9.2%
Metals and mining	—%	0.1%
Multiline Retail	1.5%	1.6%
Multisector holdings	2.5%	2.6%
Pharmaceuticals	—%	—%
Personal products	—%	—%
Professional services	1.0%	1.1%
Real estate management and development	0.1%	0.1%
Semiconductors and semiconductor equipment	—%	—%
Software	2.5%	2.8%
Specialty retail	0.5%	0.5%
Textiles, apparel and luxury goods	0.8%	1.1%
Trading companies and distributors	8.5%	8.3%
Water utilities	0.1%	0.1%
Total	100.0%	100.0%
(1)Certain industries round to less than 0.1% as of September 30, 2025
As of September 30, 2025, approximately 100.0% of investments held were based in the United States and approximately 0.0% were based in Canada. As of December 31, 2024, approximately 100.0% of investments held were based in the United States and approximately 0.0% were based in Canada.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 4.  Fair Value of Investments
Fair Value Disclosures
The following table presents the fair value hierarchy of financial instruments as of September 30, 2025 and December 31, 2024:

	Assets at Fair Value as of September 30, 2025
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$3,804,000	$3,804,000
Sponsor subordinated note	—	—	18	18
Interest rate swaps/options	—	4,090	—	4,090
Foreign currency forward contracts	—	8	—	8
Total	$—	$4,098	$3,804,018	$3,808,116
Investments measured at net asset value(1)				$96,668
Total financial instruments, at fair value				$3,904,784
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of September 30, 2025
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Interest rate swaps/options	$—	$(2,655)	$—	$(2,655)
Total	$—	$(2,655)	$—	$(2,655)

	Assets at Fair Value as of December 31, 2024
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$3,080,554	$3,080,554
Sponsor subordinated note	—	—	15	15
Foreign currency forward contracts	—	60	—	60
Interest rate swaps/options	—	961	—	961
Total	$—	$1,021	$3,080,569	$3,081,590
Investments measured at net asset value(1)				$80,654
Total financial instruments, at fair value				$3,162,244
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of December 31, 2024
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Foreign currency forward contracts	$—	$(14)	$—	$(14)
Interest rate swaps/options	—	(13,986)	—	(13,986)
Total	$—	$(14,000)	$—	$(14,000)

The following table presents changes in the fair value of investments for which Level 3 inputs were used to determine the fair value for the three and nine months ended September 30, 2025 and 2024:

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Level 3 Assets at Fair Value for the Three Months Ended September 30, 2025*
(Amounts in thousands)	Balance 7/1/2025	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 9/30/2025	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 9/30/2025
First lien senior secured debt	$3,512,520	$472,035	$(176,458)	$6,933	$(175)	$(10,855)	$3,804,000	$(13,814)
Sponsor subordinated note	16	399	—	—	—	(397)	18	(397)
Total	$3,512,536	$472,434	$(176,458)	$6,933	$(175)	$(11,252)	$3,804,018	$(14,211)

	Level 3 Assets at Fair Value for the Nine Months Ended September 30, 2025*
(Amounts in thousands)	Balance 1/1/2025	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 9/30/2025	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 9/30/2025
First lien senior secured debt	$3,080,554	$1,155,058	$(439,030)	$20,467	$(125)	$(12,924)	$3,804,000	$(11,718)
Sponsor subordinated note	15	399	—	—	—	(396)	18	1
Total	$3,080,569	$1,155,457	$(439,030)	$20,467	$(125)	$(13,320)	$3,804,018	$(11,717)

	Level 3 Assets at Fair Value for the Three Months Ended September 30, 2024*
(Amounts in thousands)	Balance 7/1/2024	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 9/30/2024	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 9/30/2024
First lien senior secured debt	$2,266,885	$582,422	$(154,759)	$5,434	$369	$(442)	$2,699,909	$(441)
Sponsor subordinated note	9	—	—	—	—	1	10	—
Total	$2,266,894	$582,422	$(154,759)	$5,434	$369	$(441)	$2,699,919	$(441)

	Level 3 Assets at Fair Value for the Nine Months Ended September 30, 2024*
(Amounts in thousands)	Balance 1/1/2024	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 9/30/2024	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 9/30/2024
First lien senior secured debt	$1,343,692	$1,634,764	$(290,248)	$12,625	$599	$(1,523)	$2,699,909	$(1,527)
Sponsor subordinated note	13	—	—	1	—	(4)	10	—
Total	$1,343,705	$1,634,764	$(290,248)	$12,626	$599	$(1,527)	$2,699,919	$(1,527)
*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable.
Significant Unobservable Inputs
In accordance with ASC 820, the following tables provide quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of September 30, 2025 and December 31, 2024. The table is not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Asset Class	Fair Value as of 9/30/25	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
(Amounts in thousands)
First lien senior secured debt	$3,466,446	Discounted cash flow	Yield	8.6% - 103.2%	9.9%	Decrease
	5,670	Discounted cash flow	Yield	12.4% - 12.5%	12.4%	Decrease
		Market comparable	LTM Revenue multiple	1.3x	1.3x	Increase
	136	Discounted cash flow	Yield	24.7% - 24.9%	24.8%	Decrease
		Market comparable	Forward Revenue multiple	0.3x	0.3x	Increase
	34,370	Market comparable	LTM EBITDA multiple	7.6x - 14.0x	13.8x	Increase
	1,141	Market comparable	Forward EBITDA multiple	10.5x	10.5x	Increase
	1,964	Market comparable	Forward Revenue multiple	0.9x - 3.3x	1.2x	Increase
	3,693	Market comparable	LTM Revenue multiple	1.0x - 2.3x	1.5x	Increase
	2,106	Market comparable	Forward Revenue multiple	0.5x	0.5x	Increase
			Forward EBITDA multiple	7.3x	7.3x	Increase
	1,645	Market comparable	LTM EBITDA multiple	10.3x	10.3x	Increase
			Forward EBITDA multiple	8.0x	8.0x	Increase
	1,603	Market comparable	LTM Revenue multiple	0.6x - 0.9x	0.6x	Increase
			Forward Revenue multiple	0.6x - 0.9x	0.6x	Increase
Sponsor subordinated note	18	Market comparable	LTM EBITDA multiple	7.6x	7.6x	Increase
$3,518,792

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Asset Class	Fair Value as of 12/31/24	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
	(Amounts in thousands)
First lien senior secured debt	$2,379,881	Discounted cash flow	Yield	9.3% - 56.3%	10.9%	Decrease
First lien senior secured debt	1,483	Market comparable	Forward Revenue multiple	0.9x - 2.0x	1.3x	Increase
First lien senior secured debt	1,845	Market comparable	LTM EBITDA multiple	14.3x	14.3x	Increase
First lien senior secured debt	1,345	Market comparable	Forward EBITDA multiple	8.4x	8.4x	Increase
First lien senior secured debt	2,048	Market comparable	LTM Revenue multiple	0.6x	0.6x	Increase
Sponsor subordinated note	15	Market comparable	LTM EBITDA multiple	7.6x	7.6x	Increase
	$2,386,617
(1)Weighted average is calculated by weighing the significant unobservable input by the relative fair value of each investment in the category.
The Company’s other Level 3 investments, which represented $285,226,000 as of September 30, 2025 and $693,952,000 as of December 31, 2024, have been valued primarily using recent transactions. The significant unobservable input used in the discounted cash flow is the yield. The yield is used to discount the estimated future cash flows expected to be received from the underlying investment. The Company considers the portfolio company performance since close, the leverage used by the portfolio company relative to its total enterprise value and other risks associated with an investment in determining the yield. The significant unobservable inputs used in the market comparable valuation techniques include the next twelve months forward and latest twelve month (“LTM”) EBITDA (net income before net interest expense, income tax expense, depreciation and amortization) multiple. Forward or LTM EBITDA for comparable portfolio companies are multiplied by the portfolio companies most recent available EBITDA to derive the portfolio company fair value. Pricing models take into account the contractual terms of the financial instrument, as well as relevant inputs, including where applicable, equity prices, interest rate yield curves, credit curves, correlation, and the creditworthiness of the counterparty.
Note 5.  Debt
In accordance with the 1940 Act, the Company can borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations.
The carrying values of borrowings outstanding under the debt facilities approximate fair value. As of September 30, 2025 and December 31, 2024, the asset coverage ratio was 212.1% and 188.3%, respectively.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
For the three and nine months ended September 30, 2025 and 2024 the components of interest expense were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Interest expense	$33,529	$27,394	$95,489	$61,097
Amortization of deferred financing costs	1,711	1,209	5,281	2,633
(Gain) loss from interest rate swaps accounted for as hedges and related hedged items
Interest rate swaps	(1,070)	—	(14,766)	—
Hedged items	769		13,493
Total interest expense	$34,939	$28,603	$99,497	$63,730
Average interest rate	6.73%	7.72%	6.76%	7.84%
Average daily borrowings	$1,790,090	$1,299,712	$1,735,364	$960,691
Credit Facilities

On June 17, 2022, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “MSPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new loan and servicing agreement (as amended, supplemented or otherwise modified from time to time, the “MSPV Credit Facility”) with Twin Brook Capital Funding XXXIII, LLC, as the transferor (the “Transferor”), AGTB Fund Manager, LLC, as the servicer, Morgan Stanley Asset Funding, Inc., as administrative agent, the lenders from time to time party thereto and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, account bank and collateral custodian.
From time to time, the Transferor expects to sell and/or contribute certain investments to the MSPV Borrower. Proceeds from the MSPV Credit Facility will be used to finance the origination and acquisition of loans by the MSPV Borrower, including the purchase of such assets from the Transferor. The Company retains a residual interest in assets contributed to or acquired by the MSPV Borrower through its ownership of the MSPV Borrower. The MSPV Borrower is required to meet financial covenants under the MSPV Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the MSPV Borrower was in compliance with all such covenants.
The MSPV Credit Facility has a maximum principal amount of $500 million, subject to availability under a borrowing base which consists primarily of commercial loans acquired by the MSPV Borrower from the Transferor, a wholly-owned subsidiary of the Company. The MSPV Borrower may, subject to the applicable prepayment premium, prepay the loans and/or terminate or reduce the revolving commitments under the MSPV Credit Facility at any time without penalty. The obligation of the lenders to make revolving commitments under the MSPV Credit Facility will terminate on June 17, 2027 (the “Reinvestment Period”) with a scheduled final maturity date of May 28, 2029. The revolving loans are subject to an interest rate, during the Reinvestment Period, of Term SOFR plus 2.20% per annum and thereafter, Term SOFR plus 2.70% per annum. Prior to May 28, 2024, when the MSPV Credit Facility was amended, the Reinvestment Period terminated on June 17, 2025, the final maturity date was June 17, 2027, and the revolving loans were subject to an interest rate of Term SOFR plus 2.50% per annum during the Reinvestment Period and Term SOFR plus 3.00% per annum during the period following the Reinvestment Period.

On December 13, 2022, Twin Brook Capital Funding XXXIII ASPV, LLC, as borrower (the “ASPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new Loan, Security and Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, the “ASPV Credit Facility”), with the Transferor, AGTB Fund Manager, LLC, as the collateral manager, Ally Bank, as administrative agent and arranger, Computershare Trust Company, National Association, as the collateral custodian, and the lenders from time to time party thereto. On September 19, 2023 the ASPV Credit Facility was amended to appoint Western Alliance Trust Company, N.A., as the successor collateral custodian, and Computershare Trust Company, N.A. resigned as collateral custodian.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

From time to time, the Transferor expects to sell and/or contribute certain investments to the ASPV Borrower. Proceeds from the ASPV Credit Facility will be used to finance the origination and acquisition of loans by the ASPV Borrower, including the purchase of such assets from the Transferor. The Company retains a residual interest in assets contributed to or acquired by the ASPV Borrower through its ownership of the ASPV Borrower.

The ASPV Credit Facility has a maximum principal amount of $500 million, subject to availability under a borrowing base which consists primarily of commercial loans acquired by the ASPV Borrower from the Transferor, a wholly-owned subsidiary of the Company. The ASPV Borrower may, subject to the applicable prepayment premium, prepay the loans and/or terminate or reduce the revolving commitments under the ASPV Credit Facility at any time without penalty. The obligation of the lenders to make revolving commitments under the ASPV Credit Facility will terminate on December 12, 2025 (the “Reinvestment Period”) with a scheduled final maturity date of December 12, 2027. The revolving loans will be subject to an interest rate of daily simple SOFR plus 2.875% per annum.

On August 9, 2024, the ASPV Credit Facility was amended to, among other things: (i) increase the initial maximum principal amount from $300 million to $500 million, subject to availability under a borrowing base, (ii) reduce the interest rate on revolving loans from daily simple SOFR plus 2.875% per annum to daily simple SOFR plus 2.40% per annum and (iii) extend the termination date of the lenders’ obligation to make revolving commitments under the ASPV Credit Facility from December 12, 2025 to August 9, 2027 and extend the final scheduled maturity date from December 12, 2027 to August 9, 2029.

The ASPV Credit Facility is secured by all of the assets of the ASPV Borrower and a pledge of equity interests in the ASPV Borrower. The ASPV Borrower is subject to meet financial covenants under the ASPV Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the ASPV Borrower was in compliance with all such covenants.

On November 17, 2023, the Company, as borrower, entered into a new Senior Secured Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Truist Credit Facility”), with the lenders and issuing banks party thereto and Truist Bank, as administrative agent.

On August 16, 2024, the Truist Credit Facility was amended to, among other things: (i) increase the initial maximum principal amount from $300 million to $975 million, subject to availability under a borrowing base, (ii) increase the additional commitments that the Company may seek from new and existing lenders in the future, up to an aggregate facility size not to exceed $1,462,500,000, and (iii) extend the termination date of the lenders’ obligation to make loans under the Truist Credit Facility from November 17, 2027 to August 16, 2028 and extend the final scheduled maturity date from November 17, 2028 to August 16, 2029.

The Company may prepay any class of loans and/or terminate or reduce the revolving commitments of any class under the Truist Credit Facility at any time without penalty. The revolving loans will be subject to an interest rate of, at the Company’s option, adjusted term SOFR plus 2.00% or the alternate base rate plus 1.00%.

The Truist Credit Facility is guaranteed by Twin Brook Capital Funding XXXIII, LLC (the “Guarantor”), a direct and wholly owned subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The Truist Credit Facility is secured by all assets of the Company and the Guarantor. The Company is subject to meet financial covenants under the Truist Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the Company was in compliance with all such covenants.

As of September 30, 2025, there are approximately $274.2 million in borrowings outstanding on the ASPV Credit Facility, $363.1 million in borrowings outstanding on the MSPV Credit Facility and $146.2 million in borrowings outstanding on the Truist Credit Facility. Borrowings under the Company’s facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

On October 1, 2025 and October 2, 2025, respectively, the Company, as borrower, entered into amendments to the Truist Credit Facility and ASPV Credit Facility, as disclosed in Note 12. Subsequent Events.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Private Placement Notes - Series A

On March 19, 2024, the Company entered into a Note Purchase Agreement, governing the issuance of $90,000,000 aggregate principal amount of 7.69% Series A Senior Notes, Tranche A, due March 19, 2027 (the “Tranche A Notes”) and $150,000,000 aggregate principal amount of 7.78% Series A Senior Notes, Tranche B, due March 19, 2029 (the “Tranche B Notes”), to qualified institutional investors in a private placement. The Tranche A Notes and the Tranche B Notes bear interest at a rate equal to 7.69% per annum and 7.78% per annum, respectively. The Tranche A Notes and the Tranche B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Interest on the Tranche A Notes and the Tranche B Notes will be due semiannually on March 19 and September 19 of each year, beginning on September 19, 2024. The Tranche A Notes and the Tranche B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Tranche A Notes and the Tranche B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Tranche A Notes and the Tranche B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Company.

In connection with the Tranche A Notes and the Tranche B Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the Tranche A Notes and the Tranche B Notes in a qualifying hedge accounting relationship.

As of September 30, 2025 and December 31, 2024, the Company was in compliance with all financial covenants and other requirements of each of the Series A, Tranche A Notes and Tranche B Notes.

Private Placement Notes - Series B

On October 15, 2024, the Company, entered into a First Supplement to the Master Note Purchase Agreement dated as of March 19, 2024 , governing the issuance of 400 million aggregate principal amount of Series B Notes consisting of (i) 85 million aggregate principal amount of 6.42% Series B Senior Notes, Tranche A, due October 15, 2028 (the “Tranche A Notes”), (ii) 25 million aggregate principal amount of Series B Senior Notes, Tranche B, due October 15, 2029 to be issued at a floating rate (the “Tranche B Notes”), and (iii) 290 million aggregate principal amount of 6.52% Series B Senior Notes, Tranche C, due October 15, 2029 (the “Tranche C Notes,” collectively with the Tranche A Notes and Tranche B Notes, the “Series B Notes”), to qualified institutional investors in a private placement. The Tranche B Notes bear interest at a floating interest rate equal to three-month SOFR plus 3.24% per annum. The Series B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company. All of the Series B Tranche A Notes and the Series B Tranche B Notes and 100 million of the Series B Tranche C Notes were delivered and paid for on October 15, 2024. Of the remaining Series B Tranche C Notes, 100 million and 90 million were delivered and paid for on November 14, 2024 and December 12, 2024, respectively.

Private Placement Notes - Series C

On June 30, 2025, the Company entered into a Second Supplement to the Master Note Purchase Agreement dated as of March 19, 2024, governing the issuance of $100 million aggregate principal amount of Series C Notes consisting of (i) $25 million aggregate principal amount of 6.05% Series C Senior Notes, Tranche A, due June 30, 2028 (the “Series C Tranche A Notes”), and (ii) $75 million aggregate principal amount of 6.40% Series C Senior Notes, Tranche B, due June 30, 2030 (the “Series C Tranche B Notes,” together with the Tranche A Notes, the “Series C Notes”), to qualified institutional investors in a private placement. The Series C Tranche A Notes and the Series C Tranche B Notes bear interest at a rate equal to 6.05% per annum and 6.40% per annum, respectively. The Series C Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company. All of the Series C Tranche A Notes and the Series C Tranche B Notes were delivered and paid for on June 30, 2025.

Debt Securitizations

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
On May 30, 2024, the Company completed an approximately $445.0 million term debt securitization (the “CLO Transaction”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. The secured notes issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by Twin Brook CLO 2024-1 LLC (the “Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The following table presents information on the secured notes and equity interests in the CLO Transaction:

	As of September 30, 2025
(Amounts in thousands)	Principal Outstanding	Interest Rate	Credit Rating
Class A Senior Secured Floating Rate Notes	$161,000	SOFR + 1.90%	AAA(sf)
Class A-L Senior Secured Floating Rate Loans	$100,000	SOFR + 1.90%	AAA(sf)
Class B Senior Secured Floating Rate Notes	$45,000	SOFR + 2.30%	AA(sf)
Class C Senior Secured Floating Rate Notes	$36,000	SOFR + 2.95%	A(sf)
Class D Senior Secured Floating Rate Notes	$27,000	SOFR + 4.95%	BBB(sf)
Equity Interests[1]	$76,000	None	Not Rated
Total CLO Transaction	$445,000
(1) Equity Interests were retained by the Company as of September 30, 2025.

The secured notes are scheduled to mature on July 20, 2036, unless redeemed by the Issuer, at the direction of the Adviser, serving as collateral manager, on any business day after July 20, 2026.

The Class A Notes, Class A-L Loans, Class B Notes, Class C Notes and Class D Notes (collectively, the “Secured Debt”) are the secured obligations of the Issuer and the Equity Interests are the unsecured obligations of Issuer. The Class A-L Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the indenture and related agreements. The indenture governing the CLO Transaction includes customary covenants and events of default.

As part of the CLO Transaction, a wholly owned subsidiary of the Company (the “Retention Holder”) sold and transferred certain middle market loans to the Issuer for the purchase price and other consideration set forth in a loan sale agreement and for future sales from the Retention Holder to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Secured Debt. In connection with such sale and transfer, the Retention Holder made customary representations, warranties and covenants to the Issuer.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Adviser serves as collateral manager to Issuer under a collateral management agreement and is entitled to receive fees for providing the services; however, the Adviser has waived its right to receive such fees but may rescind such waiver at any time.

Short-Term Debt

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements, whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180-days from the date it was transferred (each a “Short Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of September 30, 2025 and December 31, 2024, the Company did not have borrowings under Short-Term Financing Transactions.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Total debt consisted of the following as of September 30, 2025:

	As of September 30, 2025
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value(2)	Assets Pledged as Collateral(3)
ASPV Credit Facility	$500,000	$274,200	$58,956	$274,200	$501,263
MSPV Credit Facility	500,000	363,100	74,273	363,100	707,695
Truist Credit Facility	975,000	146,200	408,259	146,200	2,160,297
Series A Tranche A Notes	90,000	90,000	—	90,384	—
Series A Tranche B Notes	150,000	150,000	—	151,953	—
Series B Tranche A Notes	85,000	85,000	—	86,092	—
Series B Tranche B Notes	25,000	25,000	—	25,000	—
Series B Tranche C Notes	290,000	290,000	—	294,360	—
Series C Tranche A Notes	25,000	25,000	—	25,324	—
Series C Tranche B Notes	75,000	75,000	—	75,078	—
CLO Transaction	369,000	369,000		369,000	434,764
Total	$3,084,000	$1,892,500	$541,488	$1,900,691	$3,804,018
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Carrying value is inclusive of adjustments for the change in fair value of the effective hedge relationship, if applicable.
(3)Fair market value of the assets held as collateral in the respective credit facility.

Total debt consisted of the following as of December 31, 2024:

	As of December 31, 2024
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value	Assets Pledged as Collateral(2)
ASPV Credit Facility	$500,000	$251,300	$69,062	$251,300	$493,142
MSPV Credit Facility	500,000	191,400	101,922	191,400	505,122
Truist Credit Facility	975,000	299,600	546,860	299,600	1,639,675
Series A Tranche A Notes	90,000	90,000	—	89,732	—
Series A Tranche B Notes	150,000	150,000	—	148,799	—
Series B Tranche A Notes	85,000	85,000	—	84,330	—
Series B Tranche B Notes	25,000	25,000	—	25,000	—
Series B Tranche C Notes	290,000	290,000	—	286,838	—
CLO Transaction	369,000	369,000	—	369,000	442,629
Total	$2,984,000	$1,751,300	$717,844	$1,745,999	$3,080,569
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Fair market value of the assets held as collateral in the respective credit facility.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Average debt outstanding and weighted average interest rates of outstanding debt for the three and nine months ended September 30, 2025 and 2024 were as follows:

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)
ASPV Credit Facility	6.74%	$275,154	7.91%	$258,816
MSPV Credit Facility	6.46%	$365,495	7.52%	$195,370
Truist Credit Facility	6.84%	$40,441	7.49%	$236,526
Series A Tranche A Notes	7.69%	$90,000	7.69%	$90,000
Series A Tranche B Notes	7.78%	$150,000	7.78%	$150,000
Series B Tranche A Notes	6.42%	$85,000
Series B Tranche B Notes	7.55%	$25,000
Series B Tranche C Notes	6.52%	$290,000
Series C Tranche A Notes	6.05%	$25,000
Series C Tranche B Notes	6.40%	$75,000
CLO Transaction	6.59%	$369,000	7.57%	$369,000
Total Weighted Average	6.73%	$1,790,090	7.65%	$1,299,712

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)
ASPV Credit Facility	6.73%	$289,481	8.06%	$212,435
MSPV Credit Facility	6.47%	$346,156	7.74%	$261,637
Truist Credit Facility	6.78%	$56,662	7.56%	$147,947
Series A Tranche A Notes	7.69%	$90,000	7.69%	$64,380
Series A Tranche B Notes	7.78%	$150,000	7.78%	$107,299
Series B Tranche A Notes	6.42%	$85,000
Series B Tranche B Notes	7.55%	$25,000
Series B Tranche C Notes	6.52%	$290,000
Series C Tranche A Notes	6.05%	$8,516
Series C Tranche B Notes	6.40%	$25,549
CLO Transaction	6.64%	$369,000	7.57%	$166,993
Total Weighted Average	6.76%	$1,735,364	7.72%	$960,691
Note 6.  Agreements and Related Party Transactions
Administration Agreement
On October 25, 2022, the Company entered into an administration agreement (the “Original Administration Agreement”) with AGTB Fund Manager, LLC (the “Administrator”). Under the terms of the Original Administration Agreement, the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.
On September 6, 2023, the Company entered into an amended and restated administration agreement (the “Administration Agreement”) with the Administrator. The Administration Agreement amended and restated the Original Administration Agreement in response to comments issued by certain state securities regulators in connection with their review of the

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Company’s continuous offering of Common Shares. The terms and conditions of the Administration Agreement are unchanged from those of the Original Administration Agreement, under which the Administrator has provided administrative services to the Company since its inception, except to (i) remove overhead expenses (including rent, office equipment and utilities) from the description of costs and expenses of the Administrator that are to be borne by the Company and (ii) clarify certain types of costs and expenses related to the Company’s operations, administration and transactions that are to be borne by the Company.
The Company reimburses the Administrator for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for it by such affiliate or third party.
Unless earlier terminated as described below, the Administration Agreement will remain in effect until September 6, 2026 and from year to year thereafter if approved annually by the vote of the Board of Trustees and the vote of a majority of the Company’s independent trustees (the “Independent Trustees”). The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.
No person who is an officer, trustee, or employee of the Administrator or its affiliates and who serves as a trustee of the Company receives any compensation from the Company for his or her services as a trustee. However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Trustees who are not affiliated with the Administrator receive compensation for their services and reimbursement of expenses incurred to attend meetings.
For the three and nine months ended September 30, 2025, the Administrator charged approximately $248,000 and $1,078,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement. For the three and nine months ended September 30, 2024, the Administrator charged approximately $489,000 and $1,084,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement.

Investment Management Agreement
On October 25, 2022, the Company entered into an investment management agreement (the “Original Investment Management Agreement”) with the Adviser. Under the terms of the Original Investment Management Agreement, the Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring the Company’s investments and portfolio companies on an ongoing basis.
On September 6, 2023, the Company entered into an amended and restated investment management agreement (the “Prior Investment Management Agreement”) with its Adviser, in response to comments issued by certain state securities regulators in connection with their review of the Company’s continuous offering of Common Shares. The terms of the Prior Investment Management Agreement were unchanged from those of the Original Investment Management Agreement, except to (i) remove conditional language that sunsets certain provisions if the Company’s securities become “covered securities,” as defined in Section 18 of the Securities Act of 1933, as amended; (ii) remove overhead expenses (including rent, office equipment and utilities) from the costs and expenses of the Administrator that are to be borne by the Company; (iii) clarify certain types of costs and expenses related to the Company’s operations, administration and transactions that are to be borne by the Company; and (iv) clarify the Adviser’s indemnification standard is consistent with the NASAA Omnibus Guidelines.
In connection with the TPG Transaction closing on November 1, 2023, the Company entered into an amended and restated investment management agreement (the “Investment Management Agreement”) with its Adviser. Under applicable law, the TPG Transaction resulted in an assignment and automatic termination of the Prior Investment Management Agreement. The Investment Management Agreement became effective upon the closing of the TPG Transaction and the terms of the Investment Management Agreement are identical to the Prior Investment Management Agreement. On September 26, 2023, the Company’s shareholders approved the Investment Management Agreement.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Unless earlier terminated as described below, the Investment Management Agreement will remain in effect until November 1, 2026 and from year to year thereafter if approved annually by the vote of the Board of Trustees of the Company or by the vote of a majority of the outstanding voting securities of the Company, and the vote of a majority of the Company’s Independent Trustees. The Investment Management Agreement will automatically terminate in the event of assignment. The Investment Management Agreement may be terminated by (1) the Company without penalty on 60 days’ written notice, (2) by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s trustees, or (3) the Adviser on 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
The Investment Management Agreement also provides that the Company reimburses the Adviser for certain organizational costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
As of September 30, 2025 and December 31, 2024, the Company has approximately $5.3 million and $3.1 million, respectively, payable to the Adviser for organizational, offering and operating costs, which is included in “accrued expenses and other liabilities payable to affiliate” and “due to affiliate” on the statements of assets and liabilities.
Under the terms of the Investment Management Agreement, the Company pays the Adviser a base management fee and certain incentive fees. The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is calculated at an annual rate of 1.25% of the Company’s net assets. For services rendered under the Investment Management Agreement, the base management fee is payable monthly in arrears. The base management fee is calculated based on the Company’s net assets at the first business day of the applicable month.
For the three and nine months ended September 30, 2025, the Company accrued approximately $6.3 million and $16.8 million of base management fees payable to the Adviser. For the three and nine months ended September 30, 2024, the Company accrued approximately $4.2 million and $10.2 million of base management fees payable to the Adviser. As of September 30, 2025 and December 31, 2024, base management fees payable by the Company to the Adviser were approximately $6.3 million and $4.6 million, respectively.
Pursuant to the Investment Management Agreement, the Adviser is entitled to an incentive fee (“Incentive Fee”), which consists of two components; an incentive fee based on income and an incentive fee based on capital gains.
The portion based on the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized) (the “hurdle rate” or “Hurdle”);
•100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the Hurdle but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of its Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Company’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and 12.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the Hurdle is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain.
For the three and nine months ended September 30, 2025, the Company accrued approximately $7.4 million and $20.2 million of income incentive fees. For the three and nine months ended September 30, 2024, the Company accrued approximately $5.5 and $13.9 million of income incentive fees. As of September 30, 2025 and December 31, 2024, the Company had approximately $7.4 million and $5.5 million, respectively, of income incentive fees payable.
As of September 30, 2025, the Company had approximately $0.0 million of accrued capital gains incentive fees, of which none were paid or payable to the Adviser. As of December 31, 2024, the Company had no accrued capital gains incentive fees, of which none were paid or payable to the Adviser, representing no change in accrued capital gains incentive fees.

Shareholder Servicing and/or Distribution Fees — Class S and Class D
On March 1, 2023, the Company entered into an Intermediary Manager Agreement with Foreside Financial Services, LLC, as its “Intermediary Manager” and principal underwriter in connection with the offering of the shares of the Company.
The Intermediary Manager is a broker-dealer registered with the SEC is a member of the Financial Industry Regulatory Authority (“FINRA”).
The following table shows the shareholder servicing and/or distribution fees we pay the Intermediary Manager under the Intermediary Manager Agreement with respect to the Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—%

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Subject to FINRA and other limitations on underwriting compensation, we will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.
The Adviser voluntarily agreed to pay up to 0.60% of the shareholder servicing and/or distribution fee on Class S shares sold for the one-year period beginning October 1, 2023 and ending October 1, 2024. The Adviser has voluntarily agreed to pay up to 0.25% of the shareholder servicing and/or distribution fee on Class S shares sold for the period between October 1, 2024 through September 30, 2025. The Adviser has voluntarily agreed to pay up to 0.25% of the shareholder servicing and/or distribution fee on Class D shares sold in the Company’s continuous offering of Common Shares for the period between December 1, 2024 and September 30, 2025.
The shareholder servicing and/or distribution fees will be paid monthly in arrears. The shareholder servicing and/or distribution fees are similar to sales commissions. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/ or distribution fees charged. The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and, at the request of the Fund, will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our DRIP. The distribution and servicing plan adopted in compliance with Rule 12b-1 is a compensation plan, which means that the Intermediary Manager is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Intermediary Manager does not retain any shareholder servicing and/or distribution fees for profit. All shareholder servicing and/or distribution fees are held in a retention account by the Intermediary Manager to pay for and/or reimburse the Adviser for distribution-related expenditures.
Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager, at the request of the Fund, will waive the shareholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended September 30, 2025, the Company accrued approximately $470,000 and $1,101,000 of Class S shareholder servicing and distribution fees, of which $138,000 and $324,000, respectively, were waived as they were borne by the Adviser. For the three and nine months ended September 30, 2025, the Company accrued approximately $2,000 and $4,000 of Class D shareholder servicing and distribution fees, of which $2,000 and $4,000, respectively, were waived as they were borne by the Advisor. For the three and nine months ended September 30, 2024, the Company accrued approximately $157,000 and $368,000 of Class S shareholder servicing and distribution fees, of which $111,000 and $260,000, respectively, were waived as they were borne by the Adviser. For the three and nine months ended September 30, 2024, the Company accrued approximately $1,000 and $2,000 of Class D shareholder servicing and distribution fees.

Expense Support and Conditional Reimbursement Agreement

The Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser on October 25, 2022. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing operating expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by net assets.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the three and nine months ended September 30, 2025 and 2024, no such Expense Payments were made by the Adviser.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Company’s Independent Trustees, and in some cases, the prior approval of the SEC. The Company intends to rely on exemptive relief that has been granted by the SEC to the Company, the Adviser, and TPG Angelo Gordon to permit the Company to co-invest with other funds managed by the Adviser or TPG Angelo Gordon, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Pursuant to such exemptive relief, the Company is generally permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board of Trustees make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve overreaching of the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, and (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing. In certain situations where co-investment with one or more funds managed by TPG Angelo Gordon is not permitted or appropriate, TPG Angelo Gordon will need to decide which funds will proceed with the investment. TPG Angelo Gordon will make these determinations based on its policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Investment in Affiliated Funds
The Company holds equity investments through its interest in the affiliated funds, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC. These were created to hold equity interests that are purchased alongside the underlying portfolio companies’ debt.
Fair value for the three and nine months ended September 30, 2025 and 2024, and transactions of the Company’s investments in affiliates were as follows:

	Investment in Affiliated Funds at Fair Value for the Three Months Ended September 30, 2025
(Amounts in thousands)	Fair Value as of July 1, 2025	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of September 30, 2025	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$91,853	$6,031	$(1,865)	$466	$168	$96,653	$—
Twin Brook Segregated Equity Holdings, LLC	15	—	—	—	—	15	—
Total non-controlled/affiliated investments	$91,868	$6,031	$(1,865)	$466	$168	$96,668	$—

	Investment in Affiliated Funds at Fair Value for the Nine Months Ended September 30, 2025
(Amounts in thousands)	Fair Value as of January 1, 2025	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of September 30, 2025	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$80,638	$13,806	$(3,949)	$1,180	$4,978	$96,653	$—
Twin Brook Segregated Equity Holdings, LLC	16	—	—	—	(1)	15	—
Total non-controlled/affiliated investments	$80,654	$13,806	$(3,949)	$1,180	$4,977	$96,668	$—

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Investment in Affiliated Funds at Fair Value for the Three Months Ended September 30, 2024
(Amounts in thousands)	Fair Value as of July 1, 2024	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of September 30, 2024	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$69,894	$6,514	$(650)	$514	$1,790	$78,062	$—
Twin Brook Segregated Equity Holdings, LLC	19	—	—	—	—	19	—
Total non-controlled/affiliated investments	$69,913	$6,514	$(650)	$514	$1,790	$78,081	$—

	Investment in Affiliated Funds at Fair Value for the Nine Months Ended September 30, 2024
(Amounts in thousands)	Fair Value as of January 1, 2024	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of September 30, 2024	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$54,697	$20,903	$(964)	$549	$2,877	$78,062	$—
Twin Brook Segregated Equity Holdings, LLC	17	—	—	—	2	19	—
Total non-controlled/affiliated investments	$54,714	$20,903	$(964)	$549	$2,879	$78,081	$—
Note 7.  Derivatives
The Company may enter into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies.
In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company may enter into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or a similar agreement with its derivative counterparties. An ISDA Master Agreement is a bilateral agreement between the Company and a counterparty that governs OTC derivatives, including foreign currency forward contracts, and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of the ISDA Master Agreement typically permit a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty. The Company minimizes counterparty credit risk by only entering into agreements with counterparties that it believes to be of good standing and by monitoring the financial stability of those counterparties.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
For the three and nine months ended September 30, 2025, the Company’s monthly average USD notional exposure to derivatives was approximately $715,338,000 and $659,809,000. For the three and nine months ended September 30, 2024, the Company’s monthly average USD notional exposure to derivatives was approximately $1,391,000 and $1,521,000.
The tables below present derivatives contracts as of September 30, 2025 and their respective classification on the consolidated statement of assets and liabilities:

Derivative Contracts/Hedged Items	Fair Value (Amounts in Thousands)	Statement of Assets and Liabilities Classification
Foreign currency forward contracts	$8	Unrealized gain on derivative contracts
Interest rate swaps(1)	3,583	Unrealized gain on derivative contracts
Interest rate swaps(1)	(2,655)	Unrealized loss on derivative contracts
Interest rate options	507	Unrealized gain on derivative contracts
Hedged items(2)	8,191	Debt
(1) The interest rate swaps above are designated in a qualifying hedging relationship with unsecured borrowings.
(2) The hedged items above represent the carrying value adjustment to unsecured borrowings in a designated hedging relationship as further described in the hedging note below.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The table below presents the impact to the consolidated statements of operations from derivative contracts that were not designated in a qualifying hedging relationship during the three and nine months ended September 30, 2025 and 2024:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net change in unrealized gain (loss) on foreign currency forward contracts	$14	$(4)	$(38)	$33
Net change in unrealized gain (loss) on interest rate swaps and options	(630)	(1,387)	(304)	(1,387)
Realized (loss) on foreign currency forward contracts	(36)	(9)	—	5
The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the consolidated statements of assets and liabilities.
The following tables present the Company’s assets and liabilities related to derivatives by counterparty, net of amounts available for offset under a master netting arrangement and net of any collateral received or pledged by the Company for such assets and liabilities as of September 30, 2025:

(Amounts in thousands)	As of September 30, 2025
Assets	Derivative Assets Subject to Master Netting Agreement	Derivatives Available for Offset	Non-Cash Collateral Received	Cash Collateral Received	Net Amount of Derivative Assets(1)
Morgan Stanley Capital Services, LLC	$3,394	$(449)	$—	$—	$2,945
MUFG Bank, Ltd.	186	(186)	—	—	—
Wells Fargo Bank, N.A.	106	(106)	—	—	—
Regions Bank	412	—	—	—	412
Total	$4,098	$(741)	$—	$—	$3,357

(Amounts in thousands)	As of September 30, 2025
Liabilities	Derivative Liabilities Subject to Master Netting Agreement	Derivatives Available for Offset	Non-Cash Collateral Received	Cash Collateral Pledged(2)	Net Amount of Derivative Liabilities(3)
Morgan Stanley Capital Services, LLC	$(449)	$449	$—	$—	$—
MUFG Bank, Ltd.	(1,657)	186	—	1,471	—
Wells Fargo Bank, N.A.	(549)	106	—	443	—
Regions Bank	—	—	—	—	—
Total	$(2,655)	$741	$—	$1,914	$—
(1) Net amount of derivative assets represents the net amount due from the counterparty to the Company.
(2) The actual collateral pledged could be more than the amount shown due to over collateralization.
(3) Net amount of derivative liabilities represents the net amount due from the Company to the counterparty.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Hedging
In connection with certain fixed rate unsecured notes issued by the Company, the Company has entered into fixed to floating interest rate swaps to more closely align the interest rates of such liabilities with the Company’s investment portfolio, which consists primarily of floating rate loans. For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument are recorded as interest expense and in the consolidated statements of operations.
The table below presents the impact to the consolidated statements of operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three and nine months ended September 30, 2025 and 2024:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Financial Statement Location
Interest rate swaps	$(1,070)	$6,377	$(14,766)	$5,851	Interest expense
Hedged items	$769	$(6,377)	$13,493	$(5,851)	Interest expense

The table below presents the carrying value of unsecured borrowings as of September 30, 2025 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

Description	Principal Amount (Amounts in thousands)	Carrying Value (Amounts in thousands)	Cumulative Hedging Adjustments (Amounts in thousands)
Series A Tranche A Notes	$90,000	$90,384	$384
Series A Tranche B Notes	150,000	151,953	1,953
Series B, Tranche A Notes	85,000	86,092	1,092
Series B, Tranche C Notes	290,000	294,360	4,360
Series C, Tranche A Notes	25,000	25,324	324
Series C, Tranche B Notes	75,000	75,078	78
Total	$715,000	$723,191	$8,191

The table below presents the carrying value of unsecured borrowings as of December 31, 2024 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

Description	Principal Amount (Amounts in thousands)	Carrying Value (Amounts in thousands)	Cumulative Hedging Adjustments (Amounts in thousands)
Series A, Tranche A Notes	$90,000	$89,732	$(268)
Series A, Tranche B Notes	150,000	148,799	(1,201)
Series B, Tranche A Notes	85,000	84,330	(670)
Series B, Tranche C Notes	290,000	286,838	(3,162)
Total	$615,000	$609,699	$(5,301)

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 8.  Commitments and Contingencies
Commitments
The Company’s investment portfolio contains debt investments that are in the form of revolving lines of credit and unfunded delayed draw commitments, which require the Company to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements.
Unfunded portfolio company commitments and funded debt investments are presented on the consolidated schedule of investments and are fair valued. Unrealized appreciation or depreciation, if any, is included in the consolidated statements of assets and liabilities and consolidated statements of operations.
As of September 30, 2025 and December 31, 2024, the Company had the following outstanding commitments to fund investments in current portfolio companies:

Portfolio Company	September 30, 2025	December 31, 2024
First lien senior secured debt	(Amounts in thousands)	(Amounts in thousands)
3BC Matrix Acquisition, LLC	$1,564	$—
50Floor, LLC	106	146
626 Holdings Equity, LLC	—	39
A. P. Nonweiler Co. Inc	1,523	—
A.P.A Industries, LLC	1,523	1,523
Abrasive Technology Intermediate, LLC	17	104
ACES Intermediate, LLC	7,114	7,114
ADC Purchaser Inc	6,013	—
Advanced Lighting Acquisition, LLC	1,215	324
ADVI Health, LLC	1,062	1,062
Advocate RCM Acquisition Corp	2,902	2,902
AEP Passion Intermediate Holdings, Inc.	8	14
AFC Industries, Inc.	10,164	10,258
Affinitiv, Inc.	186	186
Agility Intermediate, Inc.	53	53
AHR Intermediate, Inc	16,283	13,790
AirPro Diagnostics, LLC	4,697	—
AKS Engineering and Forestry, LLC	2,890	—
Alcresta Buyer, Inc	7,121	16,797
Aligned Dental Management Services, LLC	4,992	—
ALM Media, LLC	—	2,068
AlphaCoin LLC	7,119	7,537
Altamira Material Solutions, LP	11	11
AM Buyer, LLC	851	32
AMCP Treatment Intermediate, LLC	9,653	—
American Family Care, LLC	17,337	5,756
Ansira Partners II, LLC	6,142	—
Answer Acquisition, LLC	405	759
Aptitude Health Holdings, LLC	267	227
Aquatic Sales Solutions, LLC	70	70
ASC Ortho Management, LLC	16	17

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Ascend Plastic Surgery Partners MSO LLC	19,880	24,879
Ascent Lifting, Inc.	2,500	2,500
ASP Global Acquisition, LLC	7,469	9,872
AvCarb, LLC	—	32
AWI Group, LLC	2,918	7,553
Baker Manufacturing Company, LLC	2,898	2,898
Banner Buyer, LLC	370	296
Barkley, LLC	2,300	2,300
BBG Intermediate Holdings, Inc.	4	4
BCI Burke Holding Corp.	9,036	9,036
Beacon Oral Specialists Management LLC	18,772	188
Beghou Consulting, LLC	1,357	1,136
Behavior Frontiers, LLC	—	1,344
Best Version Media Acquisition, LLC	2,897	3,976
Bestop, Inc	12,499	12,615
BPCP EE Intermedco LLC	2,244	3,387
BPCP NSA Intermedco, Inc	11,237	13,497
BPCP WLF Intermedco LLC	12,167	16,844
Brightview, LLC	10	—
BSC ASI Buyer, LLC	3,661	3,661
BSC Top Shelf Blocker LLC	2,256	2,256
Bulk Lift International, LLC	1,440	1,801
Canadian Orthodontic Partners Corp	29	30
CAP KSI Holdings LLC	4,287	5,835
Capital Construction, LLC	9,173	—
CARDS Acquisition, Inc	18,780	27,012
Certified Collision Group Acquisition Corp	19	19
Champion Motorsports Group, LLC	56	56
Change Academy at Lake of the Ozarks, LLC	3,932	—
CHS Holdco, LLC	14,804	—
CL Services Acquisition, LLC	36,623	11,529
CNS Purchaser, LLC	15,271	14,280
Community Care Partners, LLC	—	23
Compass Restoration Intermediary Holdings, LLC	3,709	—
Copperweld Group, Inc.	—	200
Cosmetic Solutions, LLC	—	252
CPS Power Buyer, LLC	13,194	3,079
CR Services Intermediate, LLC	19	94
Creative Outdoor Holding Inc	12,909	—
CSL Intermediate Acquisition LLC	5,237	2,553
Custom Agronomics Holdings, LLC	2,976	786
DASCO HME, LLC	7,891	—
Datum Acquisition, LLC	2,146	1,312
DealerOn Inc.	314	314
DemandTec, LLC	5,360	—

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Dermatology Medical Partners OpCo, LLC	9	9
Diamondback Buyer, LLC	75	2,713
DNS IMI Acquisition Corp	56	38
Double E Company, LLC	1,152	265
Duggal Acquisition, LLC	12,543	11,079
Dykstra's Auto, LLC	5,396	88
Dynamic Campus Acquisition, Inc.	13,264	—
Eastern Communications Solutions, Inc.	3,240	3,240
Edko Acquisition, LLC	26	26
EH Management Company, LLC	38	38
Empire Equipment Company, LLC	251	251
Endodontic Practice Partners, LLC	12,123	11,438
E-Phoenix Acquisition Co. Inc.	68	53
Esquire Deposition Solutions, LLC	6,746	7,666
Ever Fresh Fruit Company, LLC	2,532	3,893
Exclusive Concepts, LLC	3,343	4,833
Fastlap, LLC	677	14,806
Formulated Buyer, LLC	16	2
Franchise Fastlane, LLC	15	15
FreshAddress, LLC	30	30
Fyzical Buyer, LLC	1,068	1,653
Genius Bidco, LLC	7,755	8,231
Geriatric Medical and Surgical Supply, LLC	300	300
Gifthealth, Inc.	10,835	—
GM Services Buyer, LLC	13,657	—
Gold Medal Holdings, Inc.	2,668	3,986
Golden Bear PT Partners, LLC	11	11
GPSTrackit Holdings, LLC	2,067	4,429
Green Monster Acquisition, LLC	11	—
GS XX Corporation	2,381	2,381
Guardian Dentistry Practice Management, LLC	4,188	4,188
H2 Holdco, Inc.	14,697	16,664
Harley Exteriors Acquisition, LLC	4,370	5,251
Health and Wellness Partners LLC	8,288	—
HEC Purchaser Corp.	7,095	7,843
Helpware, Inc.	2,429	2,531
Highland Acquisition, Inc.	1,771	1,771
HLSG Intermediate, LLC	2,496	16
Home Brands Group Holdings, Inc.	48	48
HTI Intermediate, LLC	2,070	3,770
Hultec Buyer, LLC	1,488	3,288
Hydromax USA, LLC	1,458	182
Icelandirect, LLC	6	6
Icreon Holdings, LLC	536	1,071
IMA Group Management Company, LLC	4,105	192

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Infolinks Media Buyco, LLC	30	38
Innovative FlexPak, LLC	373	232
IPC Pain Acquisition, LLC	1,140	1,140
Ironhorse Purchaser, LLC	5,813	3,924
ISPN Intermediate, LLC	718	718
ISSA, LLC	13	131
Jacent Strategic Merchandising, LLC	1,330	—
Johns Byrne LLC	4,039	4,039
Juniper Landscaping Holdings LLC	8,933	1,630
K-1 Packaging Group, LLC.	4,639	6,579
Kaizen Auto Care, LLC	13	117
Keystone Partners, LLC	2,753	3,691
Kittyhawk, Inc	3,571	3,571
Kravet Design LLC	4,349	4,349
Kwalu, LLC	4,218	4,049
L&J Holding Company LLC	12,027	12,027
Lakeshirts LLC	18,765	18,474
Lawn Care Holdings Purchaser, Inc	7,235	13,262
Lehman Pipe Buyer, LLC	8,057	5,309
Leonard Group, Inc.	62	156
Load One Purchaser Corporation	1,956	3,201
MacKenzie Childs Acquisition, Inc.	1,575	3,374
MacNeill Pride Group Corp.	287	215
Mad Rose Company, LLC	161	342
Main Street Gourmet, LLC	—	38
Mattco Forge, Inc.	3,691	4,307
Medical Technology Associates, Inc.	1,312	1,966
Merge USA, Inc	2,515	—
MetaSource, LLC	38	52
Milestone Technologies, Inc.	5,513	—
Millennia Patient Services, LLC	—	53
Montway LLC	—	150
MRC Keeler Acquisition, LLC	150	150
MS Pain, LLC	6,899	6,899
MWEC Management, LLC	4,168	4,168
My Buyer, LLC	2,360	4,633
Nasco Healthcare Inc.	734	1,982
NEFCO Holding Company, LLC	6,811	8,248
Nelson Name Plate Company	63	90
Network Partners Acquisition, LLC	38	38
Nimlok Company, LLC	320	320
North & Warren, LLC	954	—
NTM Acquisition Corp	1,809	995
NutriScience Innovations, LLC	131	131
NWI Merger Sub, Inc	8,933	8,933

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Optimized Marketing Acquisition, LLC	338	169
Outerbox, LLC	6,357	6,357
P and R Dental Strategies, LLC	14	19
P1 Dental MSO, LLC	4,907	—
Palmetto Technology Group, LLC	9,691	9,781
Peak Investment Holdings, LLC	65	274
Peninsula MMGY Corporation	3,691	3,691
PharmaForceIQ INC.	2,093	2,093
PHGP MB Purchaser, Inc.	71	58
Pink Lily Holdings, LLC	15	31
Polaris Labs Acquisition, LLC	2,123	2,123
Polycorp Ltd	10,261	18,583
PPW Acquisition, LLC	26	9
PRA Acquisition, LLC	56	56
Precision Point Metrics, Inc	9,280	—
Premier Early Childhood Education Partners LLC	5,203	6,261
Premier Produce One, LLC	6,752	—
PRM Management Company, LLC	1,969	1,969
Purpose Home Health Acquisition, LLC	9,999	11,028
Qin's Buffalo, LLC	4,477	4,515
Quality Liaison Services of North America, Inc	912	1,629
Raneys, LLC	1,964	1,964
Rapid Fire Safety and Security, LLC	2,411	—
Redwood Buyer, LLC	9,499	—
Reliable Medical Supply LLC	—	7
Renovation Systems, LLC	1,331	3,309
Revival Animal Health, LLC	—	52
RKD Group, LLC	—	6,872
RMS Health Care Management, LLC	—	1,620
Rose Paving, LLC	1,079	7,943
RTP Acquisition, LLC	—	15
Sage Dental Management, LLC	6,690	12,772
SAMGI Buyer, Inc.	138	138
SCP Cold Chain Packaging Buyer Corp	10,495	—
SCP ENT and Allergy Services, LLC	64	51
SCP OMS Services, LLC	11,046	—
SENS Intermediate Holdings LLC	6,132	—
Shasta Buyer, LLC	4,307	3,732
ShiftKey, LLC	110	110
Signature Dental Partners LLC	4,179	10,589
Signature MD, Inc	5,501	8,274
Silver Falls MSO, LLC	—	12
SimiTree Acquisition LLC	128	128
Simko Merger Sub LLC	3,644	4,835
Sixarp, LLC	4,310	2,053

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Southeast Primary Care Partners, LLC	—	150
Southern Orthodontic Partners Management, LLC	5,953	5,905
Southern Sports Medicine Partners, LLC	27	27
Spa Medicca, LLC	7,199	—
Spear Education Holdings, LLC	6,124	7,290
Spectrum Solutions, LLC	125	107
SPG Holdco, LLC	2,200	2,070
Star Dental Partners LLC	10,659	15,405
Starwest Botanicals Acquisition, LLC	65	87
Stax Holding Company, LLC	—	60
Steel City Wash, LLC	—	12
Storm Smart Buyer LLC	131	26
Sun Orchard, LLC	10,476	11,435
Superior Insurance Partners LLC	7,406	14,403
Superscapes Holdco, LLC	1,176	—
Surplus Solutions, LLC	3,626	6,080
TCG Services, LLC	9,280	—
Teel Plastics, LLC	3,909	324
The Channel Company, LLC	35	43
The Chempetitive Group, LLC	13,578	13,919
Therapy2000 Acquisition, LLC	6,888	—
Third Holdco, LLC	9,713	—
Trademark Global, LLC	18	18
Transitions Intermediate Holdings, LLC	1,765	1,765
Treat Planet Acquisition, LLC	2,422	1,965
Triad Technologies, LLC	332	332
TruBlue LLC	3,761	3,761
TruSource Foods LLC	5,260	—
TSR Concrete Coatings, LLC	1,534	537
U.S. Urology Partners, LLC	—	1,401
United Land Services Opco Parent, LLC	275	333
Universal Pure, LLC	2,500	2,104
US Anchors Group Inc	3,904	3,275
US Foot and Ankle Specialists, LLC	2,699	2,699
USSC Holding Corp	3,947	7,177
Value Added Distributors, LLC	3,768	3,768
Vanguard Packaging, LLC	3,233	3,821
Varsity DuvaSawko Operating Corp.	4,568	3,459
Varsity Rejuvenate Partners, LLC	5,078	5,078
Vehicle Accessories, Inc.	—	877
VersiCare Management LLC	5,846	6,034
VetEvolve Holdings, LLC	15,217	8,821
Vintage Parts, Inc	1,564	—
Vital Geriatrics Group Buyer, Inc	2,408	—
WCI Volt Purchaser, LLC	2,249	2,249

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	September 30, 2025	December 31, 2024
Western Veterinary Partners, LLC	24	20,872
Westminster Cracker Company, Inc.	1,303	1,380
White Label Communications,LLC	—	1,534
Wolf Gordon Inc	3,809	3,809
WTWH Buyer, LLC	1,638	1,638
Yard-Nique, Inc	1,557	807
Zipline Logistics, LLC	405	574
Total unfunded portfolio company commitments	$1,010,824	$820,807
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of business. As of September 30, 2025, management was not aware of any material pending or threatened litigation.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 9.  Net Assets
Equity Issuances

As of September 30, 2025 and December 31, 2024, the Company had 84,687,951 and 60,925,719, respectively, shares issued and outstanding with a par value of $0.001 per share.
The following tables summarize transactions in common shares during the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	6,861,291	$173,583	18,492,888	$467,743
Share transfers between classes	—	—	9,899	251
Distributions reinvested	465,967	11,803	1,232,284	31,183
Repurchased shares, net of early repurchase reduction	(249,741)	(6,315)	(1,743,574)	(44,043)
Net increase (decrease)	7,077,517	$179,071	17,991,497	$455,134

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	1,836,375	$46,458	5,504,034	$139,191
Share transfers between classes	—	—	(6,911)	(175)
Distributions reinvested	101,366	2,576	248,387	6,294
Repurchased shares, net of early repurchase reduction	—	1	(7,143)	(174)
Net increase (decrease)	1,937,741	$49,035	5,738,367	$145,136

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	17,339	$439	41,331	$1,046
Share transfers between classes	—	—	(2,989)	(76)
Distributions reinvested	844	21	2,128	53
Repurchased shares, net of early repurchase reduction	—	—	(7,597)	(192)
Net increase (decrease)	18,183	$460	32,873	$831

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	4,537,474	$115,538	21,721,263	$551,935
Share transfers between classes	—	—	19,456	495
Distributions reinvested	297,399	7,572	654,113	16,653
Repurchased shares, net of early repurchase reduction	(38,837)	(970)	(58,376)	(1,457)
Net increase (decrease)	4,796,036	$122,140	22,336,456	$567,626

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	487,599	$12,415	1,803,868	$45,879
Share transfers between classes	—	—	(4,112)	(105)
Distributions reinvested	44,407	1,131	103,964	2,645
Net increase (decrease)	532,006	$13,546	1,903,720	$48,419

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	15,317	$390	45,623	$1,160
Share transfers between classes	—	—	(15,344)	(390)
Distributions reinvested	519	13	1,913	49
Net increase (decrease)	15,836	$403	32,192	$819
Dividends
The following table reflects dividends declared on common shares during the nine months ended September 30, 2025 and 2024:

For the Nine Months Ended September 30, 2025
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$13,438
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$13,365
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$13,788
April 27, 2025	April 30, 2025	May 28, 2025	$0.2200	$14,121
May 28, 2025	May 31, 2025	June 26, 2025	$0.2200	$14,580
June 27, 2025	June 30, 2025	July 29, 2025	$0.2200	$14,969
July 28, 2025	July 31, 2025	August 29, 2025	$0.2200	$15,479
August 28, 2025	August 31, 2025	September 30, 2025	$0.2200	$16,136
September 27, 2025	September 30, 2025	October 31, 2025	$0.2200	$16,525

For the Nine Months Ended September 30, 2025
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2171	$933
February 25, 2025	February 28, 2025	March 27, 2025	$0.2084	$969
March 28, 2025	March 31, 2025	April 28, 2025	$0.2071	$1,159
April 27, 2025	April 30, 2025	May 28, 2025	$0.2075	$1,307
May 28, 2025	May 31, 2025	June 26, 2025	$0.2071	$1,467
June 27, 2025	June 30, 2025	July 29, 2025	$0.2075	$1,563
July 28, 2025	July 31, 2025	August 29, 2025	$0.2071	$1,691
August 28, 2025	August 31, 2025	September 30, 2025	$0.2071	$1,843
September 27, 2025	September 30, 2025	October 31, 2025	$0.2075	$1,965

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Nine Months Ended September 30, 2025
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$16
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$17
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$17
April 27, 2025	April 30, 2025	May 28, 2025	$0.2200	$17
May 28, 2025	May 31, 2025	June 26, 2025	$0.2200	$19
June 27, 2025	June 30, 2025	July 29, 2025	$0.2200	$19
July 28, 2025	July 31, 2025	August 29, 2025	$0.2200	$21
August 28, 2025	August 31, 2025	September 30, 2025	$0.2200	$22
September 27, 2025	September 30, 2025	October 31, 2025	$0.2200	$23

For the Nine Months Ended September 30, 2024
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2300	$7,355
February 26, 2024	February 29, 2024	March 31, 2024	$0.2300	$7,809
March 28, 2024	March 31, 2024	April 30, 2024	$0.2300	$9,064
April 27, 2024	April 30, 2024	May 31, 2024	$0.2300	$9,566
May 28, 2024	May 31, 2024	June 30, 2024	$0.2300	$9,937
June 27, 2024	June 30, 2024	July 31, 2024	$0.2300	$10,987
July 28, 2024	July 31, 2024	August 31, 2024	$0.2300	$11,247
August 28, 2024	August 31, 2024	September 30, 2024	$0.2400	$12,183
September 27, 2024	September 30, 2024	October 31, 2024	$0.2400	$12,615

For the Nine Months Ended September 30, 2024
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2246	$329
February 26, 2024	February 29, 2024	March 31, 2024	$0.2250	$363
March 28, 2024	March 31, 2024	April 30, 2024	$0.2246	$410
April 27, 2024	April 30, 2024	May 31, 2024	$0.2248	$439
May 28, 2024	May 31, 2024	June 30, 2024	$0.2246	$531
June 27, 2024	June 30, 2024	July 31, 2024	$0.2248	$575
July 28, 2024	July 31, 2024	August 31, 2024	$0.2246	$603
August 28, 2024	August 31, 2024	September 30, 2024	$0.2346	$686
September 27, 2024	September 30, 2024	October 31, 2024	$0.2348	$724

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Nine Months Ended September 30, 2024
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2246	$3
February 26, 2024	February 29, 2024	March 31, 2024	$0.2250	$11
March 28, 2024	March 31, 2024	April 30, 2024	$0.2246	$12
April 27, 2024	April 30, 2024	May 31, 2024	$0.2248	$10
May 28, 2024	May 31, 2024	June 30, 2024	$0.2246	$10
June 27, 2024	June 30, 2024	July 31, 2024	$0.2248	$6
July 28, 2024	July 31, 2024	August 31, 2024	$0.2246	$7
August 28, 2024	August 31, 2024	September 30, 2024	$0.2346	$10
September 27, 2024	September 30, 2024	October 31, 2024	$0.2348	$11

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Plan

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding.

The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents the share repurchases completed during the nine months ended September 30, 2025:

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 29, 2025	259,680	0.4%	$25.30	December 31, 2024	$6,564	0
April 25, 2025	1,248,893	1.7%	$25.29	March 31, 2025	$31,530	0
July 28, 2025	249,741	0.3%	$25.31	June 30, 2025	$6,315	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

The following table presents the share repurchases completed during the nine months ended September 30, 2024:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 30, 2024	19,539	0.1%	$25.43	December 31, 2023	$487	0
April 25, 2024	—	—%	$25.40	March 31, 2024	$—	0
July 26, 2024	38,837	—%	$25.45	June 30, 2024	$969	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Character of Distributions
The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

All of the dividends declared during the nine months ended September 30, 2025 and 2024 were derived from ordinary income, as determined on a tax basis. Taxable income is an estimate and is not fully determined until the Company's tax return is filed.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 10.  Income Taxes
Taxable income generally differs from net increase (decrease) in net assets resulting from operations due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized gains or losses, as unrealized gains or losses are generally not included in taxable income until they are realized.

The Company makes certain adjustments to the classification of net assets as a result of permanent book-to-tax differences, which include differences in the book and tax basis of certain assets and liabilities, and nondeductible federal taxes or losses among other items. To the extent these differences are permanent, they are charged or credited to additional paid in capital or total distributable earnings (losses), as appropriate. There were $523,000 and $1,621,000 of permanent book-to-tax differences for the three and nine months ended September 30, 2025. In addition, there were $969,000 and $1,366,000 of permanent book-to-tax differences for the three and nine months ended September 30, 2024.

Note 11.  Financial Highlights
The following are financial highlights for a common share outstanding for Class I, S, and D for the nine months ended September 30, 2025 and 2024.

(Amounts in thousands, except share and per share amounts)	Nine Months Ended September 30, 2025
	Class I	Class S	Class D
Per share data:
Net asset value, beginning of period	$25.30	$25.30	$25.30
Net investment income (loss)(1)	1.92	1.80	1.92
Net realized and unrealized gain (loss)(2)	(0.08)	(0.07)	(0.08)
Total from operations	1.84	1.73	1.84
Dividends declared	(1.99)	(1.88)	(1.99)
Total increase (decrease) in net assets	(0.15)	(0.15)	(0.15)
Net asset value, end of period	$25.15	$25.15	$25.15
Shares outstanding, end of period	75,114,570	9,468,129	105,252
Total return(3)(12)	7.5%	7.0%	7.5%
Ratios / supplemental data
Ratio of total expenses to average net assets(4)(5)(6)	10.6%	11.4%	10.7%
Ratio of total net operating expenses to average net assets(4)(5)(7)	0.5%	0.6%	0.5%
Ratio of net investment income (loss) before taxes to average net assets(4)(5)(8)	10.4%	10.1%	10.5%
Ratio of net investment income (loss) after taxes to average net assets(4)(5)(9)	10.3%	9.9%	10.4%
Net assets, end of period	$1,888,984	$238,105	$2,647
Weighted average shares outstanding	66,685,287	6,867,437	87,223
Portfolio turnover rate(10)	12.7%	12.7%	12.7%
Asset coverage ratio(11)	212.1%	212.1%	212.1%

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

(Amounts in thousands, except share and per share amounts)	Nine Months Ended September 30, 2024
	Class I	Class S	Class D
Per share data:
Net asset value, beginning of period	$25.41	$25.41	$25.41
Net investment income (loss)(1)	2.14	2.09	2.09
Net realized and unrealized gain (loss)(2)	0.01	0.01	0.01
Total from operations	2.15	2.10	2.10
Dividends declared	(2.09)	(2.04)	(2.04)
Total increase (decrease) in net assets	0.06	0.06	0.06
Net asset value, end of period	$25.47	$25.47	$25.47
Shares outstanding, end of period	52,561,994	3,084,929	44,892
Total return(3)(12)	8.8%	8.6%	8.6%
Ratios / supplemental data
Ratio of total expenses to average net assets(4)(5)(6)	10.9%	11.2%	11.1%
Ratio of total net operating expenses to average net assets(4)(5)(7)	0.7%	0.7%	0.7%
Ratio of net investment income (loss) before taxes to average net assets(4)(5)(9)	11.2%	10.9%	10.9%
Ratio of net investment income (loss) after taxes to average net assets(4)(5)(9)	11.2%	10.9%	10.9%
Net assets, end of period	$1,338,930	$78,583	$1,144
Weighted average shares outstanding	43,300,760	2,271,939	36,172
Portfolio turnover rate(10)	14.3%	14.3%	14.3%
Asset coverage ratio(11)	197.1%	197.1%	197.1%

(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption includes the balancing amount derived from other figures in the schedule. The amount shown does not correspond with the aggregate amount for the period due to the effect of the timing of capital transactions.
(3)Total return is calculated as the change in NAV per share during the period, assuming dividends and distributions, if any, are reinvested in accordance with the Company’s distribution reinvestment plan, divided by the opening NAV per share. Total return does not include upfront transaction fee, if any.
(4)Annualized.
(5)Average net assets are computed using the average monthly net assets during the reporting period.
(6)Ratio of total expenses to average net assets is computed using total expenses net of waivers from the Administrator, if applicable. Included in total expenses are incentive fees of 1.5% , 1.5%, and 1.5% as a percent of average net assets for the nine months ended September 30, 2025 for Class I, Class S, and Class D. Included in total expenses are incentive fees of 1.2%, 1.2%, and 1.2%, respectively, as a percent of average net assets for the nine months ended September 30, 2024 for Class I, Class S, and Class D respectively. The impact of the waiver included in total expenses net of waivers was 0.3% and 0.2% for Class S and Class D shares, respectively, and was not applicable to Class I shares for the nine months ended September 30, 2025. The impact of the waiver included in total expenses net of waivers was 0.4% for Class S shares and was not applicable to Class D or Class I shares for the nine months ended September 30, 2024.
(7)Ratio of net operating expenses to average net assets is computed using total operating expenses net of interest expense, tax expense, organizational expense, offering expense, management fees, incentive fees, and waivers from the Administrator, if applicable.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
(8)Ratio of net investment income (loss) before taxes to average net assets does not include applicable tax expenses that are not attributable to the Company itself but are taxes to a consolidated subsidiary to the Company and thus shown on the Consolidated Statements of Operations.
(9)Ratio of net investment income (loss) after taxes to average net assets includes applicable tax expenses that are not attributable to the Company itself, but are taxes to a consolidated subsidiary to the Company and thus shown on the Consolidated Statements of Operations.
(10)Portfolio turnover rate is calculated using the lesser of total sales or total purchases over the average of the investments at fair value for the periods reported.
(11)Asset coverage ratio is equal to (i) the sum of (A) net assets at the end of the period and (B) total debt outstanding at the end of the period, divided by (ii) total debt outstanding at the end of the period.
(12)Not annualized.
Note 12.  Subsequent Events
The Company’s management evaluated subsequent events through the date of issuance of these consolidated financial statements. There have been no subsequent events that occurred that would require disclosure in, or would be required to be recognized in, these consolidated financial statements, except as discussed below:

Subsequent Activity, Subscriptions and Dividend Declarations

The Company received approximately $57 million of net proceeds, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares and Class D shares for subscriptions effective October 1, 2025. Additionally, the Company received approximately $51 million of net proceeds relating to the issuance of Class I shares, Class S shares and Class D shares for subscriptions effective November 1, 2025.

On October 23, 2025, the Company’s Board declared net distributions of $0.2200, $0.2147, and $0.2018 per Class I share, Class S share, and Class D share, respectively, payable on November 25, 2025 to shareholders of record as of October 31, 2025.

Effective October 28, 2025, the Company repurchased 204,639 shares for $5,107,898, net of Early Repurchase Deductions, when applicable.

Truist Credit Facility Amendment

On October 1, 2025, the Company, as borrower, entered into the Second Amendment to the Truist Credit Facility to, among other things: (i) reduce the interest rate on revolving loans to adjusted term SOFR plus 1.875% or, at the Company’s option, the alternate base rate plus 0.875%; provided that, the interest rate may be reduced further depending on the ratio of the borrowing base and certain outstanding indebtedness of the Company, as further described in the Truist Credit Facility, (ii) extend the termination date of the lenders’ obligation to make loans under the Truist Credit Facility from August 16, 2028 to October 1, 2029 and extend the final scheduled maturity date from August 16, 2029 to October 1, 2030, and (iii) remove the net worth covenant and liquidity covenant previously included in the existing Truist Credit Facility.

ASPV Credit Facility Amendment

On October 2, 2025, the ASPV Borrower, entered into the Second Amendment to the ASPV Credit Facility to, among other things: (i) reduce the interest rate on revolving loans from daily simple SOFR plus 2.40% per annum to daily simple SOFR plus 1.90% per annum, (ii) extend the termination date of the lenders’ obligation to make revolving commitments under the ASPV Credit Facility from August 9, 2027 to October 2, 2028 and extend the final scheduled maturity date from August 9, 2029 to October 2, 2030, and (iii) increase certain advance rates pursuant to the ASPV Credit Facility.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
In this quarterly report on Form 10-Q, or this "report," we refer to TPG Twin Brook Capital Income Fund (formerly known as, “AG Twin Brook Capital Income Fund”) and its consolidated subsidiaries as "we," "us," the "Company," "TCAP," or "our," unless we specifically state otherwise or the context indicates otherwise. We refer to our investment adviser, AGTB Fund Manager, LLC, as our "Adviser," and we refer to the direct parent company of our Adviser, Angelo, Gordon & Co., L.P., as "TPG Angelo Gordon." The Adviser serves as the Company’s Administrator and may also be referred to herein as "Administrator".
Forward-Looking Statements
The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in "Risk Factors" in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of and elsewhere in this Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TCAP, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this report. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the U.S. Securities and Exchange Commission (the “SEC”) including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This quarterly report on 10-Q contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).
Overview
We are an externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Delaware statutory trust on January 27, 2022, we are externally managed by the Adviser, a wholly-owned subsidiary of TPG Angelo Gordon, a diversified credit and real estate investing platform within TPG Inc. (“TPG”) (Nasdaq: TPG), a leading global alternative investment firm. Our Adviser is registered as an investment adviser with the SEC. We also have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

On March 17, 2025, our board of trustees (the “Board”) adopted the Fifth Amended and Restated Agreement and Declaration of Trust in order to address comments from certain state securities divisions. Further, to reflect comments from certain state securities divisions, on March 17, 2025, the Board adopted the Fourth Amended and Restated Bylaws (the “Fourth A&R Bylaws”), effective the same day.

Pursuant to our Investment Management Agreement, subject to the overall supervision of the Board, our Adviser manages our day-to-day operations, and provides investment advisory and management services to us. Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments, and monitoring our investments and portfolio companies on an ongoing basis.

Under our Investment Management Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer, general counsel and their respective staffs.
Investments
We invest principally in privately originated senior secured loans to U.S. middle market companies, which we believe have consistent capital needs and have not only been underserved in recent years by traditional providers of capital such as banks and the public debt markets, but also for a variety of reasons may prefer working with experienced non-bank lenders. Our origination strategy focuses on the middle market private equity community. This financing is utilized for a variety of purposes, including to fund organic growth, acquisitions, recapitalizations, management buyouts and leveraged buyouts for companies with revenue generally under $500 million. In describing our business, we generally use the term “middle market” to refer to companies with EBITDA of between $3 million and $50 million annually; however, we typically invest in companies with EBITDA of less than $25 million. Notwithstanding the foregoing, the Adviser may determine whether companies qualify as “middle market” in its sole discretion, and we may from time to time invest in larger or smaller companies.
By investing predominantly in senior secured debt, we expect to reduce our risk of principal loss and deliver more stable returns over time as compared with investments in bonds, unsecured loans, mezzanine investments and public, private and project equity. However, we may also invest opportunistically in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, and equity investments, as well as select other subordinated instruments either directly or through acquisitions in the secondary market.
The level of our investment activity depends on many factors, including the amount of debt and equity capital available to prospective portfolio companies, the level of merger, acquisition and refinancing activity for such companies, the availability of credit to finance transactions, the general economic environment and the competitive environment for the types of investments we make.
As a BDC, we must invest at least 70% of our assets in “eligible portfolio companies,” generally, U.S. private operating companies (or small U.S. public operating companies with a market capitalization of less than $250 million). As a BDC, we may also invest up to 30% of our portfolio in non-eligible portfolio company investments, such as investments in non-U.S. companies, which may include investments in a “passive foreign investment company.” Because we have elected to be regulated as a BDC, and we intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code, our portfolio will also be subject to the diversification and other requirements under the Code. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other TPG Angelo Gordon funds. From time to time, we may co-invest with other TPG Angelo Gordon funds.
Revenues
We generate revenues primarily through the receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees and from dividends on direct equity investments. In addition, we may generate revenue in the form of commitment, origination, administration, amendment, and loan servicing fees. Loan origination fees, original issue discount and market discount or premium are capitalized as part of the underlying cost of the investments and accreted or amortized over the life of the investment as interest income. We record contractual prepayment premiums on loans and debt securities as interest income.
Our debt investment portfolio consists of primarily floating rate loans. As of September 30, 2025, 99.9% of our debt investments, based on fair value, bore interest at floating rates, which may be subject to interest rate floors. Variable-rate investments subject to a floor generally reset periodically to the applicable floor, only if the floor exceeds the index. Trends in base interest rates, such as Term SOFR, may affect our net investment income over the long term. In addition, our results may vary from period to period depending on the interest rates of new investments made during the period compared to investments that were sold or repaid during the period; these results reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macroeconomic trends.

Dividend income that we receive from our ownership of private securities is recorded pursuant to the terms of the respective investments.
Expenses
Our primary operating expenses include the payment of fees to the Adviser under the Investment Management Agreement, our allocable portion of expenses under the Administration Agreement, interest expense related to borrowings outstanding, and other operating costs described below.
We are responsible for all costs and expenses incurred in connection with the operations of the Company and locating, structuring, consummating, maintaining and disposing of investments and potential investments (whether or not the acquisition is consummated), including but not limited to legal, regulatory, accounting and other professional or third-party costs or disbursements including travel, rent or lodging, out-of-pocket expenses of the Adviser, the fees and expenses of any independent counsel engaged by the Adviser and out-of-pocket expenses related to third-party service providers (including loan servicer fees), placement agent fees and expenses, advertising expenses, litigation expenses, brokerage commissions, clearing and settlement charges and other transaction costs, custody fees, interest expenses, financing charges, initial and variation margin, broken deal expenses, compensation (which may include fees or performance-based compensation) of Advisers, consultants and finders, joint venture partners, or other professionals relating to the Company’s operations and investments or potential investments (whether or not completed), which may include costs incurred to attend or sponsor networking and other similar events hosted by both for-profit and not-for-profit organizations (which may include organizations affiliated with current or prospective investors), specific expenses incurred in connection with the Company’s information and data technology systems, fees of pricing and valuation services, appraisal costs and brokerage expenses. We will also bear all commitment fees and any transfer or recording taxes, registration fees and other expenses in connection with acquisitions and dispositions of investments, and all expenses relating to the ownership and operation of investments, including taxes, interest, insurance, and other fees and expenses. Travel expenses may include first-class airfare and limited use of private or charter aircraft, as well as premium accommodations, in accordance with our Adviser’s policies related thereto.
In addition, we will bear all costs of the administration of the Company, including but not limited to accounting expenses (including accounting systems) and expenses relating to audit, legal and regulatory expenses (including filings with U.S. and non-U.S. regulators and compliance obligations), costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws, fees and expenses of any administrators in connection with the administration of the Company, expenses relating to the maintenance of registered offices of the Company to the extent provided by unaffiliated service providers, temporary office space of non-employee consultants or auditors, blue sky and corporate filing fees and expenses, corporate licensing expenses, indemnification expenses, costs of holding any meetings or conferences of investors or their delegates or Advisers (including meetings of the Adviser and related activities), Independent Trustees’ fees and expenses, costs of any litigation or threatened litigation or costs of any investigation or legal inquiries involving Company activities (including regulatory sweeps), the cost of any liability insurance or fidelity coverage for the Company, including any trustees’ and officers’ liability insurance and key-person life insurance policies, maintained with respect to liabilities arising in connection with the activities of our trustees and officers conducted on behalf of the Company, costs associated with reporting and providing information to existing and prospective investors, including printing and mailing costs, wind-up and liquidation expenses, and any extraordinary expenses arising in connection with the operations of the Company.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.
Leverage
In accordance with the 1940 Act, we can borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations. As market conditions permit and at the discretion of our Adviser, we currently estimate that our portfolio will be approximately 1.00-1.10x levered consistent with our target leverage profile of 0.90x – 1.25x. We may from time to time increase the size of our existing credit facilities, enter into new credit facilities or issue new debt securities. Any such incurrence would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors.

As of September 30, 2025, we had borrowings of $1.89 billion outstanding at an average all-in rate of 6.76%, which is included in debt on the consolidated statements of assets and liabilities. As of December 31, 2024, the Company had borrowings of $1.75 billion outstanding at an average all-in rate of 7.56%. We incurred approximately $33.5 million and $95.5 million and $18.3 million and $32.4 million of interest and unused commitment fees for the three and nine months ended September 30, 2025 and 2024, respectively, which is included in interest expense on the consolidated statements of operations. The carrying values of borrowings outstanding under the debt facilities approximate fair value. See Note 5 to the consolidated financial statements for information on the Company’s debt.
Portfolio and Investment Activity
As of September 30, 2025, based on fair value, our portfolio consisted of 97.52% first lien senior secured debt investments and 2.48% investments in affiliated funds that hold our equity co-investments. As of December 31, 2024, based on fair value, our portfolio consisted of 97.45% first lien senior secured debt investments and 2.55% investments in affiliated funds that hold our equity co-investments.
As of September 30, 2025, we had investments in 258 portfolio companies with an aggregate fair value of $3.9 billion. As of December 31, 2024, we had investments in 234 portfolio companies with an aggregate fair value of $3.2 billion.
Our investment activity for the three months ended September 30, 2025 and 2024 is presented below (information presented herein is at par value unless otherwise indicated).

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Principal amount of investments committed (including add-ons):
First lien senior secured debt investments	$566,634	$746,778
Investment in affiliated funds	6,031	6,514
Total principal amount of investments committed	$572,665	$753,292
Principal amount of investments sold or repaid:
First lien senior secured debt investments	$(154,333)	$(197,471)
Investment in affiliated funds	(1,865)	(650)
Total principal amount of investments sold or repaid	$(156,198)	$(198,121)
New debt investments(1):
New commitments	$324,409	$434,581
Number of new commitments in new portfolio companies(2)	15	12
Average new commitment amount	$21,627	$36,215
Weighted average term for new commitments (in years)	4.4	4.5
Percentage of new commitments at floating rates	100.0%	100.0%
Percentage of new commitments at fixed rates	—%	—%
(1)Amounts shown exclude add-on transactions to existing portfolio companies during the period.
(2)Number of new debt investment commitments represent commitments to a particular portfolio company.

As of September 30, 2025 and December 31, 2024 our investments consisted of the following:

	September 30, 2025		December 31, 2024
(Amounts in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured debt	$3,820,975	$3,804,000	$3,084,605	$3,080,554
Sponsor subordinated note	413	18	14	15
Investment in affiliated funds	85,589	96,668	74,552	80,654
Total investments	$3,906,977	$3,900,686	$3,159,171	$3,161,223

The table below describes investments by industry composition based on fair value as of September 30, 2025 and December 31, 2024:

	September 30, 2025(1)	December 31, 2024
Aerospace and defense	2.2%	2.1%
Air freight and logistics	0.6%	0.7%
Auto components	2.8%	3.6%
Building products	0.5%	0.5%
Chemicals	2.5%	1.3%
Commercial services and supplies	3.7%	3.7%
Construction and engineering	4.7%	3.4%
Containers and packaging	2.7%	2.6%
Distributors	0.1%	0.1%
Diversified consumer services	6.5%	6.0%
Diversified telecommunication services	0.2%	0.2%
Electrical equipment	1.5%	1.6%
Electronic equipment, instruments and components	1.1%	0.1%
Food and staples retailing	1.5%	1.5%
Food products	2.1%	2.1%
Gas utilities	—%	—%
Health care equipment and supplies	3.6%	2.9%
Health care providers and services	23.7%	24.9%
Health care technology	1.3%	1.2%
Household durables	3.7%	4.3%
Industrial conglomerates	0.4%	0.5%
Insurance	0.5%	0.3%
Interactive media and services	0.5%	0.7%
Internet and direct marketing retail	0.6%	0.7%
IT services	2.4%	1.8%
Leisure equipment and products	0.2%	0.2%
Leisure products	—%	—%
Life sciences tools and services	1.4%	1.4%
Machinery	3.5%	4.1%
Media	8.0%	9.2%
Metals and mining	—%	0.1%
Multiline Retail	1.5%	1.6%
Multisector holdings	2.5%	2.6%
Pharmaceuticals	—%	—%

	September 30, 2025(1)	December 31, 2024
Personal products	—%	—%
Professional services	1.0%	1.1%
Real estate management and development	0.1%	0.1%
Semiconductors and semiconductor equipment	—%	—%
Software	2.5%	2.8%
Specialty retail	0.5%	0.5%
Textiles, apparel and luxury goods	0.8%	1.1%
Trading companies and distributors	8.5%	8.3%
Water utilities	0.1%	0.1%
Total	100.0%	100.0%
(1)Certain industries round to less than 0.1%
As of September 30, 2025, approximately 100.0% of our investments were based in the United States and approximately 0.0% were based in Canada. As of December 31, 2024, approximately 100.0% of our investments were based in the United States and approximately 0.0% were based in Canada.
The weighted average yields and interest rates of our funded debt investments as of September 30, 2025 and December 31, 2024 were as follows:

	September 30, 2025	December 31, 2024
Weighted average total yield of funded debt investments at cost (1)	9.6%	10.1%
Weighted average total yield of funded debt investments at fair value(1)	9.6%	10.1%
Weighted average spread over reference rates of all floating rate funded debt investments	5.4%	5.6%
(1)Calculated using actual interest rates in effect as of September 30, 2025 and December 31, 2024 based on borrower elections.
The weighted average yield of our funded debt investments is not the same as a return on investment for our shareholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates of each investment as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.
As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all debt investments on a scale of A to F. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
A	A loan supported by exceptional financial strength, stability and liquidity;
B	As a general rule, a new transaction will be risk rated a “B” loan. Overtime, a “B” loan is supported by good financial strength, stability and liquidity;
C	A loan that is exhibiting deteriorating trends, which if not corrected could jeopardize repayment of the debt. In general, a default by the borrower of one of its financial performance covenants (leverage or coverage ratios) would warrant a downgrade of a loan to a risk rating of “C”;
D	A loan that has a well-defined weakness that jeopardizes the repayment of the debt or the ongoing enterprise value of the borrower;
E	A loan that has an uncured payment default; and
F	An asset that is considered uncollectible or of such little value that its continuance as a booked asset is unwarranted.
Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated C through F, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The following table shows the composition of our debt investments on the A to F rating scale as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
Investment Rating	Investments at Fair Value	Percentage of Total Debt Investments	Investments at Fair Value	Percentage of Total Debt Investments
(Amounts in thousands)
A	$—	—	$—	—
B	3,737,132	98.2%	3,037,796	98.6%
C	51,477	1.4%	29,483	0.9%
D	6,414	0.2%	8,179	0.3%
E	8,994	0.2%	5,111	0.2%
F	—	—	—	—
Total	$3,804,017	100.0%	$3,080,569	100.0%

The following table shows the amortized cost of our performing and non-accrual debt investments as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
(Amounts in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$3,816,060	99.9%	$3,078,161	99.8%
Non-accrual	5,328	0.1%	6,458	0.2%
Total	$3,821,388	100.0%	$3,084,619	100.0%
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Adviser’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in the Adviser’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Results of Operations
The following table represents the operating results for the three and nine months ended September 30, 2025 and 2024:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Total investment income	$103,744	$80,244	$288,552	$192,725
Less: expenses and taxes	52,078	41,589	147,988	95,431
Net investment income (loss)	51,666	38,655	140,564	97,294
Net realized gain (loss)	255	874	1,055	1,153
Net change in unrealized gain (loss)	(11,700)	(42)	(8,685)	(2)
Net increase (decrease) in net assets resulting from operations	$40,221	$39,487	$132,934	$98,445
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio.

Investment Income
Investment income for the three and nine months ended September 30, 2025 and 2024, were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Interest	$100,451	$78,485	$280,234	$186,072
Payment-in-kind interest	1,232	478	3,476	1,756
Other	2,061	1,281	4,842	4,897
Total investment income	$103,744	$80,244	$288,552	$192,725

Increases in interest and other investment income were driven by deployment of capital and an increase in investment activity. Total investments as of September 30, 2025 were $3.9 billion as compared to $2.8 billion as of September 30, 2024.

Expenses
Expenses for the three and nine months ended September 30, 2025, and 2024, were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Interest	$34,939	$28,603	$99,497	$63,730
Income incentive fees	7,388	5,545	20,192	13,936
Capital gains incentive fees	(277)	115	—	169
Management fees	6,284	4,150	16,786	10,234
Other	764	772	3,065	1,390
Professional fees	929	858	2,052	1,943
Offering costs	523	326	1,621	1,042
Administrative fees	248	489	1,078	1,084
Accounting fees	284	139	712	449
Insurance fees	122	144	387	605
Trustees' fees	59	62	175	152
Distribution and shareholder servicing fees:
Class S	470	157	1,101	368
Class D	2	1	4	2
Total expenses	$51,735	$41,361	$146,670	$95,104
Distribution and shareholder servicing fees waived
Class S	(138)	(111)	(324)	(260)
Class D	(2)	—	(4)	—
Net expenses	$51,595	$41,250	$146,342	$94,844
Increases in interest and other expenses were driven by the Company’s continued deployment of capital, elevated interest rates and an increase in investment activity and leverage.
Increases in incentive fees are correlated to an increase in results from operations. For the three and nine months ended September 30, 2025, there were net increases in net assets resulting from operations of $40.2 million and $132.9 million, driving the increase in incentive fees, compared to the three and nine months ended September 30, 2024, there were net increases in net assets resulting from operations of $39.5 million and $98.4 million. Increases in management fees were driven by the increase in net assets during the periods presented. The increase in net assets was primarily driven by net capital activity.

Under the terms of the Administration Agreement and Investment Management Agreement, we reimburse the Administrator and Adviser, respectively, for services performed for us. In addition, pursuant to the terms of these agreements, the Administrator and Adviser may delegate its obligations under these agreements to an affiliate or to a third party and we reimburse the Administrator and Adviser for any services performed for us by such affiliate or third party.
For the three and nine months ended September 30, 2025, the Administrator charged approximately $248,000 and $1.1 million for certain costs and expenses allocable to the Company under the terms of the Administration Agreement. For the three and nine months ended September 30, 2024, the Administrator charged approximately $489,000 and $1.1 million for certain costs and expenses allocable to the Company under the terms of the Administration Agreement.

Income Taxes, including Excise Taxes
We intend to elect to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To continue to qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from corporate-level U.S. federal income taxes.
Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income. For the three and nine months ended September 30, 2025 and 2024, we did not accrue U.S. federal excise tax.

We conduct certain activities through our wholly-owned subsidiaries, Twin Brook Equity XVIII Corp., and Twin Brook Equity XXXIII Corp., both of which are Delaware corporations. They are treated as corporations for United States federal income tax purposes and are subject to U.S. federal, state or local income tax. For the three and nine months ended September 30, 2025, the Company accrued $236,000 and $399,000 current federal tax. For the three and nine months ended September 30, 2024, the Company accrued $2,000 and $34,000 current federal tax. For the three and nine months ended September 30, 2025 and 2024, the Company accrued approximately $247,000, $1.2 million, $337,000, and $553,000, respectively, of deferred federal tax related to the corporations, which is included in “deferred federal tax provision” on the consolidated statements of operations. On December 23, 2024, Twin Brook Equity XVIII Corp. was merged with and into its direct parent, Twin Brook Equity XXXIII Corp., with Twin Brook Equity XXXIII Corp. continuing as the surviving entity.
Net Change in Unrealized Gains (Losses) on Investment Transactions
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. During the three and nine months ended September 30, 2025 and 2024, net unrealized gains (losses) on our investment transactions were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Non-controlled, non-affiliated investments	(11,252)	(441)	$(13,320)	$(1,527)
Non-controlled, affiliated investments	168	1,790	4,977	2,879
Interest rate swaps and options	(630)	(1,387)	(304)	(1,387)
Foreign currency forward contracts	14	(4)	(38)	33
Net change in unrealized gain (loss) on investment transactions	$(11,700)	$(42)	$(8,685)	$(2)

For the three months ended September 30, 2025, the net unrealized losses from non-affiliated investments were primarily driven by increased market volatility, offset by unrealized gains driven on equity investments held through our interest in the affiliated funds, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC. The unrealized loss on interest rate swaps and options represents the unrealized losses on interest rate options from changes in SOFR.

Net Realized Gains (Losses) on Investment Transactions
The realized gains and losses on fully and partially exited portfolio companies during the three and nine months ended September 30, 2025 and 2024, were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Non-controlled, non-affiliated investments	$(175)	$369	$(125)	$599
Non-controlled, affiliated investments	466	514	1,180	549
Foreign currency forward contracts	(36)	(9)	—	5
Net realized gain (loss) on investments	$255	$874	$1,055	$1,153
Financial Condition, Liquidity, and Capital Resources
Our liquidity and capital resources are generated primarily from the net proceeds of our continuous offering of common shares, cash flows from interest, dividends and fees earned from our investments and principal repayments, and credit facilities. The primary uses of our cash are (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying our Adviser and Administrator or its affiliates), (3) debt service of any borrowings and (4) cash distributions to the holders of our shares.
We may from time to time increase the size of our existing credit facilities. Any such incurrence would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As market conditions permit and at the discretion of our Adviser, we currently estimate that our portfolio will be approximately 1.00-1.10x levered consistent with our target leverage profile of 0.90x – 1.25x. There were $1.9 billion outstanding borrowings as of September 30, 2025. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitments we are required to fund.
Cash as of September 30, 2025, taken together with our available debt capacity of $541.5 million, is expected to be sufficient for our investing activities and to conduct our operations.
As of September 30, 2025 we had $152.5 million in cash. During the nine months ended September 30, 2025, we used $606.3 million in cash for operating activities, primarily as a result of funding portfolio investments of $1,169.3 million and partially offset by other operating activities of $563.0 million. Net cash provided by financing activities was $597.7 million during the period, primarily the result of proceeds from the issuance of common shares and debt borrowings.
Equity
As of September 30, 2025, the Company had 84,687,951 shares issued and outstanding with a par value of $0.001 per share.
The following tables summarize transactions in common shares during the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	6,861,291	$173,583	18,492,888	$467,743
Share transfers between classes	—	—	9,899	251
Distributions reinvested	465,967	11,803	1,232,284	31,183
Repurchased shares, net of early repurchase reduction	(249,741)	(6,315)	(1,743,574)	(44,043)
Net increase (decrease)	7,077,517	$179,071	17,991,497	$455,134

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	1,836,375	$46,458	5,504,034	$139,191
Share transfers between classes	—	—	(6,911)	(175)
Distributions reinvested	101,366	2,576	248,387	6,294
Repurchased shares, net of early repurchase reduction	—	1	(7,143)	(174)
Net increase (decrease)	1,937,741	$49,035	5,738,367	$145,136

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	17,339	$439	41,331	$1,046
Share transfers between classes	—	—	(2,989)	(76)
Distributions reinvested	844	21	2,128	53
Repurchased shares, net of early repurchase reduction	—	—	(7,597)	(192)
Net increase (decrease)	18,183	$460	32,873	$831

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	4,537,474	$115,538	21,721,263	$551,935
Share transfers between classes	—	—	19,456	495
Distributions reinvested	297,399	7,572	654,113	16,653
Repurchased shares, net of early repurchase reduction	(38,837)	(970)	(58,376)	(1,457)
Net increase (decrease)	4,796,036	$122,140	22,336,456	$567,626

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	487,599	$12,415	1,803,868	$45,879
Share transfers between classes	—	—	(4,112)	(105)
Distributions reinvested	44,407	1,131	103,964	2,645
Net increase (decrease)	532,006	$13,546	1,903,720	$48,419

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Shares	Amount in Thousands	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	15,317	$390	45,623	$1,160
Share transfers between classes	—	—	(15,344)	(390)
Distributions reinvested	519	13	1,913	49
Net increase (decrease)	15,836	$403	32,192	$819

Net Asset Value per Share and Offering Price
The Company determines net asset value (“NAV”) for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table presents each month-end NAV per share for the common shares during the nine months ended September 30, 2025:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2025	$25.28	$25.28	$25.28
February 28, 2025	$25.28	$25.28	$25.28
March 31, 2025	$25.29	$25.29	$25.29
April 30, 2025	$25.30	$25.30	$25.30
May 31, 2025	$25.29	$25.29	$25.29
June 30, 2025	$25.31	$25.31	$25.31
July 31, 2025	$25.29	$25.29	$25.29
August 31, 2025	$25.30	$25.30	$25.30
September 30, 2025	$25.15	$25.15	$25.15

Dividends
We plan to make monthly dividends at the Board’s discretion. The following tables reflect dividends declared on common shares during the nine months ended September 30, 2025.

For the Nine Months Ended September 30, 2025
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$13,438
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$13,365
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$13,788
April 27, 2025	April 30, 2025	May 28, 2025	$0.2200	$14,121
May 28, 2025	May 31, 2025	June 26, 2025	$0.2200	$14,580
June 27, 2025	June 30, 2025	July 29, 2025	$0.2200	$14,969
July 28, 2025	July 31, 2025	August 29, 2025	$0.2200	$15,479
August 28, 2025	August 31, 2025	September 30, 2025	$0.2200	$16,136
September 27, 2025	September 30, 2025	October 31, 2025	$0.2200	$16,525

For the Nine Months Ended September 30, 2025
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2171	$933
February 25, 2025	February 28, 2025	March 27, 2025	$0.2084	$969
March 28, 2025	March 31, 2025	April 28, 2025	$0.2071	$1,159
April 27, 2025	April 30, 2025	May 28, 2025	$0.2075	$1,307
May 28, 2025	May 31, 2025	June 26, 2025	$0.2071	$1,467
June 27, 2025	June 30, 2025	July 29, 2025	$0.2075	$1,563
July 28, 2025	July 31, 2025	August 29, 2025	$0.2071	$1,691
August 28, 2025	August 31, 2025	September 30, 2025	$0.2071	$1,843
September 27, 2025	September 30, 2025	October 31, 2025	$0.2075	$1,965

For the Nine Months Ended September 30, 2025
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$16
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$17
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$17
April 27, 2025	April 30, 2025	May 28, 2025	$0.2200	$17
May 28, 2025	May 31, 2025	June 26, 2025	$0.2200	$19
June 27, 2025	June 30, 2025	July 29, 2025	$0.2200	$19
July 28, 2025	July 31, 2025	August 29, 2025	$0.2200	$21
August 28, 2025	August 31, 2025	September 30, 2025	$0.2200	$22
September 27, 2025	September 30, 2025	October 31, 2025	$0.2200	$23

The following tables reflect dividends declared on common shares for the nine months ended September 30, 2024:

For the Nine Months Ended September 30, 2024
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2300	$7,355
February 26, 2024	February 29, 2024	March 31, 2024	$0.2300	$7,809
March 28, 2024	March 31, 2024	April 30, 2024	$0.2300	$9,064
April 27, 2024	April 27, 2024	May 31, 2024	$0.2300	$9,566
May 28, 2024	May 28, 2024	June 30, 2024	$0.2300	$9,937
June 27, 2024	June 27, 2024	July 31, 2024	$0.2300	$10,987
July 28, 2024	July 31, 2024	August 31, 2024	$0.2300	$11,247
August 28, 2024	August 31, 2024	September 30, 2024	$0.2400	$12,183
September 27, 2024	September 30, 2024	October 31, 2024	$0.2400	$12,615

For the Nine Months Ended September 30, 2024
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2246	$329
February 26, 2024	February 29, 2024	March 31, 2024	$0.2250	$363
March 28, 2024	March 31, 2024	April 30, 2024	$0.2246	$410
April 27, 2024	April 30, 2024	May 31, 2024	$0.2248	$439
May 28, 2024	May 31, 2024	June 30, 2024	$0.2246	$531
June 27, 2024	June 30, 2024	July 31, 2024	$0.2248	$575
July 28, 2024	July 31, 2024	August 31, 2024	$0.2246	$603
August 28, 2024	August 31, 2024	September 30, 2024	$0.2346	$686
September 27, 2024	September 30, 2024	October 31, 2024	$0.2348	$724

For the Nine Months Ended September 30, 2024
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2024	January 31, 2024	February 29, 2024	$0.2246	$3
February 26, 2024	February 29, 2024	March 31, 2024	$0.2250	$11
March 28, 2024	March 31, 2024	April 30, 2024	$0.2246	$12
April 27, 2024	April 30, 2024	May 31, 2024	$0.2248	$10
May 28, 2024	May 31, 2024	June 30, 2024	$0.2246	$10
June 27, 2024	June 30, 2024	July 31, 2024	$0.2248	$6
July 28, 2024	July 31, 2024	August 31, 2024	$0.2246	$7
August 28, 2024	August 31, 2024	September 30, 2024	$0.2346	$10
September 27, 2024	September 30, 2024	October 31, 2024	$0.2348	$11

Character of Distributions
The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser, which is subject to recoupment, or the Administrator, if any.

All of the dividends declared for the three and nine months ended September 30, 2025 and 2024 and were derived from ordinary income, as determined on a tax basis. Taxable income is an estimate and is not fully determined until the Company’s tax return is filed.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Plan
The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding.

The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents the share repurchases completed during the nine months ended September 30, 2025:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 29, 2025	259,680	0.4%	$25.30	December 31, 2024	$6,564	0
April 25, 2025	1,248,893	1.7%	$25.29	March 31, 2025	$31,530	0
July 28, 2025	249,741	0.3%	$25.31	June 30, 2025	$6,315	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.
The following table presents the share repurchases completed during the nine months ended September 30, 2024:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 30, 2024	19,539	0.1%	$25.43	December 31, 2023	$487	0
April 25, 2024	—	—%	$25.40	March 31, 2024	$—	0
July 26, 2024	38,837	—%	$25.45	June 30, 2024	$969	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Debt
In accordance with the 1940 Act, we can borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations.
For the three and nine months ended September 30, 2025 and 2024, the components of interest expense were as follows:

(Amounts in thousands)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Interest expense	$33,529	$27,394	$95,489	$61,097
Amortization of deferred financing costs	1,711	1,209	5,281	2,633
(Gain) loss from interest rate swaps accounted for as hedges and related hedged items
Interest rate swaps	(1,070)	—	(14,766)	—
Hedged items	769		13,493
Total interest expense	$34,939	$28,603	$99,497	$63,730
Average interest rate	6.73%	7.72%	6.76%	7.84%
Average daily borrowings	$1,790,090	$1,299,712	$1,735,364	$960,691

Credit Facilities

MSPV Credit Facility

On June 17, 2022, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “MSPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new loan and servicing agreement (as amended, supplemented or otherwise modified from time to time, the “MSPV Credit Facility”) with Twin Brook Capital Funding XXXIII, LLC, as the transferor (the “Transferor”), AGTB Fund Manager, LLC, as the servicer, Morgan Stanley Asset Funding, Inc., as administrative agent, the lenders from time to time party thereto and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, account bank and collateral custodian.
From time to time, the Transferor expects to sell and/or contribute certain investments to the MSPV Borrower. Proceeds from the MSPV Credit Facility will be used to finance the origination and acquisition of loans by the MSPV Borrower, including the purchase of such assets from the Transferor. The Company retains a residual interest in assets contributed to or acquired by the MSPV Borrower through its ownership of the MSPV Borrower. The MSPV Borrower is subject to meet financial covenants under the MSPV Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the MSPV Borrower was in compliance with all such covenants.

The MSPV Borrower may, subject to the applicable prepayment premium, prepay the loans and/or terminate or reduce the revolving commitments under the MSPV Credit Facility at any time without penalty. The obligation of the lenders to make revolving commitments under the MSPV Credit Facility will terminate on June 17, 2027 (the “Reinvestment Period”) with a scheduled final maturity date of May 28, 2029. The revolving loans are subject to an interest rate, during the Reinvestment Period, of Term SOFR plus 2.20% per annum and thereafter, Term SOFR plus 2.70% per annum. Prior to May 28, 2024, when the MSPV Credit Facility was amended, the Reinvestment Period terminated on June 17, 2025, the final maturity date was June 17, 2027, and the revolving loans were subject to an interest rate of Term SOFR plus 2.50% per annum during the Reinvestment Period and Term SOFR plus 3.00% per annum during the period following the Reinvestment Period. After the amendment on May 28, 2024, the MSPV Credit Facility permitted prepayment and release of collateral in connection with certain collateralized loan obligation transactions. The other material terms of the MSPV Credit Facility were unchanged.

ASPV Credit Facility

On December 13, 2022, Twin Brook Capital Funding XXXIII ASPV, LLC, as borrower (the “ASPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new Loan, Security and Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, the “ASPV Credit Facility”), with the Transferor, AGTB Fund Manager, LLC, as the collateral manager, Ally Bank, as administrative agent and arranger, Computershare Trust Company, National Association, as the collateral custodian, and the lenders from time to time party thereto. On September 19, 2023 the ASPV Credit Facility was amended to appoint Western Alliance Trust Company, N.A., as the successor collateral custodian, and Computershare Trust Company, N.A. resigned as collateral custodian.

From time to time, the Transferor expects to sell and/or contribute certain investments to the ASPV Borrower. Proceeds from the ASPV Credit Facility will be used to finance the origination and acquisition of loans by the ASPV Borrower, including the purchase of such assets from the Transferor. The Company retains a residual interest in assets contributed to or acquired by the ASPV Borrower through its ownership of the ASPV Borrower.

The ASPV Credit Facility created a revolving loan facility with an initial maximum principal amount of $300 million, subject to availability under a borrowing base which consists primarily of commercial loans acquired by the ASPV Borrower from the Transferor, a wholly-owned subsidiary of the Company. The ASPV Borrower may, subject to the applicable prepayment premium, prepay the loans and/or terminate or reduce the revolving commitments under the ASPV Credit Facility at any time without penalty. The obligation of the lenders to make revolving commitments under the ASPV Credit Facility will terminate on December 12, 2025 (the “Reinvestment Period”) with a scheduled final maturity date of December 12, 2027. The revolving loans will be subject to an interest rate of daily simple SOFR plus 2.875% per annum.

The ASPV Credit Facility is secured by all of the assets of the ASPV Borrower and a pledge of equity interests in the ASPV Borrower. The ASPV Borrower is subject to meet financial covenants under the ASPV Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the ASPV Borrower was in compliance with all such covenants.

On August 9, 2024, ASPV Borrower entered into Amendment No. 1 to Loan, Security and Collateral Management Agreement (the “First Amendment”), by and among ASPV Borrower, as borrower, AGTB Fund Manager, LLC, as the collateral manager, Ally Bank, as administrative agent, and swingline lender, Western Alliance Trust Company, N.A., as the collateral custodian, and the lenders from time to time party thereto, which amends the Loan, Security and Collateral Management Agreement dated as of December 13, 2022.

The First Amendment amends the ASPV Credit Facility to, among other things: (i) increase the initial maximum principal amount from $300 million to $500 million, subject to availability under a borrowing base, (ii) reduce the interest rate on revolving loans from daily simple SOFR plus 2.875% per annum to daily simple SOFR plus 2.40% per annum and (iii) extend the termination date of the lenders’ obligation to make revolving commitments under the ASPV Credit Facility from December 12, 2025 to August 9, 2027 and extend the final scheduled maturity date from December 12, 2027 to August 9, 2029.

Truist Credit Facility

On November 17, 2023, the Company, as borrower, entered into a new Senior Secured Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Truist Credit Facility”), with the lenders and issuing banks party thereto and Truist Bank, as administrative agent.

On August 16, 2024, the Truist Credit Facility was amended to, among other things: (i) increase the initial maximum principal amount from $300 million to $975 million, subject to availability under a borrowing base, (ii) increase the additional commitments that the Company may seek from new and existing lenders in the future, up to an aggregate facility size not to exceed $1,462,500,000, and (iii) extend the termination date of the lenders’ obligation to make loans under the Truist Credit Facility from November 17, 2027 to August 16, 2028 and extend the final scheduled maturity date from November 17, 2028 to August 16, 2029.

The Company may prepay any class of loans and/or terminate or reduce the revolving commitments of any class under the Truist Credit Facility at any time without penalty. The revolving loans will be subject to an interest rate of, at the Company’s option, adjusted term SOFR plus 2.00% or the alternate base rate plus 1.00%.

The Truist Credit Facility is guaranteed by Twin Brook Capital Funding XXXIII, LLC (the “Guarantor”), a direct and wholly owned subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The Truist Credit Facility is secured by all assets of the Company and the Guarantor. The Company is subject to financial covenants under the Truist Credit Facility agreement. As of September 30, 2025 and December 31, 2024, the Company was in compliance with all such covenants.

As of September 30, 2025, there are approximately $274.2 million in borrowings outstanding on the ASPV Credit Facility, $363.1 million borrowings outstanding on the MSPV Credit Facility and $146.2 million in borrowings outstanding on the Truist Credit Facility. Borrowings under the Company’s facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

The carrying values of borrowings outstanding under the debt facilities approximate fair value. As of September 30, 2025 and December 31, 2024, the asset coverage ratio was 212.1% and 188.3%, respectively.

Private Placement Notes

On March 19, 2024, the Company entered into a Note Purchase Agreement, governing the issuance of $90,000,000 aggregate principal amount of 7.69% Series A Senior Notes, Tranche A, due March 19, 2027 (the “Tranche A Notes”) and $150,000,000 aggregate principal amount of 7.78% Series A Senior Notes, Tranche B, due March 19, 2029 (the “Tranche B Notes”), to qualified institutional investors in a private placement. The Tranche A Notes and the Tranche B Notes bear interest at a rate equal to 7.69% per annum and 7.78% per annum, respectively. The Tranche A Notes and the Tranche B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Interest on the Tranche A Notes and the Tranche B Notes will be due semiannually on March 19 and September 19 of each year, beginning on September 19, 2024. The Tranche A Notes and the Tranche B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Tranche A Notes and the Tranche B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Tranche A Notes and the Tranche B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Company.

In connection with the Tranche A Notes and the Tranche B Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the Tranche A Notes and the Tranche B Notes in a qualifying hedge accounting relationship.

On October 15, 2024, the Company entered into a First Supplement to the Master Note Purchase Agreement, governing the issuance of $400 million aggregate principal amount of Series B Notes consisting of (i) $85 million aggregate principal amount of 6.42% Series B Senior Notes, Tranche A, due October 15, 2028 (the “Series B Tranche A Notes”), (ii) $25 million aggregate principal amount of Series B Senior Notes, Tranche B, due October 15, 2029 to be issued at a floating rate (the “Series B Tranche B Notes”), and (iii) $290 million aggregate principal amount of 6.52% Series B Senior Notes,

Tranche C, due October 15, 2029 (the “Series B Tranche C Notes,” collectively with the Series B Tranche A Notes and Series B Tranche B Notes, the “Series B Notes”), to qualified institutional investors in a private placement. The Series B Tranche B Notes bear interest at a floating interest rate equal to three-month SOFR plus 3.24% per annum. The Series B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company. All of the Series B Tranche A Notes and the Series B Tranche B Notes and $100 million of the Series B Tranche C Notes were delivered and paid for on October 15, 2024. Of the remaining Series B Tranche C Notes, $100 million and $90 million were delivered and paid for on November 14, 2024 and December 12, 2024, respectively.

On June 30, 2025, the Company entered into a Second Supplement to the Master Note Purchase Agreement dated as of March 19, 2024, governing the issuance of $100 million aggregate principal amount of Series C Notes consisting of (i) $25 million aggregate principal amount of 6.05% Series C Senior Notes, Tranche A, due June 30, 2028 (the “Tranche A Notes”), and (ii) $75 million aggregate principal amount of 6.40% Series C Senior Notes, Tranche B, due June 30, 2030 (the “Tranche B Notes,” together with the Tranche A Notes, the “Series C Notes”), to qualified institutional investors in a private placement. The Tranche A Notes and the Tranche B Notes bear interest at a rate equal to 6.05% per annum and 6.40% per annum, respectively. The Series C Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company. All of the Tranche A Notes and the Tranche B Notes were delivered and paid for on June 30, 2025

As of September 30, 2025, the Company was in compliance with all covenants and other requirements of each of the Tranche A Notes, Tranche B Notes, and Tranche C Notes.
Total debt consisted of the following as of September 30, 2025:

	As of September 30, 2025
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value(2)	Assets Pledged as Collateral(3)
ASPV Credit Facility	$500,000	$274,200	$58,956	$274,200	$501,263
MSPV Credit Facility	500,000	363,100	74,273	363,100	707,695
Truist Credit Facility	975,000	146,200	408,259	146,200	2,160,297
Series A Tranche A Notes	90,000	90,000	—	90,384	—
Series A Tranche B Notes	150,000	150,000	—	151,953	—
Series B Tranche A Notes	85,000	85,000	—	86,092	—
Series B Tranche B Notes	25,000	25,000	—	25,000	—
Series B Tranche C Notes	290,000	290,000	—	294,360	—
Series C Tranche A Notes	25,000	25,000	—	25,324	—
Series C Tranche B Notes	75,000	75,000	—	75,078	—
CLO Transaction	369,000	369,000	—	369,000	434,764
Total	$3,084,000	$1,892,500	$541,488	$1,900,691	$3,804,018
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Carrying value is inclusive of adjustments for the change in fair value of the effective hedge relationship
(3)Fair market value of the assets held as collateral in the respective credit facility.

Total debt consisted of the following as of December 31, 2024:

	As of December 31, 2024
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value	Assets Pledged as Collateral(2)
ASPV Credit Facility	$500,000	$251,300	$69,062	$251,300	$493,142
MSPV Credit Facility	500,000	191,400	101,922	191,400	505,122
Truist Credit Facility	975,000	299,600	546,860	299,600	1,639,675
Series A Tranche A Notes	90,000	90,000	—	89,732	—
Series A Tranche B Notes	150,000	150,000	—	148,799	—
Series B Tranche A Notes	85,000	85,000	—	84,330	—
Series B Tranche B Notes	25,000	25,000	—	25,000	—
Series B Tranche C Notes	290,000	290,000	—	286,838	—
CLO Transaction	369,000	369,000	—	369,000	442,629
Total	$2,984,000	$1,751,300	$717,844	$1,745,999	$3,080,569
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Fair market value of the assets held as collateral in the respective credit facility.
Debt Securitizations

On May 30, 2024, the Company completed an approximately $445.0 million term debt securitization (the “CLO Transaction”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. The secured notes issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by Twin Brook CLO 2024-1 LLC (the “Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The following table presents information on the secured notes and equity interests in the CLO Transaction:

	As of September 30, 2025
(Amounts in thousands)	Principal Outstanding	Interest Rate	Credit Rating
Class A Senior Secured Floating Rate Notes	$161,000	SOFR + 1.90%	AAA(sf)
Class A-L Senior Secured Floating Rate Loans	$100,000	SOFR + 1.90%	AAA(sf)
Class B Senior Secured Floating Rate Notes	$45,000	SOFR + 2.30%	AA(sf)
Class C Senior Secured Floating Rate Notes	$36,000	SOFR + 2.95%	A(sf)
Class D Senior Secured Floating Rate Notes	$27,000	SOFR + 4.95%	BBB(sf)
Equity Interests[1]	$76,000	None	Not Rated
Total CLO Transaction	$445,000

The secured notes are scheduled to mature on July 20, 2036, unless redeemed by the Issuer, at the direction of the Adviser, serving as collateral manager, on any business day after July 20, 2026.

The Class A Notes, Class A-L Loans, Class B Notes, Class C Notes and Class D Notes (collectively, the “Secured Debt”) are the secured obligations of the Issuer and the Equity Interests are the unsecured obligations of Issuer. The Class A-L Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the indenture and related agreements. The indenture governing the CLO Transaction includes customary covenants and events of default.

As part of the CLO Transaction, an wholly owned subsidiary of the Company (the “Retention Holder”) sold and transferred certain middle market loans to the Issuer for the purchase price and other consideration set forth in a loan sale agreement and for future sales from the Retention Holder to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Secured Debt. In connection with such sale and transfer, the Retention Holder made customary representations, warranties and covenants to the Issuer.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Adviser serves as collateral manager to Issuer under a collateral management agreement and is entitled to receive fees for providing the services; however, the Adviser has waived its right to receive such fees but may rescind such waiver at any time.

Short-Term Debt

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements, whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180 days from the date it was transferred (each, a “Short Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of September 30, 2025 and December 31, 2024, the Company did not have borrowings under Short-Term Financing Transactions with a third party.
Off-Balance Sheet Arrangements
Portfolio Company Commitments
Our investment portfolio may contain debt investments that are in the form of revolving lines of credit and unfunded delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements. Unfunded portfolio company commitments and funded debt investments are presented on the consolidated schedule of investments at fair value. Unrealized appreciation or depreciation, if any, is included in the consolidated statements of assets and liabilities and consolidated statements of operations.
As of September 30, 2025 and December 31, 2024, we had unfunded commitments, including delayed draw term loans and revolvers, with an aggregate principal amount of $1.011 billion and $821 million, respectively.
We seek to carefully manage our unfunded portfolio company commitments for purposes of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage ratio, to cover any outstanding portfolio company unfunded commitments we are required to fund.
Contractual Obligations
A summary of our contractual payment obligations under our borrowing arrangements as of September 30, 2025 is as follows:

	Payment Due by Period
(Amounts in millions)	Total	Less than 1 year	1-3	3-5	More than 5 years
ASPV Credit Facility	$274.2	$—	$—	$274.2	$—
MSPV Credit Facility	$363.1	$—	$—	$363.1	$—
Truist Credit Facility	$146.2	$—	$—	$146.2	$—
Series A Tranche A Notes	$90.0	$—	$90.0	$—	$—
Series A Tranche B Notes	$150.0	$—	$—	$150.0	$—
CLO Transaction	$369.0	$—	$—	$—	$369.0
Series B Tranche A Notes	$85.0	$—	$—	$85.0	$—
Series B Tranche B Notes	$25.0	$—	$—	$25.0	$—
Series B Tranche C Notes	$290.0	$—	$—	$290.0	$—
Series C Tranche A Notes	$25.0	$—	$—	$25.0	$—
Series C Tranche B Notes	$75.0	$—	$—	$75.0	$—
Total	$1,892.5	$—	$90.0	$1,433.5	$369.0
Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the Investment Management Agreement, the Administration Agreement, Expense Support and Conditional Reimbursement Agreement and the Resource Sharing Agreement.
In addition to the aforementioned agreements, we intend to rely on exemptive relief that has been granted to us, our Adviser, and TPG Angelo Gordon to permit us to co-invest with other funds managed by TPG Angelo Gordon in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as any regulatory requirements and other pertinent factors. See “Item 1. – Notes to Consolidated Financial Statements – Note 6. Agreements and Related Party Transactions” for further description of our related party transactions.
Critical Accounting Policies
The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025, and elsewhere in our filings with the SEC. There have been no significant changes this quarter in our critical accounting policies and practices.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Uncertainty with respect to the economic effects of elevated interest rates in response to inflation, the Israel-Hamas war and the war in Russia and Ukraine has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below. We are subject to financial market risks, including valuation risk and interest rate risk.
Valuation Risk
We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and therefore, we will value these investments at fair value as determined in good faith by Adviser, pursuant to Rule 2a-5, based on, among other things, the input of independent third party valuation firm(s) engaged by the Adviser, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We may fund portions of our investments with borrowings on a short term basis, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.
As of September 30, 2025, 99.9% of our debt investments based on fair value in our portfolio were at floating rates. Our credit facilities bear interest at floating rates with no interest rate floor. Our unsecured notes, which bear interest at fixed rates, are hedged by fixed to floating interest rate swaps in order to align the interest rates of our liabilities with our investment portfolio.
Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2025, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments and leverage (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to Term SOFR and there are no changes in our investment and borrowing structure:

(Amounts in millions)	Interest Income	Interest Expense	Net Income
Up 200 basis points	$77.1	$23.1	$54.0
Up 100 basis points	$38.3	$11.5	$26.8
Down 100 basis points	$(38.3)	$(11.5)	$(26.8)
Down 200 basis points	$(76.5)	$(23.1)	$(53.4)
To a limited extent, we may in the future hedge against interest rate fluctuations by using hedging instruments such as futures, options, swaps and forward contracts, and credit hedging contracts, such as credit default swaps. However, no assurance can be given that such hedging transactions will be entered into or, if they are, that they will be effective.
Item 4. Controls and Procedures.
Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
Changes in Internal Controls over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during the period ended September 30, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION
Item 1. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 18, 2025 which could materially affect our business, financial condition and/or operating results. The risks are not the only risks we face. Additional risks and uncertainties are not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
We did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act. In addition to other information set forth in this report, you should carefully consider the information regarding repurchases discussed in Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share Repurchase Plan”, herein.

The following table sets forth information regarding repurchases of our Common Shares pursuant to a tender offer during the three months ended September 30, 2025 (dollar amounts in thousands, except per share amounts).

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
July 28, 2025	249,741	0.3%	$25.31	June 30, 2025	$6,315	0

(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.
During the fiscal quarter ended September 30, 2025, none of our trustees or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

Item 6. Exhibits.

Exhibit No.	Description
3.1
Fifth Amended and Restated Agreement and Declaration of Trust, dated March 17, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 18, 2025)

3.2	Fourth Amended and Restated Bylaws, dated March 17, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 18, 2025)
10.1	Second Supplement to Master Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2025)
31.1*	Certification of Trevor Clark pursuant to Securities Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Terrence Walters pursuant to Securities Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of Trevor Clark pursuant to Securities Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Terrence Walters pursuant to Securities Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
___________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused his report to be signed on its behalf by the undersigned thereunto duly authorized.

TPG Twin Brook Capital Income Fund

November 10, 2025	By:	/s/ Trevor Clark
Trevor Clark
Chief Executive Officer
(Principal Executive Officer)

November 10, 2025	By:	/s/ Terrence Walters
Terrence Walters
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)